SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Summit Bank Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Summit Bank Corporation, 4360 Chamblee Dunwoody Road, Atlanta, Georgia 30341, telephone (770) 454-0400.

(4)	Date Filed:

                    , 2006

PRELIMINARY PROXY MATERIAL

PROXY STATEMENT

SUMMIT BANK CORPORATION

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Summit Shareholders:

The Board of Directors of Summit Bank Corporation (“Summit”) has agreed to a merger of Summit into UCB Merger, LLC (the “Merger Sub”), a wholly owned subsidiary of UCBH Holdings, Inc. (“UCBH”). As part of the merger, The Summit National Bank, Summit’s banking subsidiary, will be merged into United Commercial Bank, UCBH’s banking subsidiary. Following the merger, the former Summit National Bank offices will operate under the name United Commercial Bank. The details of the merger are set forth in the Agreement and Plan of Merger dated September 18, 2006 among UCBH, the Merger Sub, and Summit.

If we complete the merger, you will be entitled to elect to receive, in consideration for your Summit shares, and subject to certain limitations set forth in the Agreement and Plan of Merger, either cash, shares of UCBH common stock, or a combination of cash and UCBH common stock.

Based on UCBH’s closing stock price on September 13, 2006 of $18.12 per share, the aggregate deal value was $175.5 million, or $24.50 per outstanding share of Summit common stock. Based on UCBH’s closing stock price of $             on                     , 2006, the most recent practicable date before mailing of this document, the aggregate deal value was $             million, or $             per outstanding Summit share. It is anticipated that after the merger is completed, approximately 4.8 million shares of UCBH common stock, or 5.1% of the total outstanding shares as of September 18, 2006, will be held by the former shareholders of Summit.

Each share of UCBH common stock will be unaffected by the merger and will remain outstanding. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS OF UCBH COMMON STOCK. UCBH common stock is listed on the Nasdaq Global Select Market under the symbol “UCBH.”

Your Board of Directors believes that the terms of the merger are fair and in the best interest of Summit and its shareholders. In reaching this decision, the board considered numerous factors as described in the attached proxy statement.

The merger cannot be completed unless you approve it. To be adopted, the proposal to approve the Agreement and Plan of Merger must receive the affirmative vote of a majority of the votes entitled to be cast at a special meeting of Summit shareholders called to consider the merger. The Summit special shareholders’ meeting will be held on             [Day],                     , 2006, at             a.m. [p.m.], local time, at the             , located at             , Atlanta, Georgia.

Following this letter you will find a formal notice of the special meeting of Summit’s shareholders and our proxy statement. The proxy statement provides you with detailed information concerning the merger and the consideration to be received by Summit shareholders. You may also obtain more information about Summit and UCBH from documents that each company has filed with the Securities and Exchange Commission.

The Board of Directors of Summit recommends that you vote FOR approval of the Agreement and Plan of Merger.

On Behalf of the Board of Directors,

/s/ Pin Pin Chau
Pin Pin Chau
President and Chief Executive Officer

Please give all of the information contained or incorporated by reference in the proxy statement your careful attention. In particular, you should carefully consider the discussion in the section entitled “ Risk Factors” beginning on page 12 of the proxy statement.

None of the Federal Deposit Insurance Corporation, Securities and Exchange Commission, or any state securities commission has approved the securities to be issued by UCBH or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense. The shares of UCBH common stock to be issued in the merger are not savings or deposit accounts or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. Such shares are not guaranteed by UCBH or Summit and are subject to investment risk, including the possible loss of principal.

This proxy statement is dated                     , 2006, and is first being mailed to Summit’s shareholders on or about                     , 2006.

SUMMIT BANK CORPORATION

4360 Chamblee Dunwoody Road

Atlanta, Georgia 30341

(770) 454-0400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                     , 2006

TO THE SHAREHOLDERS OF SUMMIT:

A special meeting of shareholders of Summit will be held on             [day],                     , 2006, at             a.m. [p.m.] local time, at             ,             , Atlanta, Georgia 30341. The special meeting is for the following purposes:

1.	AGREEMENT AND PLAN OF MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of September 18, 2006, among UCBH Holdings, Inc., UCB Merger, LLC, and Summit Bank Corporation (“Summit”), under the terms of which Summit will merge with and into UCB Merger, LLC, as more fully described in the accompanying proxy statement. The Agreement and Plan of Merger is attached as Appendix A to the proxy statement that accompanies this notice.

2.	OTHER MATTERS. If necessary, to consider and act upon a proposal to adjourn the meeting to permit us to solicit additional proxies in the event that we do not have sufficient votes to approve the Agreement and Plan of Merger as of the date of the meeting.

Holders of record of Summit common stock at the close of business on                     , 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of such meeting. The affirmative vote of the holders of at least a majority of the votes entitled to be cast at the Summit special meeting is required for approval of the Agreement and Plan of Merger. As of                     , 2006 [record date], there were [            ] shares of Summit common stock outstanding and entitled to vote at the special meeting.

Summit shareholders have the right to dissent from the merger and obtain payment of the fair value of their shares under the applicable provisions of Georgia law. In order to exercise your dissenters’ rights, you must give Summit written notice (which must contain the information set forth in Appendix B hereto) of your intention to demand payment for your shares of Summit common stock prior to the vote at the special meeting with respect to the approval of the merger and not vote your shares of Summit common stock in favor of the merger. A copy of the Georgia dissenters’ rights statute is attached as Appendix B to the accompanying proxy statement. For additional details of your dissenters’ rights and how to exercise them, please see the discussion under the heading “The Merger—Dissenters’ Rights.”

Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the accompanying proxy using the enclosed envelope. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the meeting. If you do not vote your shares, it will have the same effect as voting against the Agreement and Plan of Merger.

The Board of Directors of Summit has determined that the Agreement and Plan of Merger and the transactions contemplated thereby are fair to and in the best interests of Summit and its shareholders and recommends that you vote FOR approval of the Agreement and Plan of Merger. The Board of Directors of Summit has also determined that it is in the best interests of Summit to adjourn the special meeting in order to solicit additional proxies in the event that Summit does not have sufficient votes to approve the Agreement and Plan of Merger as of the date of the special meeting and recommends that you vote FOR the approval of any proposal to so adjourn, if necessary.

By Order of the Board of Directors,

Atlanta, Georgia	/s/ Pin Pin Chau
, 2006	Pin Pin Chau
President and Chief Executive Officer

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about UCBH from documents that are not included in or delivered with this document.

You can obtain documents incorporated by reference into this proxy statement by requesting them from UCBH in writing or by telephone from UCBH at the following address:

UCBH Holdings, Inc.

555 Montgomery Street

San Francisco, CA 94111

Attn: Jonathan H. Downing, Executive Vice President,

Director of Corporate Development and Investor Relations

Phone: (888) 498-3899

Fax: (415) 986-2794

Web Site: http://www.ucbh.com

You will not be charged for the documents that you request. If you would like to request documents, please do so by                     , 2006 in order to receive them before the Summit special shareholders’ meeting.

For additional information regarding where you can find information about UCBH, please see the section entitled “Where You Can Find More Information About UCBH and Summit.”

APPENDICES

Appendix	Description
A	Agreement and Plan of Merger dated as of September 18, 2006, by and among UCBH Holdings, Inc., UCB Merger, LLC, and Summit Bank Corporation.

B	Georgia Dissenters’ Rights Statute

C	Opinion of Keefe, Bruyette & Woods, Inc.

D	Election Form

E	Form of Letter of Transmittal

QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT AND THE MERGER

What is the purpose of this proxy statement?

This document serves as a proxy statement of Summit Bank Corporation (“Summit”). Summit is providing it to you because its Board of Directors is soliciting your proxy to vote to approve the proposed merger of Summit with and into a subsidiary of UCBH Holdings, Inc. (“UCBH”). After the merger, UCBH will merge The Summit National Bank (“Summit Bank”) into its wholly owned subsidiary bank, United Commercial Bank.

What will Summit shareholders receive in the merger?

Under the merger agreement, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Summit common stock. The merger agreement provides that each share of Summit common stock outstanding prior to the effective time of the merger will be converted, at the election of the holder, to either cash in the amount of $24.50 per share or 1.3521 shares of UCBH common stock, subject to adjustment as described in “The Merger—Amendment or Termination of the merger agreement.” The total mix of cash and stock received in exchange for all of a shareholder’s shares of Summit common stock will be subject to allocation by UCBH’s exchange agent in order to ensure that 50% of Summit’s outstanding shares of common stock immediately prior to the merger are exchanged for cash and the other 50% for stock, or as close an approximation to that division as is possible. In addition to the foregoing consideration, options to purchase shares of Summit common stock that are outstanding and unexercised immediately prior to the effective time of the merger will be cancelled in exchange for cash in an amount equal to the difference between $24.50 and the exercise price per share of the option, multiplied by the number of shares subject to the option.

What will I receive in the merger?

Under the merger agreement, unless you provide a notice of dissent, you may elect to receive for your shares either:

•	all cash,

•	all UCBH common stock, or

•	a combination of cash and UCBH common stock

Because the merger agreement requires that 50% of Summit’s outstanding shares of common stock immediately prior to the merger be exchanged for cash and the other 50% for stock, all elections are subject to election and allocation procedures in the event too many shareholders elect one form of consideration over the other. As a result of these limitations, you may not receive the form of merger consideration that you elect. See “The Merger—Allocation” for a more detailed discussion of allocation procedures under the merger agreement.

Will I be able to trade the UCBH common stock that I receive in the merger?

Yes. The issuance of UCBH common stock in the merger will be made pursuant to the exemption from registration with the Securities and Exchange Commission provided by Section 3(a)(10) of the Securities Act of 1933, as amended, and will be listed on the Nasdaq Global Select Market under the symbol “UCBH.” Shares of UCBH common stock received by persons who are not deemed to be affiliates of either Summit or UCBH before the merger or an affiliate of UCBH after the merger may be sold without restriction. Shares of UCBH common stock received by persons who are deemed to be affiliates of Summit or UCBH before the merger may only be sold in compliance with Rule 145 under the Securities Act, unless otherwise permitted under the Securities Act.

What happens if I don’t make an election as to the type of consideration I want to receive in the merger?

If you or your broker fail to submit a valid election form to the exchange agent by 5:00 p.m. Pacific time on             , 2006, then you will be deemed to have made no election and UCBH will allocate either cash, stock or a combination of the two to you in the merger, depending on the elections made by other shareholders. For example, if more than 50% of the outstanding Summit shares elect to receive cash, you will be allocated stock in the merger to the extent necessary to honor, to the greatest extent possible, the specific cash elections made by other shareholders. Similarly, if more than 50% of the outstanding Summit shares elect to receive stock, you will be allocated cash in the merger to the extent necessary to preserve to the greatest extent possible, the specific stock elections made by other shareholders. In each case, the merger consideration issued and paid to shareholders will be allocated so that UCBH common stock is issued and exchanged for 50% of Summit’s outstanding shares and cash is paid and exchanged for the other 50% of Summit’s outstanding shares.

What happens if I elect to receive cash in the merger and more than 50% of the outstanding shares of Summit have elected to receive cash?

If Summit shareholders elect to receive more cash than can be paid pursuant to the merger agreement, your election to receive cash may be adjusted so as not to exceed the limitations set forth in the merger agreement. In that event, you may receive some UCBH common stock despite your cash election. In cases where Summit shareholders elect to receive more cash consideration than can be paid pursuant to the merger agreement, UCBH will first allocate stock in the merger to Summit shares for which no valid election has been received in an attempt to both honor specific elections and not exceed the total cash to be paid by UCBH. However, if there are insufficient amounts of non-electing Summit shares to which excess UCBH common stock may be allocated, it will be necessary to adjust the cash elections so that UCBH common stock is issued and exchanged for 50% of Summit’s outstanding shares and cash is paid and exchanged for the other 50% of Summit’s outstanding shares. For a detailed description of the allocation procedures, please see the discussion under the heading “The Merger—Allocation.”

What happens if I elect to receive stock in the merger and more than 50% of the outstanding shares of Summit have elected to receive stock?

As in the case of excess cash elections by Summit shareholders, adjustments to shareholder elections with respect to UCBH shares of common stock may be necessary. If you elect to receive all stock and too many other shareholders elect stock, your election may be adjusted so as not to exceed the limitations set forth in the merger agreement and, consequently, you may receive some cash despite your stock election. Again, in cases where Summit shareholders elect to receive more stock consideration than can be paid pursuant to the merger agreement, UCBH will first allocate cash in the merger to Summit shares for which no valid election has been received in an attempt to honor specific elections made by Summit shareholders. However, there may not be sufficient amounts of non-electing shares to meet applicable limits on the issuance of stock by UCBH, and in that case, it will be necessary to adjust the stock elections so that UCBH common stock is issued and exchanged for 50% of Summit’s outstanding shares and cash is paid and exchanged for the other 50% of Summit’s outstanding shares. For a detailed description of the allocation procedures, please see “The Merger—Allocation.”

Will the value of the per share consideration that I receive be substantially equivalent regardless of which election I make?

While the value of the cash consideration is fixed at $24.50 per Summit share, the value of the stock that will be issued in the merger will fluctuate until the closing, as only the 1.3521 to 1 exchange ratio is fixed for the stock consideration.

How do I elect the form of consideration I prefer to receive?

An Election Form with instructions for making your election as to the form of consideration you prefer to receive in the merger accompanies this proxy statement. A copy of the Election Form is also attached as Appendix D to this proxy statement for your reference. To make your election, you must submit an election form to UCBH’s exchange agent, Wilmington Trust Company, before 5:00 p.m., Pacific Time, on                     , 2006, which is the 5th day before the anticipated effective time of the merger. Your election choices and election procedures are described under “The Merger—Election Procedure.”

If my shares are held in street name by my broker, how do I elect the form of consideration I prefer to receive?

Your broker will not make your election as to the form of consideration you prefer to receive in the merger unless you specifically provide instructions to your broker as to the form of consideration you prefer to receive in the merger. Consequently, it is important that you follow the directions provided by your broker regarding how to instruct your broker to elect the form of consideration you desire to receive in the merger. If you fail to instruct your broker on what form of consideration you desire to receive in the merger, the effect will be the same as if you failed to make an election. To make your election, you must submit, through your broker, an election form to UCBH’s exchange agent, Wilmington Trust Company, before 5:00 p.m., Pacific Time, on                     , 2006, which is the 5th day before the anticipated effective time of the merger.

What is the deadline for receipt of my Election Form?

An election form must be received by the exchange agent, Wilmington Trust Company, by 5:00 p.m., Pacific Time, on                     , 2006.

May I change my election once it has been submitted?

Yes. You may change your election so long as your new election is received by the exchange agent prior to 5:00 p.m., Pacific Time, on                     , 2006. To change your election, you must send the exchange agent a written notice revoking any election previously submitted. You may at that time provide a new election.

When should I send in my stock certificates?

You may send in your stock certificates either with the election form or after the effective time of the merger. In either event, a letter of transmittal must accompany your stock certificates in accordance with the instructions provided herewith. Accompanying this proxy statement is a letter of transmittal that will provide you with instructions on surrendering your Summit stock certificate(s) and backup withholding tax forms to be completed and signed by you. A copy of the letter of transmittal is also attached as Appendix E to this proxy statement for your reference. You will need to send in your stock certificates, the completed and signed letter of transmittal and the appropriate completed and signed backup withholding tax form in order to receive merger consideration, which will be distributed after the effective time of the merger. You should send the election form in the enclosed envelope.

When and where will the special meeting take place?

Summit will hold a special meeting of its shareholders on            [day],                     , 2006, at             a.m. [p.m.], at                     ,                     , Atlanta, Georgia [zip].

How do I vote?

To vote, please indicate on the enclosed proxy card how you want to vote and then sign, date, and mail your proxy card in the enclosed white envelope as soon as possible so that your shares will be represented at the special meeting.

Why is my vote important?

If you fail to vote, that will have the same effect as voting against approval of the merger agreement. Approval of the merger agreement requires the affirmative vote of at least a majority of the votes entitled to be cast at the special meeting. As of the record date for the special meeting, the directors and executive officers of Summit and their affiliates beneficially own and have the right to vote             shares, representing         % of the shares entitled to be voted at the meeting.

If my shares are held in street name by my broker, will my broker vote my shares for me?

No. Your broker will not vote your shares unless you provide instructions on how to vote. Consequently, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker on how to vote your shares, the effect will be the same as if you voted against the merger.

What happens if I return my proxy but do not indicate how to vote my shares?

If you sign and return your proxy card, but do not provide instructions on how to vote your shares, your shares will be voted “FOR” approval of the merger agreement.

Can I change my vote after I have mailed my signed proxy card?

Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your own name, you may change your vote as follows:

•	You may send a written notice stating that you would like to revoke your proxy and provide new instructions on how to vote;

•	You may complete and submit a later-dated proxy card; or

•	You may attend the meeting and vote in person. If you intend to vote in person and your shares are held by a broker, you should contact your broker for instructions.

If you choose either the first or second method above, you must submit your notice of revocation or your new proxy card to Summit’s corporate secretary prior to the special meeting.

If your shares are held in street name by a broker and you have instructed the broker to vote your shares, you must follow instructions received from your broker to change your vote.

Who may vote at the meeting?

The Board of Directors of Summit has set             [day],                     , 2006 as the record date for the meeting. If you were the record owner of Summit common stock at the close of business on                     , 2006, you may vote at the meeting.

Have certain of Summit’s shareholders agreed to vote the shares held by them in favor of the merger?

Yes. Pursuant to the terms of voting agreements, certain shareholders of Summit who are executive officers and directors of Summit and holders of 5% or more of Summit’s outstanding common stock have agreed to vote the shares of Summit common stock that they beneficially own, representing approximately 22% of Summit’s outstanding capital stock on a fully diluted basis, in favor of the merger. See Section 4.26 of the merger agreement attached hereto as Appendix A.

What is the anticipated effective time of the merger?

Assuming all of the conditions to the parties’ obligations under the merger agreement are satisfied in due course, it is anticipated that the effective time of the merger will be the week of December 25, 2006.

When will I receive my UCBH stock certificate and be able to sell my shares?

Regardless of whether you submit your Summit stock certificate and letter of transmittal to the exchange agent before or after the closing of the merger, no UCBH stock certificates will be issued until after the closing of the merger. We anticipate that approximately five to 10 business days will elapse from the time of submission (assuming it is after the closing) to the time you receive your UCBH stock certificate and are therefore able to deliver it to a third party in connection with a sale of the stock.

Am I entitled to appraisal rights in connection with the merger?

Yes. Under Georgia law, Summit shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Summit common stock. Summit shareholders electing to exercise dissenters’ rights must comply with the provisions of the Georgia dissenters’ rights statute in order to perfect their rights. A brief summary of the material provisions of the procedures that a Summit shareholder must follow in order to dissent from the merger and perfect dissenters’ rights is provided under the section entitled “The Merger—Dissenters’ Rights.” In addition, the full text of the Georgia dissenters’ rights statute is set forth in Appendix B to this document.

Pursuant to the Georgia dissenters’ rights statute, in order to perfect your dissenters’ rights you must:

•	give to Summit, prior to the vote at the special meeting with respect to the approval of the merger, written notice of your intent to demand payment for your shares of Summit common stock; and

•	not vote in favor of the merger.

If the shareholders of Summit vote to approve the merger, Summit’s successor will deliver a written dissenters’ notice within 10 days after the effective date of the merger. A dissenting shareholder must follow the instructions set forth in the dissenters’ notice in order to perfect his or her dissenters’ rights.

Are UCBH’s obligations under the merger agreement conditioned on the percentage of Summit shareholders seeking dissenters’ rights not exceeding a certain threshold?

Yes. UCBH’s obligations under the merger agreement are conditioned on having no more than 5% of the outstanding shares of Summit asserting dissenters’ rights. See “The Merger—Conditions to the Merger.”

What do I need to do now?

We encourage you to read this proxy statement in its entirety. Important information is presented in greater detail elsewhere in this document and documents governing the merger are attached as appendices to this proxy statement. In addition, much of the business and financial information about UCBH that may be important to you is incorporated by reference into this document from documents separately filed by UCBH with the Securities and Exchange Commission (“SEC”). This means that important disclosure obligations to you are satisfied by referring you to one or more documents separately filed with the SEC.

Following review of this proxy statement, please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope in accordance with the instructions provided herewith, as soon as possible so that your shares can be voted at Summit’s special meeting of shareholders.

Additionally, please complete, sign and date the election form and return it in the enclosed envelope in accordance with the instructions provided herewith, to UCBH’s exchange agent before the close of business on                     , 2006.

What if I choose not to read the incorporated documents?

Information contained in a document that is incorporated by reference is part of this proxy statement, unless it is superseded by information contained directly in this proxy statement or in documents filed with the Securities and Exchange Commission after the date of this proxy statement. Information that is incorporated from another document is considered to have been disclosed to you WHETHER OR NOT YOU CHOOSE TO READ THE DOCUMENT.

What are the tax consequences of the merger to me?

We expect that for United States federal income tax purposes, the exchange of shares of Summit common stock solely for shares of UCBH common stock generally will not cause you to recognize any taxable gain or loss. We also expect that if you receive a combination of cash and stock in exchange for your Summit shares, you will generally be required to recognize any gain realized on the disposition of your Summit shares to the extent cash is received in the merger, and you will not be entitled to recognize any loss realized. If you receive solely cash in the merger, you will recognize any gain or loss realized on the disposition of your Summit shares. We urge you to consult your tax adviser to fully understand the tax consequences of the merger to you. Tax matters are very complicated and in many cases tax consequences of the merger will depend on your particular facts and circumstances.

Has Summit agreed not to solicit other offers that may result in the acquisition of Summit pending the consummation of the merger or the termination of the merger agreement?

Yes. Pursuant to the terms of the merger agreement, Summit has agreed to not itself or to authorize or permit any of its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other representative to directly or indirectly solicit an Acquisition Proposal (as defined in the merger agreement). However, Summit is permitted to respond to an unsolicited Superior Proposal (as defined in the merger agreement) if Summit’s board determines in good faith that the failure to respond to such a Superior Proposal would result in a breach of its fiduciary duties to Summit’s shareholders.

What risks should I consider?

You should review carefully our discussion of “Risk Factors.” You should also review the factors considered by the Summit Board of Directors in approving the merger agreement. See “The Merger —Background of the Merger” and “—Summit’s Reasons for the Merger.”

Who can help answer my questions?

If you have questions about the merger, the meeting, or your proxy, or if you need additional copies of this document or a proxy card, you should contact:

Summit Bank Corporation

4360 Chamblee Dunwoody Road

Atlanta, Georgia 30341

Attn: Chief Financial Officer

Telephone: (770) 454-0400

Fax: (770) 454-9900

Web site: www.summitbk.com

This proxy statement does not cover any resale of the UCBH shares to be received by shareholders of Summit upon consummation of the proposed merger, and no person is authorized to make any use of this proxy statement in connection with any such resale.

The date of this proxy statement is                     , 2006.

SUMMARY

This summary, together with the preceding section entitled “Questions and Answers about this Document and the Merger,” highlights selected information about this proxy statement. We urge you to read carefully the entire proxy statement and any other documents to which we refer to fully understand the merger. The merger agreement, as amended, is attached as Appendix A to this proxy statement. Each item in the summary refers to the page in this proxy statement where that subject is discussed in more detail.

Information About UCBH and Summit

UCBH Holdings, Inc.

555 Montgomery Street

San Francisco, CA 94111-3492

Phone: 415-315-2800

UCBH Holdings, Inc., headquartered in San Francisco, California, is a Delaware corporation, incorporated in 1998, and is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. UCBH is the holding company for United Commercial Bank, a California state-chartered, FDIC-insured, non-member commercial bank which provides commercial and consumer banking services to businesses and individuals in Northern and Southern California, Washington, New York and Massachusetts, as well as in Hong Kong. At September 30, 2006, United Commercial Bank had fifty-seven domestic branches and offices: twenty-seven in Northern California, twenty in Southern California, two in the Seattle metropolitan area, three in the Boston metropolitan area and five in the New York metropolitan area. UCB also has a branch in Hong Kong and representative offices in Shenzhen, China and Taipei, Taiwan. United Commercial Bank offers business and personal checking, savings and money market accounts, time deposits, negotiable order of withdrawal (NOW) accounts, and individual retirement accounts. United Commercial Bank also provides international trade services, merchant bank card services, cash management services, brokerage investment products and services, and online banking services. Its loan portfolio is comprised of residential and commercial real estate loans, construction loans, commercial loans, accounts receivable and inventory loans, short-term trade finance facilities, loans guaranteed by the U.S. Small Business Administration, and home equity lines of credit. United Commercial Bank invests in trust preferred securities, federal agency notes, foreign debt securities, asset-backed securities, domestic corporate bonds, commercial paper, and mortgage-backed securities.

As of September 30, 2006, UCBH had total assets of $8.35 billion, total net loans held in portfolio and loans held for sale of $5.99 billion, total deposits of $6.38 billion, and stockholders’ equity of $675.3 million. UCBH common stock trades on the Nasdaq Global Select Market under the symbol “UCBH.”

For more information on the business of UCBH please refer to UCBH’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005, and the Quarterly Reports on Form 10-Q for the quarters ending March 31, 2006, June 30, 2006 and September 30, 2006. Please refer to the section of this proxy statement entitled “Where You Can Find More Information about UCBH and Summit” to find out where you can obtain copies of UCBH’s Annual Report as well as the other documents UCBH has filed with the SEC.

Summit Bank Corporation

4360 Chamblee Dunwoody Road

Atlanta, Georgia 30341

Phone: (770) 454-0400

Summit Bank Corporation is an Atlanta-based bank holding company. The Summit National Bank, its wholly-owned subsidiary, is a full-service financial institution. Since its inception in 1988, Summit has specialized in commercial banking services for small to mid-sized businesses, as well as international trade finance for businesses.

Summit currently operates five branches in the metropolitan Atlanta area, two in the South Bay Area of San Francisco, California, and Concord Bank, a division of The Summit National Bank, in Houston, Texas. Summit is the leading commercial bank in numerous ethnic communities within these markets, serving Asian-Indian, Chinese, German, Korean, Latin America and Vietnamese markets, among others. Summit also operates a representative office in Shanghai, China.

As of September 30, 2006, Summit had total consolidated assets of approximately $665.7 million, net loans of approximately $460.9 million, deposits of approximately $549.1 million and shareholders’ equity of approximately $59.8 million. Summit lists its common stock on The Nasdaq Global Market under the trading symbol “SBGA.”

For more information on the business of Summit, please refer to Summit’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005, and the Quarterly Reports on Form 10-QSB for the quarters ending March 31, 2006, June 30, 2006 and September 30, 2006. Please refer to the section of this proxy statement entitled “Where You Can Find More Information about UCBH and Summit” in order to find out where you can obtain copies of Summit’s Annual Report as well as the other documents Summit files with the SEC.

UCB Merger, LLC

555 Montgomery Street

San Francisco, CA 94111-3492

Phone: 415-315-2800

UCB Merger, LLC was formed on September 18, 2006 as a Delaware limited liability company and a wholly-owned subsidiary of UCBH. UCB Merger, LLC was formed solely to effect the merger and has not conducted any business during the period of its existence.

Summit Will Merge into a Subsidiary of UCBH

The merger agreement provides for the merger of Summit with and into UCB Merger, LLC with UCB Merger, LLC as the surviving company. The Summit National Bank, which is now a subsidiary of Summit, will immediately thereafter be merged into United Commercial Bank, the wholly owned subsidiary bank of UCBH. In the merger, your shares of Summit common stock will be exchanged for cash, shares of UCBH common stock or a combination of cash and stock. After the merger, you will no longer own shares of Summit common stock. The directors of Summit and Summit Bank before the merger will not continue to serve as directors of either UCBH or United Commercial Bank after the merger.

The merger agreement is attached as Appendix A to this document. We encourage you to read the merger agreement in its entirety.

Approval of the Merger Agreement Requires the Affirmative Vote of a Majority of the Votes Entitled to be Cast at the Special Meeting

In order to approve the merger agreement, at least a majority of the votes entitled to be cast must be voted at the special meeting in favor of approval. The approval of the merger agreement by UCBH’s stockholders is not required.

As of the record date for the meeting, directors and executive officers of Summit and their affiliates, beneficially owned approximately __% of the outstanding shares of Summit common stock.

What Summit Shareholders Will Receive in the Merger

Under the merger agreement, UCBH will arrange for UCB to pay cash and issue shares of UCBH’s common stock in exchange for all outstanding shares of Summit common stock. The merger agreement provides that each share of Summit common stock outstanding prior to the effective time of the merger will be converted, at the election of the holder, to either cash in the amount of $24.50 per share or 1.3521 shares of UCBH common stock, subject to adjustment as described in “The Merger—Amendment or Termination of the merger agreement.” The total mix of cash and stock received in exchange for all of a shareholder’s shares of Summit common stock will be subject to allocation by UCBH’s exchange agent in order to ensure that 50% of the shares of Summit common stock outstanding immediately prior to the merger are exchanged for cash and the other 50% for stock, or as close an approximation to that division as is possible. In addition to the foregoing consideration, options to purchase shares of Summit common stock that are outstanding and unexercised immediately prior to the effective time of the merger will be cancelled in exchange for cash in an amount equal to the difference between the $24.50 and the exercise price per share of the option, multiplied by the number of shares subject to the option.

If you do not provide notice of dissent, you may elect to receive in exchange for each of your shares of Summit common stock either (1) all cash, without interest, (2) all shares of UCBH common stock, or (3) a combination of cash, without interest, and shares of UCBH common stock, in each case subject to the election and allocation procedures described in this proxy statement. Because 50% of Summit’s outstanding common stock must be converted to cash and the other 50% to stock, you may be affected by the allocation procedures described in this proxy statement.

If you elect to receive shares of UCBH common stock in exchange for or part of your shares of Summit common stock, the number of shares of UCBH common stock you will receive is fixed, subject to certain adjustments, but the value of the UCBH common stock you will receive depends on the price of UCBH common stock on that given date.

The actual allocation of cash and stock will be subject in each case to the allocation procedures described under the heading “The Merger—Allocation.”

Market Price and Share Information

The following table sets forth the closing sale prices of UCBH common stock as reported on the Nasdaq Global Select Market on September 18, 2006, the last trading day before we announced the transaction, and on                     , 2006, the last practicable trading day before the distribution of this proxy statement. This table shows, as of September 18, 2006, the implied value of one share of Summit common stock, which we calculated by adding (i) the closing price of UCBH common stock on such date multiplied by 4,821,658 (the total number of UCBH shares anticipated to be issued in the merger as of such date) plus (ii) $87,368,274 in cash (the total cash anticipated to be issued in the merger as of such date) and dividing the sum of (i) and (ii) by 7,132,104 (the total number of outstanding shares of Summit common stock as of such date). It also shows, as of                     , 2006, the implied value of one share of Summit common stock, which we calculated by adding (i) the closing price of UCBH common stock on such date multiplied by                     , (the total number of UCBH shares anticipated to be issued in the merger as of such date) plus (ii) $                     in cash (the total cash anticipated to be issued in the merger as of such date) and dividing the sum of (i) and (ii) by                  (the total number of outstanding shares of Summit common stock as of such date).

Date	UCBH Closing Price		Summit Common Stock Implied Value
September 18, 2006		$18.05		$24.45
, 2006	$		$

The market price of UCBH common stock will fluctuate prior to the effective time of the merger. Therefore, you should obtain current and historical market quotations for UCBH common stock. UCBH common stock is listed on the Nasdaq Global Select Market under the symbol “UCBH.” See “Comparative Stock Price and Dividend Information—UCBH Common Stock.”

You May Elect to Receive Cash or Stock Consideration

In the merger, if you do not provide a notice of dissent, you may elect to receive in exchange for your shares either:

•	all cash,

•	all UCBH common stock, or

•	a combination of cash and UCBH common stock.

If you provide a notice of dissent, vote against the merger and perfect your dissenters’ rights, you will receive cash for your shares as provided under the applicable provisions of Georgia law. See “The Merger—Dissenters’ Rights of Appraisal” and “The Merger—Allocation.”

With this proxy statement, you will receive an election form with instructions for making your election as to the form of consideration that you prefer to receive in the merger. The available elections, election procedures and deadline for making elections are described under the heading “The Merger—Election Procedure.” If you fail to submit a valid election form so that it is received by the exchange agent on or before the election deadline, you will be issued either UCBH common stock or cash in the merger, depending upon the elections made by other Summit shareholders.

Certain Federal Income Tax Consequences

Neither Summit nor UCBH is required to complete the merger unless each of them receives the opinion of its counsel that the merger will be treated as a “reorganization” for federal income tax purposes. We expect that for United States federal income tax purposes, Summit shareholders generally will not recognize any gain or loss on the conversion of shares of Summit common stock into shares of UCBH common stock (although the receipt of any cash will be a taxable event). This tax treatment may not apply to some Summit shareholders. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors not within our control. You should consult your own tax advisor for a full understanding of the merger’s tax consequences to you.

Summit’s Board of Directors Recommends Shareholder Approval of the Merger

Summit’s Board of Directors believes that the merger is in the best interests of Summit’s shareholders and has unanimously approved the merger agreement. The Summit Board of Directors recommends that you vote “FOR” approval of the merger agreement.

Summit’s Financial Advisor Has Provided its Opinion the Merger Consideration is Fair to Summit Shareholders from a Financial Point of View

Keefe, Bruyette & Woods, Inc. (“KBW”) has served as financial advisor to Summit in connection with the merger. It has given an opinion to Summit’s Board of Directors that, as of September 18, 2006, the consideration UCBH will pay for the Summit common stock is fair to Summit shareholders from a financial point of view. KBW’s opinion is expressly based upon, and subject to, the assumptions made, matters considered and qualifications and limitations stated in the opinion. A copy of the opinion delivered by KBW is attached to this document as Appendix C. You should read the opinion carefully and in its entirety. Summit agreed to pay KBW a fee of one percent of the aggregate value of the merger consideration, including amounts paid in consideration of outstanding options, contingent upon consummation of the merger.

Summit’s Executive Officers and Directors Have Interests in the Merger that Are Different from or in Addition to Their Interests as Shareholders

Summit’s Board of Directors and three of its executive officers have interests in the merger that are different from, or in addition to, their interests as Summit shareholders. These interests arise out of existing change in control agreements, a post-retirement compensation agreement, and provisions in the merger agreement relating to indemnification. See “The Merger—Interests of Certain Persons in the Merger.”

The Summit Board of Directors was aware of these interests and took them into account in its decision to approve the merger agreement.

The Merger Is Expected to Occur in the Fourth Quarter of 2006

Currently, we anticipate that the merger will occur by December 31, 2006. However, we cannot assure you the merger will occur by that date or when or if the merger will occur.

Completion of the Merger Is Subject to Satisfaction or Waiver of Certain Conditions

Completion of the merger is subject to the satisfaction or waiver of certain conditions including, among others:

•	approval of the merger agreement by shareholders holding at least a majority of the votes entitled to be cast on the merger;

•	approval of the merger by federal and state regulatory authorities;

•	the accuracy of the other party’s representations and warranties in the merger agreement;

•	compliance by the other party with all material terms, covenants and conditions of the merger agreement;

•	the receipt of opinions from counsel of Summit and UCBH, respectively, as to the tax effects of the merger as set forth in the merger agreement; and

•	the price of UCBH common stock shall not have decreased between September 18, 2006 and the fifth business day prior to the effective time of the merger (the “Determination Date”) below $14.50 (80% of $18.12) and in an amount that is 20% greater than any decrease in the Nasdaq Bank Index for the same period, unless UCBH has adjusted the exchange ratio.

The merger agreement provides that either UCBH or Summit may terminate the merger either before or after the Summit special meeting, under certain circumstances. See “The Merger—Amendment or Termination of the merger agreement.”

We May Not Complete the Merger Without All Required Regulatory Approvals

The transaction must be approved by the Federal Deposit Insurance Corporation, the California Commissioner of Financial Institutions and the Georgia Department of Banking and Finance; a request for waiver of an application and approval process must be approved by the Federal Reserve; and a written notification must be provided to the Office of the Comptroller of the Currency. In addition, the merger and issuance of UCBH shares in the merger must be approved by the California Commissioner of Corporations (the “California Commissioner”) after the occurrence of a fairness hearing conducted before the California Commissioner in accordance with applicable California laws (the “California Fairness Hearing”). The purpose of the California Fairness Hearing is to authorize and approve the terms and conditions of the issuance of the UCBH common stock and the fairness of the terms and conditions of the merger agreement. We have filed applications with each of these regulatory bodies seeking such approvals. We expect to obtain all such regulatory approvals, although we cannot be certain if or when we will obtain them.

Either Summit or UCBH, as the Case May Be, Must Pay a Termination Fee Under Certain Circumstances

The merger agreement provides that if one party terminates the merger agreement due to a material breach by the other party of its representations, warranties or covenants, the breaching party must pay the terminating party a termination fee of $50,000. Additionally, if Summit enters into a definitive acquisition agreement in which it agrees to be acquired by another party within 18 months after such termination by UCBH, it will be required to pay UCBH an additional $8,736,827 as a break-up fee.

Summit Must Pay UCBH a Break-up Fee Under Certain Circumstances

Under the merger agreement, Summit must pay UCBH a break-up fee of $8,736,827: (i) if the merger agreement is terminated due to the receipt and acceptance by Summit of a superior acquisition proposal; (ii) if

Summit’s Board fails to publicly reaffirm in writing its adoption and recommendation of the merger agreement within a certain specified period upon UCBH’s written request to do so; (iii) if it enters into an acquisition agreement with another party within 18 months after termination of the merger agreement due to its material breach of the merger agreement; or (iv) if Summit’s shareholders fail to approve the merger agreement following a withdrawal or adverse qualification of the Board’s support for the merger in anticipation of accepting a competing acquisition proposal. This break-up fee amount was calculated as 5% of the anticipated total merger consideration value on the date of the merger agreement.

Summit has agreed to pay a break-up fee under the circumstances described above in order to induce UCBH to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire Summit. See “The Merger Agreement—Break-up Fee.”

Summit Shareholders Will Have Different Rights After the Merger

The rights of Summit shareholders are governed by Georgia law, as well as Summit’s articles of incorporation and bylaws. After completion of the merger, however, the rights of the former Summit shareholders receiving UCBH common stock in the merger will be governed by Delaware law, as well as UCBH’s certificate of incorporation and bylaws. Although Delaware law and UCBH’s certificate of incorporation and bylaws are similar to Georgia law and Summit’s articles of incorporation and bylaws, there are some substantive and procedural differences that will affect the rights of Summit shareholders. See “Comparison of Certain Rights of Holders of UCBH and Summit Common Stock.”

Summit Shareholders Have Dissenters’ Rights

Under Georgia law, Summit shareholders have the right to dissent from the merger and receive cash for the fair value of their shares of Summit common stock. A shareholder electing to dissent must strictly comply with all the procedures required by Georgia law. These procedures are described later in this document, and a copy of the relevant portions of Georgia law is attached as Appendix B.

RISK FACTORS

You should consider the matters described below carefully in determining whether to approve the merger agreement and the transactions contemplated thereby. Summit believes that the risks set forth below represent all of the known material risks that you should consider in making a decision as to whether to vote to approve the merger.

The merger involves a high degree of risk. Because a substantial portion of the merger consideration consists of UCBH common stock, many Summit shareholders will become UCBH shareholders after the merger. An investment in the combined companies will include different risks than an investment in either of the constituent companies.

UCBH May be Unable to Integrate Operations Successfully or to Achieve Expected Cost Savings.

The earnings, financial condition and prospects of UCBH after the merger will depend in part on UCBH’s ability to integrate the operations and management of Summit and to continue to implement its own business plan. We cannot assure you that UCBH will be able to do so. Among the issues that UCBH could face are:

•	unexpected problems with operations, personnel, technology or credit;

•	loss of customers and employees of Summit;

•	difficulty in working with Summit’s employees and customers;

•	the assimilation of Summit’s operations, sites and personnel;

•	new offices acquired in the merger may not generate enough revenue to offset acquisition costs; and

•	instituting and maintaining uniform standards, controls, procedures and policies.

Further, although the boards of directors of both parties anticipate cost savings as a result of the merger, UCBH may not be fully able to realize those savings. Any cost savings which are realized may be offset by losses in revenues or other charges to earnings.

UCBH Common Stock Will Not be Registered with The United States Securities and Exchange Commission.

The shares of UCBH common stock to be issued to Summit shareholders in the merger will not be registered under the Securities Act of 1933, but rather they will be issued pursuant to an exemption from such registration after a hearing on the fairness of the merger which has been held by the California Commissioner of Corporations. Therefore, UCBH shares issued in the merger will be transferable free of restrictions except for shares received by persons, including directors and executive officers of Summit who may be deemed to be “affiliates” of Summit as defined in the rules under the Securities Act of 1933. See “The Merger—Stock Resales by Summit Affiliates.” Further, since the UCBH shares will not be registered under the Securities Act of 1933, Summit shareholders will not have the potential remedial benefits of Section 11 of that Act which imposes liability on issuers of registered shares and other persons for material misrepresentations and omissions to state material facts.

Because the Market Price of UCBH Common Stock May Fluctuate, You Cannot be Certain of the Value of the Stock Consideration, if any, That You Will Receive.

Subject to certain limitations, the merger agreement provides that holders of Summit common stock can elect to receive 1.3521 shares of UCBH common stock in exchange for all or a portion of their Summit common stock. The price of the UCBH common stock may vary from the per share price contemplated by the merger agreement (i.e., $18.12 per share, the closing price of the UCBH common stock when the parties determined the exchange ratio) due to changes in the business, operations and prospects of UCBH, general market and economic conditions, and other factors. As a result, the market value of the shares of UCBH common stock that Summit shareholders may receive in the merger may be greater or less than the value of such stock as contemplated by the merger agreement.

Because of the Closing Conditions in the Merger Agreement and the Ability of Either Summit or UCBH to Terminate the Merger Agreement in Specific Instances, There can be No Assurance When or if the Merger Will be Completed.

The completion of the merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, that:

•	The merger agreement is approved by a majority of the votes entitled to be cast at the Summit special meeting;

•	The parties have obtained all necessary regulatory consents and approvals and there are no orders, injunctions, statutes or rules prohibiting or restraining completion of the merger;

•	No change shall have occurred and no circumstance shall exist that has had or is reasonably likely to have a material adverse effect on either party;

•	The number of shares of Summit common stock that have asserted dissenters’ rights does not exceed in the aggregate 5% of the outstanding shares of Summit common stock; and

•	The price of UCBH common stock assumed in the merger agreement of $18.12 per share, (the “Agreement Price”), shall not have decreased between September 18, 2006 and the Determination Date below $14.50 (80% of $18.12) and in an amount that is 20% greater than any decrease in the Nasdaq Bank Index for the same period, unless UCBH has adjusted the exchange ratio.

There can be no assurance that the parties will be able to meet the closing conditions of the merger agreement or that closing conditions that are beyond their control will be satisfied or waived. If UCBH and Summit are unable to meet all the conditions or such conditions are otherwise not satisfied, the parties will not be required to complete the merger. See “The Merger—Termination.”

The Merger Agreement Limits Summit’s Ability to Pursue Other Transactions and Provides for the Payment of a Break-Up Fee if it Does So.

While the merger agreement is in effect, except for very narrow permitted exceptions, Summit and its directors, officers and agents are prohibited from initiating or encouraging inquiries with respect to alternative acquisition proposals. The prohibition limits Summit’s ability to seek offers that may be superior from a financial point of view from other possible acquirers. If Summit receives an unsolicited proposal from a third party that is superior from a financial point of view to that made by UCBH and the merger agreement is terminated, Summit may be required to pay an $8,736,827 break-up fee. This fee makes it less likely that a third party will make an alternative acquisition proposal.

The Loan Portfolios May Not Perform as Expected.

UCBH’s performance and prospects after the merger will be dependent to a significant extent on the performance of the combined loan portfolios of UCBH and Summit, and ultimately on the financial condition of their respective borrowers and other customers. The existing loan portfolios of the two banks differ to some extent in the types of borrowers, industries and credits represented. In addition, there are differences in the documentation, classifications, credit ratings and management of the portfolios. As a result, UCBH’s overall loan portfolio after the merger will have a different risk profile than the loan portfolio of either Summit or UCBH before the merger. The performance of the two loan portfolios will be adversely affected if any of such factors is worse than currently anticipated. In addition, to the extent that present customers are not retained by UCBH or additional expenses are incurred in retaining them, there could be adverse effects on future consolidated results of operations of UCBH following the merger. Realization of improvement in profitability is dependent, in part, on the extent to which Summit’s revenues are maintained and enhanced.

A Downturn in the Real Estate Market Could Negatively Impact UCBH’s Business.

As of September 30, 2006, approximately 80.6% of the value of UCBH’s loan portfolio and 74% of the value of Summit’s loan portfolio consisted of loans secured by various types of real estate. If real estate values decline significantly in the areas served by UCBH or Summit, higher default rates and reduced selling prices on foreclosed property held for resale would reduce the net income of the combined companies.

The Market Price of UCBH Common Stock is Uncertain.

The price of UCBH common stock before the merger will effect the value of the stock consideration to be received by Summit shareholders. Because the price of UCBH common stock fluctuates, you will not know when you vote and when you make your election the value of the shares of UCBH common stock that you will receive in the merger. The market value of UCBH shares at the time of the merger could be higher or lower than the current market value.

The market price of UCBH common stock on or after consummation of the merger may not approximate the prices of UCBH prior to the merger.

Stock price changes, whether before or after the merger, may result from a variety of factors including general market and economic conditions, changes in our businesses, operations and prospects and regulatory considerations.

Summit Shareholders May Not Receive the Form of Merger Consideration that they Elect.

Summit shareholders may elect to receive cash, UCBH common stock or a combination as their merger consideration, but their election may not be fully honored. See “The Merger—Election Procedures.” If an election is not fully honored, a Summit shareholder will incur tax consequences that differ from those that would have resulted had he or she received the form of consideration elected. See “The Merger—Material Federal Income Tax Consequences.”

Changing Interest Rates May Reduce Net Interest Income.

Banking companies’ earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets, primarily loans and investments. This relationship, known as the interest rate margin, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of nonperforming assets. Fluctuations in interest rates will affect the demand of customers for the products and services of the combined banks after the merger. UCBH and Summit are subject to interest rate risk to the degree that their interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than their interest-earning assets. Given the banks’ current volume and mix of interest-bearing liabilities and interest-earning assets, their interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Therefore, significant fluctuations in interest rates may have an adverse effect on UCBH’s consolidated results of operations.

Changes in Government Regulation and Monetary Policy May Unfavorably Impact UCBH.

The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which UCBH conducts its business, undertakes new investments and activities and obtains financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not to benefit holders of UCBH’s or Summit’s common stocks. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of UCBH or Summit. Significant new laws or changes in, or repeal of, existing laws may cause UCBH’s consolidated results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for financial institutions, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements. Any material change in these conditions would be likely to have a material impact on UCBH’s consolidated results of operations.

Intense Competition Exists for Loans and Deposits.

The banking and financial services business in California and Georgia generally, and specifically in the market area that will be served by the combined bank, is highly competitive. Competitive pressure is increasing as a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. UCBH and Summit compete for loans, deposits and customers with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than UCBH or Summit. There can be no assurance that UCBH will be able to compete effectively in its market, and the consolidated results of operations of UCBH could be adversely affected if circumstances affecting the nature or level of competition change.

Unanticipated Costs Relating to the Merger Could Reduce UCBH’s Future Earnings Per Share.

UCBH believes that it has reasonably estimated the likely costs of integrating the operations of Summit into UCBH, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs or future operating expenses, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of UCBH after the merger. If the merger is completed and unexpected costs are incurred, the merger could have a significant dilutive effect on UCBH’s earnings per share, meaning earnings per share could be less than if the merger had not been completed.

UCBH May Engage in Further Expansion Through New Branch Openings or Acquisitions, Which Could Adversely Affect Net Income.

UCBH may engage in further expansion. There are risks associated with expansion and, in particular, expansion through acquisitions. These risks include, among others, incorrectly assessing the asset quality of a bank acquired in a particular acquisition, encountering greater than anticipated costs of opening new branches or incorporating acquired businesses, facing resistance from customers or employees, and being unable to profitably deploy assets acquired through expansion or in acquisitions. To the extent UCBH issues capital stock in connection with additional acquisitions, these acquisitions and related stock issuances may have a dilutive effect on earnings per share and share ownership.

UCBH May Issue Additional Capital Stock in the Future.

In order to fund internal growth and future acquisitions, UCBH may offer shares of its common stock to the public. Any such offerings would have a dilutive effect on earnings per share and share ownership. In addition, there is no assurance that UCBH would be able to effectively utilize any additional capital in the manner that it has done so in the past. UCBH does not currently have any definitive understandings or plans to raise additional capital.

Directors and Officers of Summit Have Potential Conflicts of Interest in the Merger.

You should be aware that certain officers of Summit have interests in the merger that are different from, or in addition to, the interests of Summit shareholders generally. For example, three of Summit’s executive officers will receive change in control payments in connection with the merger. These arrangements may create potential conflicts of interest and may cause some of these individuals to view the proposed transaction differently than you view it.

UCBH Has Various Anti-Takeover Measures That Could Impede a Takeover of UCBH.

UCBH has various anti-takeover measures in place. For example, as described below, UCBH has put in place the Rights Agreement and has included in its Second Amended and Restated Certificate of Incorporation related provisions that may give certain holders of Series A Preferred special rights in case of a consolidation, merger, combination or other similar transaction.

On January 28, 2003, the Board of Directors of UCBH declared a dividend distribution of one share purchase right (a “Right”) for each share of common stock, par value $0.01 per share of UCBH. Each Right entitles the registered holder to purchase from UCBH one one-thousandth of a share of Series A Preferred Stock of UCBH (“Series A Preferred”) at a price of $140 per unit of Series A Preferred, subject to the terms and conditions of that certain Rights Agreement dated January 28, 2003 by and between UCBH and Mellon Investor Services LLC. On the tenth day after occurrence of certain events (the “Distribution Date”), such as a tender or exchange offer to acquire 15% or more of the of shares of common stock of UCBH then outstanding, the Rights will become exercisable for Series A Preferred, will be evidenced by separate certificates and will be transferable separately from the underlying shares of Common Stock. The registered holder of any Rights certificate may exercise the Rights to purchase Series A Preferred at any time after the Distribution Date, but before (i) January 27, 2013 or such later date as may be established by the Board of Directors, or (ii) the time at which the Rights are redeemed or exchanged, whichever occurs earlier.

Pursuant to UCBH’s Second Amended and Restated Certificate of Incorporation, holders of Series A Preferred are entitled to certain rights, privileges and preferences, including the 1,000 voting rights per share. Furthermore, in case UCBH enters into any consolidation, merger, combination or other transaction in which the shares of common stock of UCBH are exchanged for or changed into other stock or securities, cash and/or any other property, the shares of Series A Preferred shall be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property into which or for which each share of common stock of UCBH is changed or exchanged.

In addition, UCBH’s Second Amended and Restated Certificate of Incorporation has other provisions that could make more difficult the acquisition of UCBH by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (i) the “staggered board,” whereby only one-third of the members of the Board of Directors are elected in any particular year; and (ii) a requirement that any “Business Combination” (as defined in the Second Amended and Restated Certificate of Incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares unless it is either approved by the Board of Directors or certain price and procedural requirements are satisfied. See “Comparison of Shareholders’ Rights.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond UCBH’s and Summit’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements:

•	our business may not be integrated successfully, or such integration may take longer to accomplish than expected;

•	the anticipated growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption following the merger, including adverse developments in relationships with employees, may be greater than expected;

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may change, causing margins to compress and adversely affect net interest income;

•	the risks associated with continued diversification of assets and potential adverse changes in credit quality;

•	increased loan delinquency rates;

•	competition from other financial services companies in our markets; and

•	the risk of an economic slowdown adversely affecting credit quality and loan originations.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in UCBH’s and Summit’s reports filed with the SEC.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to UCBH or Summit or any person acting on behalf of UCBH or Summit are expressly qualified in their entirety by the cautionary statements above. Neither UCBH nor Summit undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SELECTED HISTORICAL FINANCIAL INFORMATION OF UCBH

The following selected condensed, consolidated and other financial information as of and for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 is derived from audited consolidated financial statements of UCBH. The financial information as of and for the nine months ended September 30, 2006 and 2005 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which UCBH considers necessary for fair presentation of the financial condition and results of operations for such periods. The operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. The financial data below should be read in conjunction with the financial statements and notes thereto, incorporated by reference in this proxy statement. See “Where You Can Find More Information About UCBH.”

UCBH HOLDINGS, INC. AND SUBSIDIARIES

SELECTED CONDENSED CONSOLIDATED AND OTHER FINANCIAL INFORMATION

($ in thousands, except per share data)

	As of or for the Nine Months Ended September 30,		As of or for the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Summary of Operations:
Interest and dividend income	$392,350	$284,941	$402,400	$300,064	$260,262	$205,178	$202,787
Interest expense	194,596	109,813	161,910	92,583	91,714	80,232	104,330

Net interest income	197,754	175,128	240,490	207,481	168,548	124,946	98,457
Provision for loan losses	2,492	2,860	6,091	4,201	9,967	9,673	5,620

Net interest income after provision for loan losses	195,262	172,268	234,399	203,280	158,581	115,273	92,837

Noninterest income	35,174	18,277	26,684	30,877	23,203	12,145	6,913
Noninterest expense	117,298	83,612	116,913	99,153	80,208	64,352	49,304

Income before income tax expense	113,138	106,933	144,170	135,004	101,576	63,066	50,446
Income tax expense	38,743	34,240	46,344	49,401	36,938	24,138	19,958

Net income	$74,395	$72,693	$97,826	$85,603	$64,638	$38,928	$30,488

Basic earnings per share	$0.79	$0.79	$1.06	$0.95	$0.74	$0.49	$0.40
Diluted earnings per share	0.76	0.76	1.02	0.90	0.71	0.47	0.38
Dividends declared per share	0.09	0.08	0.10	0.08	0.06	0.05	0.04

	As of or for the Nine Months Ended September 30,		As of or for the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Statement of Financial Condition:
Total assets	$8,351,727	$7,342,783	$7,965,637	$6,319,891	$5,592,137	$4,857,846	$2,933,157
Net loans held in portfolio and loans held for sale	5,933,735	5,483,283	5,930,858	4,320,276	3,733,517	2,978,945	2,229,753
Total deposits	6,381,492	5,995,602	6,264,169	5,215,862	4,483,521	4,006,818	2,466,173
Total borrowings and subordinated debentures	891,532	711,923	991,978	547,472	645,752	493,584	275,114
Stockholders’ equity	675,276	547,597	603,514	484,012	414,466	282,367	174,124
Book value per share	$7.14	$5.96	$6.42	$5.31	$4.60	$3.36	$2.25

Key Operating Ratios:
Return on average assets	1.22%	1.44%	1.40%	1.44%	1.26%	1.14%	1.12%
Return on average equity	15.68	18.85	18.42	18.92	18.84	18.42	19.58
Average equity to average assets	7.80	7.63	7.61	7.62	6.66	6.18	5.74
Net interest margin	3.41	3.60	3.58	3.63	3.41	3.73	3.69
Ratio of nonperforming assets to total assets	0.12	0.16	0.24	0.20	0.10	0.10	0.03
Dividend payout ratio	11.84	9.87	9.80	8.89	8.51	10.64	10.39

SELECTED HISTORICAL FINANCIAL INFORMATION OF SUMMIT

Summit’s selected consolidated financial data is presented below as of and for the years ended December 31, 2001 through 2005. The financial information as of and for the nine months ended September 30, 2006 and 2005 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Summit considers necessary for fair presentation of the financial condition and results of operations for such periods. The operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. The per share financial data presented below has been adjusted to give effect to the 3-for-2 stock-split in the form of a stock dividend effected on February 17, 2004. The financial data below should be read in conjunction with Summit’s financial statements and notes thereto. See “Where You Can Find More Information About Summit”.

	As of or for the Nine Months Ended September 30,		As of or for the Years Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
			(Dollars in thousands, except share and per share data)
Balance Sheet Data:
Total assets	$665,664	$534,210	$525,922	$547,708	$477,145	$402,860	$341,443
Investment securities	133,507	135,964	125,187	151,891	125,726	112,924	90,209
Loans	467,211	346,018	357,986	339,205	317,072	258,723	219,744
Allowance for loan losses	(6,339)	(4,609)	4,555	4,549	4,047	3,435	3,234
Deposits	549,084	440,797	438,232	434,453	368,599	317,426	294,924
Federal Home Loan Bank advances	—		20,000	25,000	25,000	20,000	10,000
Other borrowed funds	30,337	33,797	8,717	35,394	34,957	30,725	5,466
Long-term debentures	12,000	12,000	12,000	12,000	12,000	—	—
Shareholders’ equity	59,775	36,011	36,639	34,629	32,736	31,176	27,396
Income Statement Data:
Interest income	$31,619	$22,926	$31,261	$26,828	$23,648	$21,901	$23,539
Interest expense	12,556	7,455	10,274	8,260	7,145	8,099	11,074
Net interest income	19,063	15,471	20,987	18,568	16,503	13,885	12,587
Provision for loan losses	1,250	514	539	1,090	1,199	1,130	755
Net interest income after provision for loan losses	17,813	14,957	20,448	17,478	15,304	12,672	11,710
Noninterest income	2,519	2,844	3,633	3,790	3,829	4,940	3,062
Noninterest expense	13,798	11,959	15,583	13,737	12,211	11,808	11,002
Income before income tax expense	6,534	5,842	8,498	7,531	6,922	5,887	3,892
Income tax expense	1,825	1,603	2,386	2,378	2,100	1,743	1,280
Net income	4,709	4,239	6,112	5,153	4,822	4,144	2,612
Per Share Data:
Book value	$6.87	$6.06	$6.43	$6.09	$5.79	$5.51	$4.72
Basic earnings	0.71	0.74	1.07	0.91	0.85	0.74	0.44
Diluted earnings	0.71	0.74	1.07	0.91	0.85	0.74	0.44
Weighted-average shares outstanding—basic	6,646,371	5,694,093	5,694,222	5,686,563	5,652,604	5,636,904	5,905,365
Weighted-average shares outstanding—diluted	6,663,778	5,694,093	5,695,765	5,687,303	5,672,007	5,646,608	5,905,365
Dividends declared	$0.30	$0.30	$0.40	$0.40	$0.35	$0.27	$0.24
Dividend payout ratio	42.25%	40.54%	37.26	44.15	40.63	36.36	53.73
Performance Ratios:
Return on average assets	1.02	1.07	1.16	1.03	1.11	1.12	0.80
Return on average equity	12.38	16.15	17.36	15.29	15.09	14.61	9.65
Efficiency ratio	63.94	65.31	63.30	61.84	60.35	63.59	71.43
Net interest margin	4.53	4.22	4.31	3.96	4.10	4.04	4.18
Average loans to average deposits	81.11	79.28	79.61	83.37	81.30	78.56	72.42
Capital Ratios:
Average equity to average assets	8.23	6.62	6.67	6.72	7.38	7.60	8.31
Tier I capital to risk-weighted assets	12.51	12.89	12.91	12.41	12.26	10.23	11.06
Total capital to risk-weighted assets	13.76	14.15	14.12	13.92	14.09	11.49	12.31
Tier I capital to average tangible assets	9.67	9.05	9.37	8.56	8.52	7.04	7.69
Asset Quality Ratios:
Net loans charged-off to average loans	0.18	0.18	0.16	0.18	0.21	0.38	0.33
Provision for loan losses to average loans	0.29	0.15	0.16	0.33	0.42	0.47	0.33
Non-performing assets total loans and other real estate	1.26	0.20	0.33	0.84	0.12	0.39	0.21
Allowance for loan losses to total loans	1.36	1.33	1.27	1.34	1.28	1.33	1.47

HISTORICAL AND PRO FORMA PER SHARE DATA

The table set below presents the historical earnings, book value and cash dividends per share as of September 30, 2006, and the nine months then ended, and as of December 31, 2005, and the year then ended, for UCBH and Summit together with the pro forma amounts after giving effect to the merger. This data should be read in conjunction with the UCBH and Summit financial statements and other financial information included elsewhere in this document. The pro forma data are not necessarily indicative of future operating results or financial position.

The table below also presents the closing prices per share for UCBH and Summit common stock, respectively, immediately prior to the announcement of the merger and as of                     , 2006, the most recent practicable trading date prior to the printing of this document, together with the pro forma equivalent market value of Summit shares after giving effect to the merger. The pro forma equivalent per share data for Summit is calculated by multiplying the historical per share data for UCBH by the exchange ratio of 1.3521. See “Comparative Stock Price and Dividend Information” on the next page.

Pro forma adjustments are necessary to reflect the estimated purchase price, along with the interest expense associated with financing the cash portion of the purchase price, the interest income and interest expense from amortizing the valuation adjustments related to loans and customer deposits, the cost savings from both the elimination of redundant operations and the consolidation of various outside services and also the tax effects related to the pro forma adjustments.

The pro forma combined information in the table below for UCBH’s basic and diluted earnings per share for the year ended December 31, 2005 reflects a $.01 earnings accretion.

	UCBH				Summit
	(unaudited)				(unaudited)
	Historical		Pro Forma Combined		Historical		Pro Forma Equivalent
Basic earnings per share:
Year ended December 31, 2005	$1.06		$1.07		$1.07		$1.43
Nine months ended September 30, 2006	0.79		0.80		0.74		1.07

Diluted earnings per share:
Year ended December 31, 2005	1.02		1.03		1.07		1.38
Nine months ended September 30, 2006	0.76		0.77		0.74		1.03

Book value per share at:
September 30, 2006	7.14		7.78	(1)	8.38		9.65

Cash dividends per share declared:
Year ended December 31, 2005	0.10		0.10		0.40		0.14
Nine months ended September 30, 2006	0.09		0.09		0.30		0.12
Market value per share at September 18, 2006	18.05		18.05		16.10		24.41
Market value per share at , 2006	[—	]	[—	]	[—	]	[—	]

(1)	Amount includes the effects of recording $85.5 million as additional equity for the issuance of 4,821,658 shares of UCBH stock. This increased the UCBH pro forma combined book value by $0.53 per share.

COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION

UCBH Common Stock

UCBH common stock is quoted on the Nasdaq Global Select Market under the symbol “UCBH.” The following table sets forth for the periods indicated:

•	the high and low sale prices for UCBH common stock as reported on the Nasdaq Global Select Market, and

•	dividends per share on UCBH common stock.

	High*	Low*	Cash Dividends Declared
2004
First quarter	$20.75	$17.92	$0.02
Second quarter	$21.13	$16.86	$0.02
Third quarter	$20.64	$18.43	$0.02
Fourth quarter	$23.98	$18.92	$0.02

2005
First quarter	$23.03	$19.74	$0.025
Second quarter	$20.45	$15.07	$0.025
Third quarter	$19.70	$16.20	$0.025
Fourth quarter	$18.80	$16.31	$0.025

2006
First quarter	$19.28	$16.74	$0.03
Second quarter	$19.60	$16.06	$0.03
Third quarter	$18.41	$15.55	$0.03
Fourth quarter**	$18.14	$16.35	$0.00

*	Adjusted for a two-for-one stock split for shareholders of record as of March 31, 2005 and completed on April 12, 2005.
**	Through November 13, 2006.

At December 31, 2005, the 94,037,878 outstanding shares of UCBH common stock were held by approximately 34,026 holders of record.

Summit Common Stock

Summit common stock is quoted on the Nasdaq Global Market under the symbol “SBGA.” The following table sets forth for the periods indicated:

•	the high and low sale prices for Summit common stock as reported on the Nasdaq Global Market, and

•	dividends per share on Summit common stock.

	High	Low	Cash Dividends Declared
2004
First quarter	$16.98	$10.90	0.10
Second quarter	17.60	14.02	0.10
Third quarter	18.68	15.90	0.10
Fourth quarter	18.70	16.25	0.10

2005
First quarter	17.30	15.01	0.10
Second quarter	16.30	13.25	0.10
Third quarter	15.28	13.65	0.10
Fourth quarter	16.70	14.10	0.10

2006
First quarter	16.49	14.60	0.10
Second quarter	16.00	14.88	0.10
Third quarter	23.53	15.08	0.10
Fourth quarter*	24.26	22.90	0.10

*	Through November 13, 2006.

At September 25, 2006, 7,132,104 outstanding shares of Summit common stock were held by approximately 321 holders of record.

SUMMIT SPECIAL SHAREHOLDERS’ MEETING

Date, Time, Place

The Summit special meeting of shareholders will be held on             [day],             , 2006, at             a.m. [p.m.] Eastern time, at             ,             , Atlanta, Georgia [zip].

As described below under “Vote Required,” approval of the merger agreement requires the affirmative vote of at least a majority of the votes entitled to be cast at the special meeting. If there are not sufficient votes represented at the special meeting, either in person or by proxy, to approve the merger agreement, or if a quorum is not present, Summit may adjourn or postpone the meeting in order to permit further solicitation of proxies by Summit. The persons appointed as proxies on the form accompanying this document are authorized to vote to approve such adjournment or postponement, unless the proxy appointing them instructs them to vote against approval of the merger agreement.

Purpose

At the special meeting, Summit shareholders will:

•	consider and vote on a proposal to approve the merger agreement, and

•	if necessary, consider and act upon a proposal to adjourn the special meeting to allow additional time to solicit proxies.

Record Date; Shares Outstanding And Entitled To Vote

The Summit Board of Directors has fixed             a.m. [p.m.], Eastern Time, on             [day],             , 2006 as the record date for determining the holders of shares of Summit common stock entitled to notice of and to vote at the special meeting. At the close of business on the record date, there were [            ] shares of common stock issued and outstanding held by approximately             holders of record. Holders of record of Summit common stock on the record date are entitled to one vote per share, and are also entitled to exercise dissenters’ rights if certain procedures are followed. See “The Merger—Dissenters’ Rights” and Appendix B.

Vote Required

The affirmative vote of at least a majority of the votes entitled to be cast at the special meeting is required to approve the merger. More than fifty percent (50%) of the outstanding shares of Summit common stock must be present, either in person or by proxy, in order to constitute a quorum for the meeting. For this purpose, abstentions and broker nonvotes (that is, proxies from brokers or nominees, indicating that such person has not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the broker or nominees do not have discretionary power to vote) are counted in determining the shares present at a meeting.

For voting purposes, however, only shares actually voted for the approval of the merger agreement, and neither abstentions nor broker nonvotes, will be counted as favorable votes in determining whether the merger agreement is approved by the holders of Summit common stock. As a result, abstentions and broker nonvotes will have the same effect as votes against approval of the Merger Agreement.

Voting, Solicitation, And Revocation Of Proxies

If the enclosed proxy card is duly executed and received in time for the special meeting, it will be voted in accordance with the instructions given. If no instruction is given, it is the intention of the persons named in the proxy to vote the shares represented by the proxy for the approval of the Merger Agreement, and, in the proxy’s discretion, on any other matter coming before the meeting. Any proxy given by a shareholder may be revoked before its exercise by:

•	written notice to the Secretary of Summit;

•	a later-dated proxy; or

•	appearing and voting at the special meeting in person.

Summit is soliciting the proxy for the special meeting on behalf of the Summit Board of Directors. Summit will bear the cost of solicitation of proxies from its shareholders. In addition to using the mails, Summit may solicit proxies by personal interview, telephone, and facsimile. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Summit does not expect to pay any compensation for the solicitation of proxies. However, Summit will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

Proxy Solicitor

Summit has engaged InvestorCom, Inc. (“InvestorCom”) to act as a proxy solicitor in connection with the special meeting. Summit will bear the expenses associated with InvestorCom’s engagement, which are expected to be approximately $7,500, plus expenses.

BACKGROUND OF AND REASONS FOR THE MERGER

During the normal course of its business, Summit has received inquiries regarding its willingness to consider an acquisition by, or affiliation with, other financial institutions. Consistent with its fiduciary obligations to its shareholders, Summit’s Board of Directors has considered such inquiries and evaluated them in view of the amount and form of consideration proposed, the seriousness and specificity of the offer, the expected impact on Summit and its shareholders, and other considerations and factors deemed relevant by the Board. Prior to its receipt of the offer from UCBH, Summit had not recently received or entertained such inquiries, as it had focused principally on integrating its April 2006 acquisition of Concord Bank and on organic growth through asset and deposit generation.

UCBH, through its bank subsidiary, United Commercial Bank, currently offers banking services from offices in California, New York, Massachusetts, Washington and Hong Kong, but does not currently serve Texas or the Southeastern United States. Consistent with its strategy, UCBH is interested in partnering with attractive financial institutions in these and other markets that fit within or expand UCBH’s existing geographic footprint, and has grown both organically and by acquisition in recent years.

Towards that end, on August 8, 2006, Thomas S. Wu, UCBH’s Chairman, President and Chief Executive Officer, contacted Pin Pin Chau, Summit’s Chief Executive Officer, to indicate UCBH’s preliminary interest in a possible merger between UCBH and Summit. After a brief discussion, followed by a subsequent telephone call from Mr. Wu the next day, Ms. Chau indicated that she would present his proposal to the Executive Committee of Summit’s Board of Directors for its consideration.

On August 10, 2006, Summit received a letter from UCBH indicating its interest in acquiring Summit on substantially the terms presented in this proxy statement. Ms. Chau presented the offer to the Executive Committee of Summit’s Board of Directors, consisting of Shafik Ladha, James Lai, Carl L. Patrick, Jr., and David Wu (in addition to Ms. Chau), on August 16, 2006, and after discussion of its terms, the Committee decided to present the proposal to the Summit Bank board at its next scheduled meeting on August 21, 2006. Ms. Chau also requested that a representative of KBW meet with the Summit Bank on that date to discuss the proposal.

At its August 21, 2006 meeting, the Summit Bank directors (including Ms. Chau and Mr. Yu) met and discussed the proposal. After significant discussion, the Summit Bank board decided to present it to the holding company board at its next scheduled meeting on August 28, 2006.

On August 28, 2006, Summit’s Board of Directors met with Summit’s outside counsel and its financial advisor, KBW. Counsel discussed with the Board its fiduciary duty to consider the proposed merger in light of the best interests of Summit’s shareholders and its confidentiality obligations. KBW then presented its analysis of the financial terms of the proposed merger. The Board discussed the financial and non-financial terms of the transaction at length and authorized Summit’s executive officers to work with counsel and KBW in negotiating the terms of a definitive merger agreement with UCBH.

The Board also appointed a Negotiating Committee consisting of Messrs. Ladha (Chair), Lai, Patrick and Yu, Jack Halpern, W. Clayton Sparrow, Jr. and Ms. Chau to participate in such negotiations and make a recommendation to the full board regarding the merger. To the extent issues relating to the compensation or other special interests of Ms. Chau, Mr. Yu or other members of management were to be considered in the context of the merger negotiations, only the independent members of the Negotiating Committee would consider them, with Ms. Chau and Mr. Yu being excused. As a result, the Board viewed the Negotiating Committee as being sufficiently qualified and independent to evaluate the proposed merger and make a recommendation to the full Board as to its advisability.

The Board did not charge the Committee with soliciting offers from other potential acquirers. UCBH’s offer was an unsolicited strategic offer that had been presented with a short timetable for response, negotiation and completion. Under these circumstances, and in view of the factors described below in “—Summit’s Reasons for the Merger” and on the advice of its financial and legal advisors, the Board believed it was in the best interests of Summit’s shareholders to move forward quickly and in good faith with merger negotiations with UCBH and not to solicit bids from other potential acquirers. In its view, the proposed merger presented a singular opportunity to maximize shareholder value by virtue of a strategic combination of Summit’s business with that of UCBH.

As a result, Summit and UCBH entered into a confidentiality agreement on August 31, 2006, commenced mutual due diligence during the week of September 4, 2006 and together with their legal counsel and, in Summit’s case, financial advisor, commenced negotiations with respect to the terms of the merger agreement. On September 7, 2006, Mr. Wu and UCBH’s Chief Lending Officer, Sylvia Loh, met with Ms. Chau in Atlanta to discuss, among other things, due diligence matters, organizational infrastructure, potential synergies and employee issues. They also toured certain branches of Summit Bank in the Atlanta metropolitan area.

Negotiations and due diligence continued during the following week, with Summit’s Negotiating Committee meeting on September 13, September 15 and September 18, 2006 to discuss with management, counsel and KBW the proposed terms of the merger.

On September 18, 2006, the Board of Directors met to consider approval of the merger agreement with UCBH. The directors discussed: their fiduciary duty to the shareholders of Summit, the report and recommendation of the Negotiating Committee in favor of the proposed merger, questions about the merger agreement, the form of consideration to be received by the shareholders of Summit, the break-up fee, the current stock price of UCBH and its dividend history, and the implications to Summit, its shareholders, employees and customers. The Board of Directors took into consideration the presentation made by KBW and its oral opinion as to the fairness of the merger from a financial point of view. The board then voted to approve the merger, and Summit and UCBH executed the merger agreement.

In evaluating whether to affiliate with UCBH, the Board considered the value of UCBH’s common stock; competitive conditions in Summit’s markets; Summit’s ability to provide, on a cost-effective basis, the ever-increasing and broadening array of financial services products demanded by customers; the similarity of Summit’s and UCBH’s management and customer service philosophies; the geographic markets in which the combined company would have a presence; the fact that UCBH common stock represents a more liquid investment than Summit’s common stock; the appreciation in the price of UCBH common stock over the past five years; and the relative unlikelihood in the Board’s view, of an offer presenting greater shareholder value in the event Summit were to solicit other acquisition offers. In addition, the Board believed that affiliating with UCBH, a larger financial institution with significantly greater resources and expertise, offered expansion opportunities and financial products and services not otherwise available to Summit and its customers, which would better enable Summit to compete. The Board of Directors determined that Summit’s competitive position and the value of its stock could best be enhanced through affiliation with UCBH.

Summit’s Board of Directors believes the merger to be fair and in the best interest of Summit’s shareholders. SUMMIT’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SUMMIT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT and has authorized consummation thereof, subject to approval of Summit’s shareholders, federal and state bank regulators and the satisfaction of all other conditions.

Summit’s Reasons For The Merger

Summit’s Board of Directors believes the merger is in the best interests of Summit and the Summit shareholders. The Board of Directors unanimously recommends that Summit shareholders vote for the approval of the merger agreement and the consummation of the transactions contemplated by that merger agreement.

In reaching its determination to approve the merger agreement, the Summit Board of Directors consulted with its management and its financial and legal advisors, and considered a number of factors. Following is a description of each of the material factors that Summit Board of Directors believes favor the merger:

•	Terms of the Merger. The terms of the merger, including the consideration being paid and various other documents related to the merger and the structure of the merger, and the fact that when the merger was publicly announced, the aggregate consideration being paid to Summit’s shareholders represented a premium over the last known sales price for shares of Summit.

•	Products & Services. The fact that Summit’s customers would be afforded new products and services not previously available. For instance, larger credit relationships, expanded international banking services and enhanced cash management services will be available.

•	Corporate Values. The understanding that UCBH and Summit share a common vision of the importance of customer service and local decision making and that management and employees of Summit and UCBH possess complementary skills and expertise.

•	Competitive Issues. The fact that competition in Summit’s markets has increased in the past few years and is expected to increase in the future as other larger banks enter the market.

•	Future Prospects. The Board of Directors believes that future earnings prospects will be stronger on a combined basis. In addition, affiliations with UCBH will offer expansion opportunities not currently available.

•	Fairness Opinion. KBW’s opinion, discussed below in “Opinion of Summit’s Financial Advisor,” stating that, based upon and subject to, the assumptions made, matters considered and qualifications and limitations stated in the opinion, as of September 18, 2006, the merger consideration was fair to Summit’s shareholders from a financial point of view.

•	Liquidity. The expectation that UCBH common stock will provide greater liquidity for Summit shareholders.

•	Other Strategies. The alternative to the merger represented by Summit’s existing growth plan, and the timing and likelihood of success in trying to achieve such plan. Specifically, if the opportunity to merge with UCBH had not been presented, Summit would have continued to grow organically through branch expansion in existing markets and possibly by acquisition of other financial institutions in attractive new or existing markets, as was the case in its recent acquisition of Concord Bank. These alternatives would require significant capital, however, and would present a more gradual geographic and product line expansion than is presented by the UCBH merger. They would also require significant long-term management involvement, which could be made more difficult by transition issues relating to the previously announced pending retirement of Summit’s chief executive officer.

•	Employee Matters. The expectation that the merger will generally expand the career opportunities and employee benefits available to many Summit employees.

•	Reorganization. The expectation that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code.

•	Risks of Remaining Independent. The risks and costs associated with remaining an independent bank.

•	Approvals. The likelihood of receiving required regulatory approvals in a timely fashion and the likelihood that the merger would be completed.

In the course of its deliberations regarding the merger, the Summit Board of Directors also considered the following information, which the Board of Directors determined did not outweigh the benefits to Summit Bank and its shareholders expected to be generated by the merger:

•	Amount of Consideration Unknown until Closing. Because the market price of UCBH common stock will fluctuate, and because 50% of the merger consideration will consist of UCBH common stock,

Summit shareholders cannot be sure of the exact value of the stock consideration, if any, that they will receive for their shares of Summit common stock.

•	Business Interruption. The possible disruption to Summit’s business that may result from the announcement of the merger and the resulting distraction of its management’s attention from the day-to-day operations of Summit’s business.

•	Integration Issues. The difficulty inherent in integrating two businesses and the risk that the cost efficiencies, synergies and other benefits expected to be obtained in the merger may not be fully realized.

•	Operational Restrictions. The restrictions contained in the merger agreement on the operation of Summit’s business during the period between the signing of the merger agreement and completion of the merger.

•	Termination, No-Approval and Break-Up Fees. Under certain circumstances, one party may terminate the merger agreement and require the other to pay a termination fee of $50,000. In certain circumstances where the merger agreement is terminated following the receipt of a superior proposal prior to the consummation of the merger and such a superior proposal is accepted, Summit may be required to pay a break-up fee of $8,736,827.

•	Risk of Termination. The possibility that the merger might not be completed and the effect of the resulting public announcement of the termination of the merger agreement on, among other things, the market price of Summit common stock and Summit operating results, particularly in light of the costs incurred in connection with the transaction.

•	Other Matters. Other matters described in the sections entitled “Risk Factors” and “The Merger—Interests of Certain Persons in the Merger.”

The foregoing discussion of the information considered by Summit’s Board of Directors is not intended to be exhaustive but includes all of the material factors considered by the Board. In reaching its determination to approve and recommend the merger, the Board did not assign any relative or specific weights to the factors considered in reaching that determination and individual directors may have given differing weights to different factors. Given the above, the Board determined that the merger agreement is in the best interests of Summit and its shareholders and unanimously approved the merger.

Opinion of Summit’s Financial Advisor

Keefe, Bruyette & Woods, Inc. has delivered to Summit’s Board of Directors its opinion that, based upon and subject to the various considerations set forth in its written opinion dated September 18, 2006, the total transaction consideration to be paid to the shareholders of Summit is fair from a financial point of view as of such date. The amount of consideration to be paid under the merger agreement was approved by Summit’s Board of Directors. In requesting KBW’s advice and opinion, no limitations were imposed by Summit upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the updated opinion of KBW, dated September 18, 2006, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C. Summit shareholders should read this opinion in its entirety.

KBW is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, KBW has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Summit’s Board of Directors selected KBW to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the merger. Summit engaged KBW to act as the underwriter for a public offering of its common stock completed in March 2006. In connection with such offering KBW received underwriting discounts aggregating $1,288,000.

KBW’s opinion is directed only to the fairness, from a financial point of view, of the total transaction consideration, and, as such, does not constitute a recommendation to any Summit shareholder as to how the shareholder should vote at Summit’s shareholders’ meeting. The summary of the opinion of KBW set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

The following is a summary of the analyses performed by KBW in connection with its fairness opinion. Certain of these analyses were confirmed in a presentation to Summit’s Board of Directors of Directors by KBW. The summary set forth below does not purport to be a complete description of either the analyses performed by KBW in rendering its opinion or the presentation delivered by KBW to the Summit Board of Directors, but it does summarize all of the material analyses performed and presented by KBW.

Summit Bank engaged KBW to act as its exclusive financial advisor in connection with the merger. KBW agreed to assist Summit in analyzing and effecting a transaction with UCBH. Summit selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Summit and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On September 18, 2006, Summit’s Board of Directors held a meeting to evaluate the proposed merger with UCBH. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an oral opinion (subsequently confirmed in writing) that, as of that date, the merger consideration in the merger was fair to the shareholders of Summit from a financial point of view.

The full text of KBW’s written opinion is attached as Appendix C to this document and is incorporated herein by reference. Summit’s shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW.

KBW’s opinion is directed to the Board of Directors and addresses only the fairness, from a financial point of view, of the terms and conditions of the merger to the Summit shareholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Summit shareholder as to how the shareholder should vote at the Summit special meeting on the merger or any related matter.

In rendering its opinion, KBW:

•	reviewed, among other things,

•	the Agreement,

•	Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 2005, 2004 and 2003 of Summit,

•	Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 2005, 2004 and 2003 of UCBH,

•	Certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Summit and certain other communications from Summit to its respective shareholders,

•	Certain interim reports to shareholders and Quarterly Reports on Form 10-Q of UCBH and certain other communications from UCBH to its respective shareholders, and

•	Other financial information concerning the businesses and operations of Summit furnished to KBW by Summit for purposes of KBW’s analysis;

•	held discussions with members of senior management of Summit and UCBH regarding

•	past and current business operations,

•	regulatory relationships,

•	financial condition, and

•	future prospects of the respective companies;

•	reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for UCBH and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

•	reviewed the market prices, valuation multiples, publicly reported financial condition and results of operations for Summit and compared them with those of certain publicly traded companies that KBW deemed to be relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that KBW deemed to be relevant; and

•	performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was publicly available. KBW did not attempt or assume any responsibility to verify such information independently. KBW relied upon the management of Summit as to the reasonableness and achievability of the financial and operating results and publicly available information (and assumptions and bases therefor). KBW assumed, without independent verification, that the aggregate allowances for loan and lease losses for UCBH and Summit are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of UCBH or Summit, and KBW did not examine any books and records or review individual credit files. Accordingly, actual results could vary significantly from those assumptions set forth in the analysis.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles. KBW’s opinion is not an expression of an opinion as to the prices at which shares of Summit common stock or shares of UCBH common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of

KBW, Summit and UCBH. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Summit Board of Directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Summit Board of Directors or management of Summit with respect to the fairness of the merger consideration.

The following is a summary of the material analyses performed by KBW in connection with its opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the Summit Board of Directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Transaction Summary. KBW calculated the merger consideration to be paid as a multiple of Summit’s book value per share, tangible book value per share, latest twelve months’ earnings per share, and 2006 and 2007 “First Call” (as hereinafter defined) consensus estimated earnings per share. “First Call” is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors. KBW also calculated the merger consideration to be paid as a “Core Deposit Premium.” Core Deposit Premium equals the difference between the aggregate merger consideration and Summit’s tangible equity divided by core deposits (all deposits less jumbo time deposits). Additionally, KBW has adjusted throughout its analyses the financial data to exclude any non-recurring income and expenses and any extraordinary items. The merger consideration was based on $24.50 in cash or a fixed exchange ratio of 1.3521 shares of UCBH for each share of Summit, subject to no more than 50% of the consideration in cash. These computations were based on Summit’s stated book value per share of $8.09, tangible book value per share of $6.58 as of June 30, 2006, Summit’s latest twelve months’ earnings per share of $1.09 as of June 30, 2006, 2006 First Call consensus estimated earnings of $1.07, 2007 First Call consensus estimated earnings of $1.20 and core deposits of $345.7 million as of June 30, 2006. Based on those assumptions and UCBH’s closing price of $18.29 on September 15, 2006, this analysis indicated Summit shareholders would receive stock worth $24.73 for each share of Summit common stock held or $24.50 in cash. Assuming a 50% stock, 50% cash consideration, the blended per share consideration of $24.61 would represent 304% of book value per share, 374% of tangible book value per share, 22.6 times latest twelve months’ earnings per share, 23.0 times estimated 2006 earnings per share, 20.5 times estimated 2007 earnings per share and a Core Deposit Premium of 37.4%.

KBW also analyzed the per share transaction value as a premium to the closing price of Summit common stock prior to the announcement of the merger. The analyses performed indicated the per share transaction value as a premium to the closing price of Summit common stock on September 15, 2006 was 56.2%.

Selected Transaction Analysis. KBW reviewed certain financial data related to two groups of comparable bank transactions. The first group includes Southeast banks with merger announcements after December 31, 2004 and deal values greater than $100 million and less than $1 billion (20 transactions). The second group includes banks serving the Asian population “Asian American banks” with merger announcements after December 31, 2001 (16 transactions)

KBW compared multiples of price to various factors for the merger to the same multiples for the comparable group’s mergers at the time those mergers were announced. The results were as follows:

COMPARABLE SOUTHEAST TRANSACTIONS:

	MEDIAN		Low		High		UCBH / Summit Merger
Price / Stated Book Value	300.6%		166.7%		447.6%		304.1%
Price / Tangible Book Value	326.3%		166.7%		447.6%		374.1%
Price / Latest Twelve Months’ Earnings Per Share	22.9	x	14.3	x	38.1	x	22.6	x
Core Deposit Premium	27.8%		20.4%		39.7%		37.4%

COMPARABLE ASIAN AMERICAN TRANSACTIONS:

	MEDIAN		Low		High		UCBH / Summit Merger
Price / Stated Book Value	199.8%		131.4%		320.3%		304.1%
Price / Tangible Book Value	199.8%		131.8%		320.3%		374.1%
Price / Latest Twelve Months’ Earnings Per Share	20.3	x	14.6	x	38.7	x	22.6	x
Core Deposit Premium	18.4%		7.5%		34.9%		37.4%

KBW also analyzed the financial data for the period ended June 30, 2006 for Summit and reporting periods prior to the announcement of each transaction for each target in the Selected Transactions Analysis. The results were as follows:

COMPARABLE SOUTHEAST TARGETS:

	MEDIAN	Low	High	Summit*
Equity / Assets	8.22%	6.20%	17.37%	8.79%
Non-Performing Assets / Assets	0.31	0.00	0.86	0.66
Return on Average Assets (Year-to-Date Annualized)	1.24	0.78	1.57	1.04
Return on Average Equity (Year-to-Date Annualized)	14.57	5.26	21.07	13.18
Efficiency Ratio (Last Twelve Months)	57	43	80	64

COMPARABLE ASIAN AMERICAN TARGETS:

	MEDIAN	Low	High	Summit*
Equity / Assets	10.24%	7.38%	15.64%	8.79%
Non-Performing Assets / Assets	0.20	0.00	2.85	0.66
Return on Average Assets (Year-to-Date Annualized)	0.93	0.31	1.28	1.04
Return on Average Equity (Year-to-Date Annualized)	9.87	3.16	14.62	13.18
Efficiency Ratio (Last Twelve Months)	65	35	120	64

*	Summit’s data as of or for the six months ended June 30, 2006. Performance ratios annualized.

No company or transaction used as a comparison in the above analysis is identical to UCBH, Summit or the merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which they are being compared.

Discounted Cash Flow Analysis. Using discounted dividends analysis, KBW estimated the present value of the future stream of dividends that Summit could produce over the next five years, under various circumstances, assuming Summit performed in accordance with its 2007 First Call consensus estimated earnings per share, earnings per share are grown at 15.0% after 2007 and Summit maintains an annual dividend payout ratio of 40.0% in all years. KBW then estimated the terminal values for Summit stock at the end of the period by applying multiples ranging from 11.0x to 15.0x projected earnings in year six. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 12.0% to 16.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Summit common stock. This discounted dividend analysis indicated reference ranges of between $14.68 and $22.71 per share of Summit common stock. These values compare to the blended consideration offered by UCBH to Summit in the merger of $24.61 per share of Summit common stock.

Relative Stock Price Performance. KBW also analyzed the price performance of UCBH common stock from June 30, 2003 to September 15, 2006 and compared that performance to the performance of the Philadelphia Exchange/Keefe, Bruyette & Woods Bank Index (“Keefe Bank Index”) over the same period. The Keefe Bank Index is a market cap weighted price index composed of 24 major commercial and savings banks stocks. The Keefe Bank Index is traded on the Philadelphia Exchange under the symbol “BKX”. This analysis indicated the following cumulative changes in price over the period:

UCBH	27.5%
Keefe Bank Index	31.0

Selected Peer Group Analysis. KBW compared the financial performance and market performance of UCBH to those of a group of comparable holding companies. The comparisons were based on:

•	various financial measures including:

•	earnings performance

•	operating efficiency

•	capital

•	asset quality

•	various measures of market performance including:

•	price to book value

•	price to earnings

•	dividend yield

To perform this analysis, KBW used the financial information as of and for the quarter ended June 30, 2006 and market price information as of September 15, 2006. The 8 companies in the peer group included publicly traded Asian American banks per KBW Research. This peer group includes Cathay General Bancorp, Inc., Center Financial Corporation, East West Bancorp, Inc., Hanmi Financial Corporation, MetroCorp Bancshares, Inc., Nara Bancorp, Inc., Preferred Bank and Wilshire Bancorp Inc. KBW has adjusted throughout its analysis the financial data to exclude certain non-recurring income and expenses and any extraordinary items.

KBW’s analysis showed the following concerning UCBH’s financial performance:

SELECTED PEER GROUP:

	MEDIAN	Low	High	UCBH
Return on Average Equity (GAAP)	16.45%	14.02%	26.32%	16.20%
Return on Average Assets (GAAP)	1.61	1.15	1.94	1.25
Return on Average Tangible Equity (Cash)	22.05	16.92	28.34	20.28
Return on Average Tangible Assets (Cash)	1.70	1.20	1.95	1.29
Net Interest Margin	4.72	4.07	5.18	3.50
Efficiency Ratio	40	33	62	49
Leverage Ratio	9.32	8.43	11.84	8.72
Equity / Assets	8.77	7.16	12.45	7.72
Tangible Equity / Assets	7.01	6.38	10.99	6.36
Loans / Deposits	92	82	110	99
Non-Performing Assets / Assets	0.21	0.04	0.96	0.19
Loan Loss Reserve / Non-Performing Assets	410	113	721	367
Loan Loss Reserve / Total Loans	1.13	0.96	1.56	0.99

KBW’s analysis showed the following concerning UCBH’s market performance:

SELECTED PEER GROUP:

	MEDIAN		Low		High		UCBH
Price / Stated Book Value Per Share	275%		157%		427%		270%
Price / Tangible Book Value Per Share	341		205		457		333
Price / 2006 GAAP Estimated Earnings Per Share	15.5	x	10.8	x	18.5	x	17.6	x
Price / 2006 Cash Estimated Earnings Per Share	15.1		10.6		18.5		17.4
Price / 2007 GAAP Estimated Earnings Per Share	13.9		9.4		16.7		15.2
Price / 2007 Cash Estimated Earnings Per Share	13.6		9.2		16.7		15.1
Dividend Yield	1.0%		0.5%		1.4%		0.7%

KBW also compared the financial performance of Summit to those of a group of comparable banks. The comparisons were based on:

•	various financial measures including:

•	earnings performance

•	operating efficiency

•	capital

•	asset quality

•	various measures of market performance including:

•	price to book value

•	price to earnings

•	dividend yield

To perform this analysis, KBW used the financial information as of and for the quarter ended June 30, 2006. The 9 companies in the peer group included publicly traded Asian American banks per KBW Research. This peer group includes Cathay General Bancorp, Inc., Center Financial Corporation, East West Bancorp, Inc., Hanmi Financial Corporation, MetroCorp Bancshares, Inc., Nara Bancorp, Inc., Preferred Bank, UCBH Holdings, Inc. and Wilshire Bancorp Inc. KBW has adjusted throughout its analysis the financial data to exclude certain non-recurring income and expenses and any extraordinary items.

KBW’s analysis showed the following concerning Summit’s financial performance:

SELECTED PEER GROUP:

	MEDIAN	Low	High	Summit
Return on Average Equity (GAAP)	16.20%	14.02%	26.32%	11.88%
Return on Average Assets (GAAP)	1.61	1.15	1.94	1.02
Return on Average Tangible Equity (Cash)	20.77	16.92	28.34	15.11
Return on Average Tangible Assets (Cash)	1.65	1.20	1.95	1.07
Net Interest Margin	4.69	3.50	5.18	4.49
Efficiency Ratio	41	33	62	63
Leverage Ratio	9.03	8.43	11.84	9.60
Equity / Assets	8.18	7.16	12.45	8.79
Tangible Equity / Assets	6.93	6.36	10.99	7.27
Loans / Deposits	93	82	110	79
Non-Performing Assets / Assets	0.21	0.04	0.96	0.66
Loan Loss Reserve / Non-Performing Assets	410	113	721	137
Loan Loss Reserve / Total Loans	1.13	0.96	1.56	1.33

KBW’s analysis showed the following concerning Summit’s market performance:

SELECTED PEER GROUP:

	MEDIAN		Low		High		Summit
Price / Stated Book Value Per Share	270%		157%		427%		195%
Price / Tangible Book Value Per Share	333		205		457		240
Price / 2006 GAAP Estimated Earnings Per Share	16.2	x	14.8	x	18.5	x	14.7	x
Price / 2006 Cash Estimated Earnings Per Share	15.7		14.7		18.5		14.4
Price / 2007 GAAP Estimated Earnings Per Share	14.5		12.9		16.7		13.1
Price / 2007 Cash Estimated Earnings Per Share	14.1		12.9		16.7		12.8
Dividend Yield	1.0%		0.5%		1.4%		2.5%

Contribution Analysis. KBW analyzed the relative contribution of each of Summit and UCBH to the pro forma balance sheet and income statement items of the combined entity, including assets, gross loans, deposits, equity, tangible equity, latest twelve months’ earnings and estimated 2007 earnings based on First Call’s 2007 published earnings estimate for Summit and UCBH. This analysis excluded any purchase accounting adjustments. The pro forma ownership analysis assumed the aggregate deal value was in the form of 50% UCBH stock and 50% cash and was based on UCBH’s closing price of $18.29 on September 15, 2006. The results of KBW’s analysis are set forth in the following table:

Category	UCBH	Summit
Assets	92.7%	7.3%
Gross Loans	93.2	6.8
Deposits	91.6	8.4
Equity	91.7	8.3
Tangible Equity	91.7	8.3
2007 Estimated Earnings (GAAP)	93.1	6.9
2007 Estimated Earnings (Cash)	93.2	6.8
Estimated Pro Forma Ownership	95.3	4.7

Financial Impact Analysis. KBW performed pro forma merger analyses that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of the pro forma company. This analysis indicated that the merger is expected to be dilutive to UCBH’s estimated 2007 GAAP earnings per share and accretive to UCBH’s estimated 2008 GAAP earnings per share. This analysis was based on First Call’s 2007 published earnings estimate for Summit and UCBH. KBW assumed 15% earnings growth over First Call’s 2007 projections to estimate UCBH’s and Summit’s 2008 earnings per share and estimated cost savings equal to 15.0% of Summit’s projected non-interest expenses. For all of the above analyses, the actual results achieved by pro forma company following the merger will vary from the projected results and the variations may be material.

Other Analyses. KBW reviewed the relative financial and market performance of UCBH and Summit to a variety of relevant industry peer groups and indices. KBW also reviewed earnings estimates, historical stock performance, stock liquidity and research coverage for UCBH.

The Summit Board of Directors has retained KBW as an independent contractor to act as financial adviser to Summit regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to Summit and UCBH. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Summit and UCBH for KBW’s own account and for the accounts of its customers.

Summit and KBW have entered into an agreement relating to the services to be provided by KBW in connection with the merger. Summit has agreed to pay KBW at the time of closing a cash fee equal to 1.0 % of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of Summit in the transaction. Pursuant to the KBW engagement agreement, Summit also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

THE MERGER

The following is a brief description of the material aspects of the merger. There are other aspects of the merger that are not discussed below, but that are contained in the merger agreement. As a result, you are urged to read the merger agreement carefully. The merger agreement, as amended, is attached to this proxy statement as Appendix A.

Basic Terms of the Merger

The merger agreement provides for the merger of Summit with and into a subsidiary of UCBH, with the subsidiary of UCBH as the surviving company. Immediately following the merger, Summit Bank will be merged with and into United Commercial Bank (“UCB”), also a wholly-owned subsidiary of UCBH. It will operate under the name to be designated by UCB, but retain the same branch offices as Summit Bank before the merger.

In the merger, Summit shareholders will receive cash, UCBH common stock, or a combination of cash and UCBH common stock for their Summit common stock, as described below. While UCBH and Summit believe that they will receive the necessary regulatory approvals for the merger, there can be no assurance that such approvals will be received or, if received, as to the timing or conditions of such approvals or as to the ability to obtain such approvals on satisfactory terms. See “—Conditions to the Completion of the Merger” and “—Regulatory Requirements.”

Merger Consideration

Under the merger agreement, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Summit common stock. The merger agreement provides that each share of Summit common stock outstanding prior to the effective time of the merger will be converted, at the election of the holder, to either cash in the amount of $24.50 per share or 1.3521 shares of UCBH common stock, subject to adjustment as described in “The Merger—Amendment or Termination of the merger agreement.” The total mix of cash and stock received in exchange for all of a shareholder’s shares of Summit common stock will be subject to allocation by UCBH’s exchange agent in order to ensure that 50% of the shares of Summit common stock outstanding immediately prior to the effective time of the merger are exchanged for cash and the other 50% for stock, or as close an approximation to that division as is possible. In addition to the foregoing consideration, options to purchase shares of Summit common stock that are outstanding and unexercised immediately prior to the effective time of the merger (all of which are currently vested) will be cancelled in exchange for cash in an amount equal to the difference between $24.50 and the exercise price per share of the option, multiplied by the number of shares subject to the option.

For example, if the average closing price of UCBH common stock for the 20 trading day period prior to the Determination Date (the “Average Closing Price”) were $18.00, a Summit shareholder receiving only stock would receive 1.3521 shares of UCBH common stock for each share of Summit common stock having a value of approximately $24.34 per share, and a Summit shareholder receiving only cash would receive $24.50 in cash per share of Summit common stock, subject in each case to the allocation procedures described under the heading “The Merger—Allocation” below.

To further illustrate, if a Summit shareholder has 100 shares of Summit common stock for which the shareholder makes a valid combination election to exchange 50 Summit shares for UCBH common stock and 50 Summit shares for cash as of the effective time of the merger, then he or she would receive 67 shares of UCBH common stock (50 shares multiplied by the exchange ratio of 1.3521 and $10.96 in lieu of a fractional share) and $1,225 in cash for the remaining shares of Summit common stock, subject in each case to the allocation procedures described under the heading “The Merger—Allocation” below. Because UCBH’s share price varies on any given day, the value of 67 shares of UCBH common stock on Closing Date may be different from $1,220.07 (as calculated by multiplying 67 shares by the Agreement price of $18.12).

No assurance can be given that the current fair market value of UCBH common stock will be equivalent to the fair market value of UCBH common stock on the date that stock is actually received by a Summit shareholder or at any other time. The fair market value of UCBH common stock received by a Summit shareholder may be greater or less than the current fair market value of UCBH common stock due to numerous market factors.

No fractional shares of UCBH common stock will be issued to any holder of Summit common stock in the merger. For each fractional share that would otherwise be issued, UCBH will pay $24.50 in cash, with the total payment being rounded to the nearest penny. No interest will be paid or accrued on cash payable in lieu of fractional shares of UCBH common stock.

Election Procedure

Subject to the allocation mechanism described in the next section, each Summit shareholder will have the right to elect to receive with respect to such shareholder’s shares of UCBH common stock:

•	all cash;

•	all UCBH common stock; or

•	a combination of cash and UCBH common stock.

All Cash Election. Shareholders who choose to receive all cash for their shares of Summit common stock will receive the $24.50 times the number of shares of Summit common stock owned by such shareholder, subject to the allocation mechanism described below in the event shareholders collectively elect to receive too much cash. In our discussion we refer to the shares held by a Summit shareholder who has chosen to receive all cash for such shares as “cash election shares.”

All Stock Election. Shareholders who choose to receive all stock for their shares of Summit common stock will receive 1.3521 shares of UCBH common stock times the number of shares of Summit common stock owned by such shareholder, subject to the allocation mechanism described below in the event shareholders collectively elect to receive too much stock. In our discussion we refer to the shares held by a Summit shareholder who has chosen to receive all stock for such shares as “stock election shares.”

Combination Election. A shareholder who chooses to receive part cash and part stock for his or her shares of Summit common stock (“combination election shares”) will receive 1.3521 shares of UCBH common stock with respect to each share of Summit common stock the shareholder wishes to exchange for stock (“combination stock election”) and $24.50 per share with respect to the remainder of such shareholder’s Summit common stock (“combination cash election”), subject to the allocation mechanism described below in the event the total number of shares of Summit common stock elected for UCBH common stock is either more than or less than 50% of the outstanding shares of Summit common stock.

No-Election Shares. Shareholders who indicate that they have no preference as to whether they receive cash or UCBH common stock for their shares of Summit common stock and shareholders who do not make a valid election will be deemed to have made no election (“no-election shares”). Shareholders who are deemed to have made no election will receive in exchange for each of their shares of Summit common stock: (i) 1.3521 shares of UCBH common stock if there is an oversubscription of the cash consideration; or (ii) $24.50 if there is an oversubscription of the stock consideration. See “—Allocation” below.

Proposed Dissenting Shares. To the extent a Summit shareholder provides notice of dissent to Summit in accordance with the Georgia Business Corporation Code, but then fails to subsequently perfect such dissent under the Georgia Business Corporation Code (“proposed dissenting shares”), such proposed dissenting shares shall be deemed to be no-election shares and such shareholder will receive the merger consideration under the heading “No-Election Shares.” A shareholder who does perfect his or her dissenters’ rights under the Georgia Business Corporation Code will receive the fair value for his or her shares as provided under Georgia law. See “—Allocation” below.

Pursuant to the merger agreement, 50% of the merger consideration value must be issued in cash and the remaining 50% must be issued in stock (or as close to such a division as is practicable). Accordingly, there is no assurance that a holder of Summit common stock will receive the form of consideration that the holder elects with respect to all shares of Summit common stock held by that holder. If the elections result in an oversubscription with respect to shares of Summit common stock which would otherwise receive either the per share stock consideration or the Per Share Amount, the exchange agent will follow the procedures for allocating UCBH common stock and cash described below under “—Allocation.”

Election Form. An election form accompanies this proxy statement. Each election form allows the holder to make the all cash election, the all stock election, the combination cash and stock election, or to indicate that the holder makes no election. Summit and UCBH will make available Election Forms to persons who become holders of Summit common stock between the record date for the Summit special meeting and the close of business on the day prior to the election deadline.

Holders of Summit common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the election form. Shares of Summit common stock as to which the holder has not made a valid election prior to the election deadline, which is 5:00 p.m, Pacific Time, on                     , 2006 [thirty days after mailing date], will be deemed no-election shares.

To make a valid election, a holder of Summit common stock must submit a properly completed Election Form so that it is actually received by UCBH’s exchange agent on or prior to the election deadline in accordance with the instructions on the Election Form. An Election Form shall be deemed properly completed only if an election is indicated for each share of Summit common stock covered by such Election Form. Any shareholder who fails to deliver a properly completed Election Form to the exchange agent on or before the election deadline will not have made a valid election and instead, the shares of Summit common stock owned by such shareholder will be deemed to be no-election shares.

You may send in your stock certificates either with the accompanying election form or after the effective time of the merger. Also accompanying this proxy statement is a Letter of Transmittal that will provide you with instructions on surrendering your Summit stock certificate(s) and backup withholding tax forms to be completed and signed by you. The Letter of Transmittal must accompany your stock certificates. You will need to send in your stock certificates, the completed and signed Letter of Transmittal and the appropriate completed and signed backup withholding tax form in order to receive merger consideration, which will be distributed after the effective time of the merger. However, you should send the election form in the enclosed envelope to the exchange agent in accordance with the instructions included herewith so that it is received by the exchange agent on or before the election deadline.

An election may be revoked or changed by the person submitting the Election Form prior to the election deadline. The exchange agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of UCBH regarding these matters will be binding and conclusive. Neither UCBH, Summit nor the exchange agent will be under any obligation to notify any person of any defects in an Election Form.

All shares of UCBH common stock issued to the holders of Summit common stock pursuant to the merger will be deemed issued as of the effective time. Until you surrender your Summit stock certificates for exchange, you will accrue, but will not be paid, any dividends or other distributions declared after the effective time with respect to UCBH common stock into which any of your shares may have been converted. When you surrender your certificates, UCBH will pay any unpaid dividends or other distributions, as well as any merger consideration payable in cash, without interest. After the effective time, there will be no transfers on the stock transfer books of Summit of any shares of Summit common stock. If certificates representing shares of Summit common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Summit common stock represented by those certificates shall have been converted. Failure to timely receive your certificates representing Summit common stock may subject you to loss of your portion of the merger consideration because it may escheat to the state where you reside.

If a certificate for Summit common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and reasonable assurances, such as a bond or indemnity, satisfactory to UCBH in consultation with Summit, and appropriate and customary identification.

Allocation

All cash election shares, stock election shares and combination election shares are subject to adjustment to ensure that 50% of the shares of Summit common stock outstanding immediately prior to the effective time of the merger are exchanged for cash and the other 50% for stock (or as close to such a division as is practicable). As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock.

Oversubscription of the Cash Consideration. If the total amount of cash that would be payable to Summit shareholders who make all cash elections or combination cash elections would be greater than the maximum amount of cash to be paid by UCBH pursuant to the merger agreement, the following allocation mechanism will be used:

•	all stock election shares and the combination stock election shares will be converted into the right to receive UCBH common stock;

•	the exchange agent will then prorate no-election shares to receive the UCBH common stock as shall be necessary to ensure that the number of shares of UCBH common stock to be received by those holders, when combined with the number of shares of UCBH common stock for which a stock election or a combination stock election has been made, equals as closely as possible 50% of the outstanding shares of Summit common stock (“aggregate UCBH share amount”);

•	to the extent the shares of UCBH common stock to be received by all holders of no-election shares, plus the number of shares of UCBH common stock for which stock elections and combination stock elections have been made are still less than the aggregate UCBH share amount, then the exchange agent will make up the difference by prorating the amount of cash to be delivered to the cash election shares and the combination cash election shares based on their respective numbers of cash election shares; and

•	each of the remaining shares of Summit common stock held by shareholders making cash elections or combination cash elections will be exchanged for $24.50 in cash.

Oversubscription of the Stock Consideration. If the total shares of UCBH common stock that would be issued to Summit shareholders who make all stock elections and combination stock elections would be greater than the maximum number of shares of UCBH common stock to be issued to the Summit shareholders, the following allocation mechanism will be used:

•	all cash election shares and combination cash election shares will be converted into the right to receive cash;

•	the exchange agent will then prorate no-election shares to receive the cash as is necessary to ensure that the amount of cash to be received by those holders, when combined with the amount of cash for which a cash election or a combination cash election has been made, equals as closely as possible the product of $24.50 and the number of shares representing 50% of the outstanding shares of Summit common stock (the “aggregate cash value”);

•

to the extent the amount of cash to be received by all holders of no-election shares plus the amount of cash for which cash elections and combination cash elections have been made are still less than the aggregate cash value, then the exchange agent will make up the difference by prorating the amount of stock to be delivered to the stock election shares and the combination stock election shares based on their respective numbers of stock election shares; and

•	each of the remaining shares of Summit common stock held by shareholders making stock elections or combination stock elections will be exchanged for 1.3521 shares of UCBH common stock (subject to adjustment).

The allocation described above will be computed by UCBH prior to the effective time and shall be set forth in a certificate executed by the Chief Financial Officer of UCBH and furnished to Summit at least two business days prior to the effective time showing the manner of calculation in reasonable detail. Any calculation of a portion of a share of UCBH common stock shall be rounded to the nearest ten-thousandth of a share for purposes of calculating a cash payment in lieu of such fractional shares, and any cash payment shall be rounded to the nearest cent.

Because the federal income tax consequences of receiving cash, UCBH common stock, or both cash and UCBH common stock will differ, Summit shareholders are urged to read carefully the information set forth under the caption “—Certain Federal Income Tax Consequences” and to consult their own tax advisors for a full understanding of the merger’s tax consequences to them. In addition, because the stock consideration can fluctuate in value, the economic value per share received by Summit shareholders who receive the stock consideration may, as of the date of receipt by them, be more or less than the amount of cash consideration per share received by Summit shareholders who receive cash consideration.

Unexercised Summit Options

The merger agreement provides that each Summit option that is outstanding and unexercised immediately prior to the effective time of the merger shall be cancelled in exchange for cash in an amount equal to the difference between $24.50 and the exercise price per share of such Summit option, multiplied by the number of shares subject to the option. It is expected that an aggregate amount of approximately $757,800 will be needed in order to make all payments required by the previous sentence in connection with the merger. All of Summit’s outstanding options are currently vested.

Fractional Shares

UCBH will not issue fractional shares in the merger. Instead, a cash payment will be paid in an amount equal to the product of the fractional part of a share of UCBH common stock to which a shareholder of Summit might otherwise be entitled, multiplied by $24.50.

Effective Time

Subject to the conditions to the obligations of the parties to complete the merger as set forth in the merger agreement, the effective time will occur as soon as practicable after such conditions set forth in the merger agreement have been satisfied or waived. Subject to the foregoing, it is currently anticipated that the merger will be consummated during the fourth quarter of 2006. Either UCBH or Summit may, subject to certain conditions, terminate the merger agreement if the effective time does not occur on or before April 30, 2007.

Material United States Federal Income Tax Consequences of the Merger

The following is a discussion of the material United States federal income tax consequences of the merger that are generally applicable to holders of Summit common stock who are citizens of, reside in or are organized under the laws of the United States. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing regulations thereunder (including final, temporary and proposed regulations) and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. The following discussion is intended only as a general summary of the material federal income tax consequences of the merger and is not a complete analysis or listing of all potential tax effects that may be relevant to a decision on whether to vote in favor of approval of the merger agreement.

This discussion assumes that the Summit shareholders hold their shares of Summit common stock as a capital asset within the meaning of section 1221 of the Code. Further, the discussion does not address all aspects of federal income taxation that may be relevant to Summit shareholders in light of their particular circumstances or that may be applicable to them if they are subject to special treatment under the Code, including, without limitation, shareholders who are subject to such special treatment because they are:

•	financial institutions, mutual funds, dealers in securities or insurance companies;

•	tax-exempt organizations;

•	S corporations or other pass-through entities;

•	non-United States persons;

•	Summit shareholders whose shares are qualified small business stock for purposes of section 1202 of the Code or who may be subject to the alternative minimum tax provisions of the Code; or

•	Summit shareholders who received their Summit common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

Consummation of the merger is conditioned upon the receipt by Summit of the opinion of Powell Goldstein LLP, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the opinion, which are consistent with the state of facts existing as of the effective time, the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code. The foregoing tax opinion is not binding on the Internal Revenue Service (“IRS”) or the courts, and neither Summit nor UCBH intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger.

Assuming consummation of the merger on the basis of facts, representations and assumptions as set forth in the opinion referred to above, the United States federal income tax consequences of the merger to a holder generally will depend on whether the holder exchanges such holder’s Summit common stock for cash, UCBH common stock or a combination of cash and UCBH common stock.

Exchange Solely for Cash. In general, if pursuant to the merger a holder exchanges all of its shares of Summit common stock solely for cash, the holder will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of Summit common stock surrendered, which gain or loss will be long-term capital gain or loss if the holder’s holding period with respect to the Summit common stock surrendered is more than one year. Notwithstanding the foregoing, if a holder exchanges all of its shares of Summit common stock solely for cash and either (i) is deemed to constructively own shares of UCBH common stock after the exchange of shares of Summit common stock for shares of UCBH common stock or (ii) actually owns shares of UCBH common stock, up to the entire amount of the cash received by the holder may be taxed as a dividend rather than as a capital gain. The tax rules for determining whether a shareholder is deemed to constructively own shares of UCBH common stock are discussed below under the heading “—Possible Treatment of Cash as a Dividend.” The consequence to such holders may be similar to the consequences described below under the heading “—Exchange for UCBH Common Stock and Cash”, except that the amount deemed to be a dividend, if any, may not be limited to the amount of gain realized.

Exchange Solely for UCBH Common Stock. If pursuant to the merger a holder exchanges all of its shares of Summit common stock solely for shares of UCBH common stock, the holder will not recognize any gain or loss, except in respect of cash received in lieu of any fractional share of UCBH common stock (as discussed below). The aggregate adjusted tax basis of the shares of UCBH common stock received in the merger will be equal to the aggregate adjusted tax basis of the shares of Summit common stock surrendered for the UCBH common stock (reduced by the tax basis allocable to any fractional share of Summit common stock for which cash is received), and the holding period of the UCBH common stock will include the period during which the shares of

Summit common stock were held. If a holder has differing bases or holding periods in respect of its shares of Summit common stock, the holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of UCBH common stock received in the exchange.

Exchange for UCBH Common Stock and Cash. If pursuant to the merger a holder exchanges all of its shares of Summit common stock for a combination of UCBH common stock and cash, the holder will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the UCBH common stock received pursuant to the merger over the holder’s adjusted tax basis in its shares of Summit common stock surrendered) and (ii) the amount of cash received pursuant to the merger. Any recognized gain will generally be long-term capital gain if the holder’s holding period with respect to the Summit common stock surrendered is more than one year. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the holder’s ratable share of Summit’s accumulated earnings and profits as calculated for federal income tax purposes. See “—Possible Treatment of Cash as a Dividend” below.

The aggregate adjusted tax basis of UCBH common stock received by a holder that exchanges its shares of Summit common stock for a combination of UCBH common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Summit common stock surrendered for UCBH common stock and cash, reduced by the amount of cash received by the holder pursuant to the merger, and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below), if any, recognized by the holder on the exchange. The holding period of the UCBH common stock will include the holding period of the shares of Summit common stock surrendered. If a holder has differing bases or holding periods in respect of its shares of Summit common stock, the holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of UCBH common stock received in the exchange.

Possible Treatment of Cash as a Dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder’s deemed percentage stock ownership of UCBH. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of Summit common stock solely for UCBH common stock and UCBH then immediately redeemed (the “deemed redemption”) a portion of the UCBH common stock in exchange for the cash the holder actually received. The gain recognized in the exchange followed by a deemed redemption will be treated as capital gain if the deemed redemption is (i) substantially disproportionate with respect to the holder, or (ii) not essentially equivalent to a dividend. If neither of these two tests is met, the entire amount of cash received in the reorganization (as opposed to the amount that would be taxable as gain) could be taxed as a dividend income to the holder.

The deemed redemption, generally, will be substantially disproportionate with respect to a holder if the percentage described in (ii) below is less than 80% of the percentage described in (i) below. Whether the deemed redemption is not essentially equivalent to a dividend with respect to a holder will depend upon the particular circumstances of the holder. At a minimum, however, in order for the deemed redemption to be not essentially equivalent to a dividend, the deemed redemption must result in a meaningful reduction in the holder’s actual and constructive percentage stock ownership of UCBH. In general, that determination requires a comparison of (i) the percentage of the outstanding stock of UCBH the holder is deemed to actually and constructively own immediately before the deemed redemption and (ii) the percentage of the outstanding stock of UCBH the holder actually and constructively owns immediately after the deemed redemption. In applying the foregoing tests, a holder is deemed to own stock owned and, in some cases, constructively owned, by certain family members, by certain estates and trusts of which the holder is a beneficiary, and by certain affiliated entities. As these rules are complex, each holder that may be subject to these rules should consult its tax advisor. The IRS has ruled that a relatively minor reduction in the percentage of actual and constructive stock ownership of a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is a meaningful reduction. Under current federal income tax law, dividends from regular U.S. corporations (i.e., “C” corporations) and long-term capital gain from the disposition of stock that is a capital asset in the hands of its owner are both taxed at a maximum rate of 15% for federal income tax purposes.

Cash Received in Lieu of a Fractional Share. Cash received by a holder of Summit common stock in lieu of a fractional share of UCBH common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s aggregate adjusted tax basis of the shares of Summit common stock surrendered allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Summit common stock is more than one year.

Dissenting Shareholders. Holders of Summit common stock who dissent with respect to the merger, as discussed in “Dissenters’ Rights” and who receive cash in respect of their shares of Summit common stock will be treated, generally, in the same manner as holders who exchange their shares of Summit common stock solely for cash in accordance with the discussion above.

Backup Withholding. Payments of cash to a holder may, under certain circumstances, be subject to information reporting and U.S. federal backup withholding at the rate of 28% of the amount of cash payable, unless such holder provides proof of an applicable exemption satisfactory to UCBH and the exchange agent or furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Reporting Requirements. Shareholders who receive UCBH common stock as a result of the merger will be required to retain records pertaining to the merger and each shareholder will be required to file with such holder’s federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Summit shareholders will be responsible for the preparation of their own tax returns. As such, you should consult with your tax advisor to determine what you must file with your federal income tax return if you receive shares of UCBH common stock in the merger.

Powell Goldstein LLP, counsel to Summit, will deliver an opinion to the foregoing effect to Summit’s Board of Directors immediately prior to the closing of the merger. The foregoing is only a summary of the tax consequences of the merger as described in such opinion. The opinion is based on assumptions and representations made by officers of UCBH and Summit, and contains qualifications appropriate to the subject matter.

An opinion of counsel only represents its best professional judgment, and has no binding effect or official status of any kind. No assurance can be given that contrary positions will not be taken by the IRS or a court considering the issues. Neither Summit nor UCBH has requested or will request a ruling from the IRS with regard to the federal income tax consequences of the merger.

The foregoing is a general summary of the material federal income tax consequences of the merger to Summit shareholders, without regard to the particular facts and circumstances of each shareholder’s tax situation and status. In addition, there may be relevant state, local, foreign or other tax consequences, none of which is described above. Because certain tax consequences of the merger may vary depending on the particular circumstances of each shareholder, each shareholder should consult its own tax advisor regarding its specific tax situation and status, including the specific application of state, local and foreign laws to such shareholder and the possible effect of changes in federal and other tax laws.

TO COMPLY WITH U.S. TREASURY REGULATIONS, WE ADVISE YOU THAT ANY U.S. FEDERAL TAX ADVICE INCLUDED IN THIS COMMUNICATION (i) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, TO AVOID ANY U.S. FEDERAL TAX

PENALTIES, AND (ii) WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED BY THIS COMMUNICATION. ANY TAXPAYER RECEIVING THIS COMMUNICATION SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES.

Voting Agreements

Each of the directors and executive officers of Summit, other than those who do not own any shares of Summit common stock, has entered into a voting agreement in which he or she has agreed, among other things, to vote all shares of Summit common stock he or she beneficially owns in favor of the merger agreement.

Dissenters’ Rights of Appraisal

Under Georgia law, Summit shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Summit common stock.

Summit shareholders electing to exercise dissenters’ rights must comply with the provisions of the Georgia dissenters’ statute in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that a Summit shareholder must follow in order to dissent from the merger and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the Georgia appraisal laws, the full text of which is set forth in Appendix B to this document.

Pursuant to the provisions of the Georgia Business Corporation Code (the “Georgia Code”), Summit’s shareholders have the right to dissent from approval of the merger and to receive the fair value of their shares in cash. Holders of Summit common stock who fulfill the requirements described below will be entitled to assert dissenters’ rights. Shareholders considering the initiation of a dissenters’ proceeding should review this section in its entirety. A dissenters’ proceeding may involve litigation.

References in this section to Summit will be deemed to refer to the surviving entity of the merger if the actions required occur after the effective time of the merger.

Preliminary Procedural Steps. Pursuant to the provisions of Article 13 of the Georgia Code, if the merger is consummated, you must:

•	give to Summit, prior to the vote at the special meeting with respect to the approval of the merger, written notice of your intent to demand payment for your shares of Summit common stock (hereinafter referred to as “shares”);

•	not vote in favor of the merger; and

•	comply with the statutory requirements summarized below.

You may assert dissenters’ rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify Summit in writing of the name and address of each person on whose behalf you are asserting dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders.

Written Dissent Demand. Voting against the merger will not satisfy the written demand requirement. In addition to not voting in favor of the merger, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the merger is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the merger and will not be entitled to assert dissenters’ rights.

Any written objection to the merger satisfying the requirements discussed above should be addressed to the Corporate Secretary, Summit Bank Corporation, 4361 Chamblee Dunwoody Road, Atlanta, Georgia 30341.

If the shareholders of Summit approve the merger at the special meeting, Summit must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all of its shareholders who satisfy the foregoing requirements. The Dissenters’ Notice must be sent within ten (10) days after the effective date of the merger and must:

•	state where dissenting shareholders should send the demand for payment;

•	state where and when dissenting shareholders should deposit certificates for the shares;

•	inform holders of uncertificated shares to what extent the transfer of these shares will be restricted after the demand for payment is received;

•	set a date by which Summit must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters’ Notice is delivered); and

•	be accompanied by a copy of Article 13 of the Georgia Code.

A record shareholder who receives the Dissenters’ Notice must demand payment and deposit his or her certificates with Summit in accordance with the Dissenters’ Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the merger. A record shareholder who does not demand payment or deposit his or her share certificates as required by the dates set forth in the Dissenters’ Notice is not entitled to payment for his or her shares under Article 13 of the Georgia Code.

Except as described below, Summit must, within ten (10) days of the later of the effective date of the merger or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount Summit estimates to be the fair value of the shares, plus accrued interest from the effective date of the merger. Summit’s offer of payment must be accompanied by:

•	recent financial statements of Summit;

•	Summit’s estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s right to demand payment under Section 14-2-1327 of the Georgia Code; and

•	a copy of Article 13 of the Georgia Code.

If a dissenting shareholder accepts Summit’s offer by written notice within 30 days after Summit’s offer, Summit must pay for the shares within 60 days after the latter of the making of the offer or the effective date of the merger.

If the merger is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, Summit must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Summit must send a new Dissenters’ Notice if the merger is consummated after the return of certificates and repeat the payment demand procedure described above.

Section 14-2-1327 of the Georgia Code provides that a dissenting shareholder may notify Summit in writing of his or her own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate, if:

•	he or she believes that the amount offered by Summit is less than the fair value of his or her shares or that Summit has calculated incorrectly the interest due; or

•	Summit, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

A dissenting shareholder waives his or her right to demand payment under Section 14-2-1327 of the Georgia Code unless he or she notifies Summit of his or her demand in writing within 30 days after Summit makes or offers payment for the dissenting shareholder’s shares. If Summit does not offer payment within ten (10) days of the latter of the merger’s effective date or the receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany Summit’s payment offer, and Summit must provide such information within ten (10) days after receipt of the written demand. The shareholder may notify Summit of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

Litigation. If a demand for payment under Section 14-2-1327 of the Georgia Code remains unsettled, Summit must commence a nonjury equity valuation proceeding in the Superior Court of DeKalb County, Georgia, within 60 days after receiving the payment demand, and must petition the court to determine the fair value of the shares and accrued interest. If Summit does not commence the proceeding within those 60 days, the Georgia Code requires Summit to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Summit is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder’s shares plus interest to the date of judgment.

The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Summit, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Summit if the court finds Summit did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Code, or against either Summit or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Code.

If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Summit, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters’ rights may be brought more than three years after the effective date of the merger, regardless of whether notice of the merger and of the right to dissent were given by Summit in compliance with the Dissenters’ Notice and payment offer requirements.

This summary of the material rights of a dissenting shareholder is qualified in its entirety by reference to Article 13 of the Georgia Code, included as Appendix B to this proxy statement. If you intend to dissent from approval of the merger, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We have not made any provision to grant you access to any of the corporate files of Summit, except as may be required by the Georgia Code, or to obtain legal counsel or appraisal services at the expense of Summit.

Any dissenting shareholder who perfects his or her right to be paid the “fair value” of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See “The Merger—Federal Income Tax Consequences.”

The failure of a Summit shareholder to comply strictly with the Georgia statutory requirements will result in a loss of dissenters’ rights. A copy of the relevant statutory provisions is attached as Appendix B. You should refer to this appendix for a complete statement concerning dissenters’ rights and the foregoing summary of such rights is qualified in its entirety by reference to that appendix.

Conditions to the Merger

Consummation of the merger is subject to various conditions. No assurance can be provided as to whether these conditions will be satisfied or waived by the appropriate party. Accordingly, there can be no assurance that the merger will be completed. Some of these conditions, applicable to the respective obligations of both UCBH and Summit, are as follows:

•	approval of the merger by Summit shareholders;

•	accuracy of the other party’s representations in the merger agreement and any certificate or other instrument delivered in connection with the merger agreement;

•	compliance by the other party of all material terms, covenants, and conditions of the merger agreement;

•	that no action or proceeding has been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the transactions contemplated by the merger agreement;

•	UCBH’s and Summit’s receipt of tax opinions from their respective counsel;

•	UCBH’s and Summit’s receipt of opinions from their respective financial advisors with respect to the fairness from a financial point of view of the transactions contemplated by the merger agreement;

•	completing all filings required by applicable securities laws;

•	all statutory waiting periods applicable to the transactions contemplated by the merger agreement shall have expired; and

•	obtaining all regulatory approvals or waivers required to consummate the transactions contemplated by the merger agreement from applicable governmental and regulatory authorities as well as required consents and/or approvals of applicable private parties.

In addition to the above, the obligations of UCBH under the merger agreement are subject to conditions that include, but are not limited to, the following:

•	no Material Adverse Effect (as defined in the merger agreement) shall have occurred, or be reasonably likely to occur with respect to Summit and its subsidiaries taken as a whole;

•	at the time of the consummation of the transactions contemplated by the merger agreement Summit’s net worth shall be at least $59 million plus $250,000 for each full calendar month in 2007 preceding such time, adjusted to reflect: (i) the after tax effect of expenses related to the merger and any gain or loss from the sale of assets in the ordinary course after June 30, 2006; (ii) any change in the “Accumulated Other Comprehensive Loss” line of Summit’s consolidated statement of financial condition as of the end of the month preceding the consummation of the merger; and (iii) the amount of quarterly cash dividends paid by Summit from July 1, 2006 through the consummation of the merger (such dividends are not permitted to exceed $.10 per share);

•	at the time of the consummation of the merger, Summit Bank’s allowance for loan and lease losses shall not be less than $5,962,000;

•	the balance of core deposits with Summit Bank shall not be less than (i) $100 million for non-interest bearing deposits; and (ii) $185 million for all core deposits in the aggregate (for purposes of this condition, core deposits are equal to total deposits less all time deposits);

•	Summit shall have terminated all of its option plans without liability;

•	Summit shall have paid off any amounts owed under its existing credit facility and the lender shall have released any security interests with respect to the Summit Bank stock pledged to it by Summit; and

•	UCBH must be satisfied with title reports and insurance policies as well as with the environmental condition of all Summit Bank owned property; and

•	Holders of not more than 5% of the outstanding shares of Summit shall have asserted dissenter’s rights.

Additionally, either UCBH or Summit may terminate the merger if certain conditions applicable to the other party are not satisfied or waived. Those conditions are discussed below under “—Amendment or Termination of the Merger Agreement.”

Either UCBH or Summit may waive any of their conditions to close the merger, except those that are required by law (such as receipt of regulatory and Summit shareholder approval). Either UCBH or Summit may also grant extended time to the other party to complete an obligation or condition.

Regulatory Approvals

The transaction must be approved by the Federal Deposit Insurance Corporation and the California Commissioner of Financial Institutions; a request for waiver of an application and approval process must be approved by the Federal Reserve; and written notifications must be provided to the Georgia Department of Banking and Finance and the Office of the Comptroller of the Currency (“OCC”). Each of these filings was made as of September 29, 2006. A courtesy notice will also be provided to the Texas Department of Banking. As of the date of this proxy statement, applications for the three approvals are pending. UCBH expects that the applications will be acted upon prior to December 31, 2006, but there is no assurance that such applications will be acted upon within this time period or that such applications will be approved. Certain post-approval filings will be made with banking and business agencies of the government of the People’s Republic of China in connection with UCB’s acquisition of Summit Bank’s current representative office in Shanghai.

Summit and UCBH filed an application on September 29, 2006 for a permit (the “California Permit”) from the California Commissioner of Corporations (the “California Commissioner”) in order to notify interested parties (as required by California law) of, and to hold, a fairness hearing conducted before the California Commissioner in accordance with applicable California laws with respect to the merger and the shares of UCBH common stock to be issued to the Summit shareholders in the merger (the “California Fairness Hearing”). The purpose of the California Fairness Hearing is to authorize and approve the terms and conditions of the issuance of the UCBH common stock and the fairness of the merger agreement. The California Fairness Hearing was held on November 1, 2006. Based on the evidence presented at the California Fairness Hearing, the California Commissioner, issued the California Permit on November 1, 2006. Accompanying the California Permit, the California Commissioner’s Certificate of Issuance of Permit certifies that the terms and conditions of the proposed offer and sale of securities in the merger are fair and are approved.

Amendment Or Termination Of The Merger Agreement

The merger agreement may be further amended or supplemented at any time by written agreement of the parties, whether before or after the Summit special meeting. To the extent permitted under applicable law, the parties may make any amendment or supplement without further approval of Summit shareholders. However, after shareholder approval, any amendments that would reduce the amount or change the form of consideration Summit shareholders will receive in the merger or the allocation of the cash percentage and stock percentage would require further Summit shareholder approval.

The merger agreement contains several provisions entitling either UCBH or Summit to terminate the merger agreement under certain circumstances. The following briefly describes these provisions:

Lapse of Time. If the merger has not closed by April 30, 2007, then at any time after that date, either UCBH or Summit may terminate the merger agreement.

UCBH Average Closing Price Decreases Disproportionately Against an Index. Summit may terminate the merger agreement if the Agreement Price for each share of UCBH common stock decreases by more than 20% between September 18, 2006 and the Determination Date and such decrease exceeds the amount of any decrease in Nasdaq Bank Index by more than 20%. Whether the Agreement Price has decreased will be determined by reference to the average closing price of UCBH common stock for the 20 trading day period prior to the Determination Date (the “Average Closing Price”) If both of the foregoing events occur, then Summit can choose to terminate the merger agreement by providing written notice to UCBH at any time during the five business days after the Determination Date, subject UCBH’s ability to render such election null and void as described below.

If Summit provides written notice of its intent to terminate the merger agreement under these circumstances, UCBH may avoid such termination by electing to adjust the exchange ratio. In the event that UCBH elects to adjust the exchange ratio, it is required to provide Summit written notice of such election any time during the five business days following the receipt of the termination notice described above. As a result of making such an election, the exchange ratio provided for in the merger agreement will be adjusted as follows: the existing exchange ratio of 1.3521 will be multiplied by a fraction, (i) the numerator of which is the product of (x) $18.12 multiplied by (y) .80 and (ii) the denominator of which is the average closing price of the common stock of UCBH during the 20 consecutive trading days prior to the Determination Date. UCBH’s ability to make an election to adjust the exchange ratio as described above is limited to instances where making such election does not negatively impact the tax treatment of the transactions contemplated by the merger agreement. If UCBH is able to make such an election without an adverse tax impact, then Summit’s election to terminate the merger agreement will be rendered null and void and the agreement will remain in effect.

Mutual Consent. The parties may terminate the merger agreement at any time before closing, whether before or after approval by Summit shareholders, by mutual consent.

No Regulatory Approvals or Injunction. Either party may terminate the merger agreement upon thirty (30) days written notice to the other if the regulatory approvals required to be obtained are denied or withdrawn, or if any such approval is conditioned on terms that are reasonably unsatisfactory to UCBH, subject to certain rights granted in the merger agreement, to appeal the denial of such regulatory approval. In addition, the merger agreement is terminable by either party if UCBH is not able to obtain a permit from the State of California Commissioner of Corporations through a fairness hearing procedure to support an exemption from registration pursuant to Section 3(a)(10) of the Securities Act, as amended, or to successfully register the securities to be issued pursuant to the merger under the Securities Act. Finally, either party can terminate the merger agreement in the event a governmental entity issues a final nonappealable order enjoining or otherwise prohibiting the merger.

Breach of Warranty. Either party may terminate the merger agreement (so long as the terminating party is not then in material breach of any of its representations, warranties, covenants or other agreements in the merger agreement) if there has been a material breach of any of the representations or warranties set forth in the merger agreement on the part of the other party, which breach is not cured within 30 days following written notice to such party, or which breach cannot, by its nature, be cured prior to the closing of the merger.

Breach of Covenant. Either party may terminate the merger agreement (so long as the terminating party is not then in material breach of any of its representations, warranties, covenants or agreements in the merger agreement) if there has been a material breach of any covenants or agreements set forth in the merger agreement by the other party, which is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the merger.

Superior Proposal. Summit may terminate the merger agreement if its Board of Directors determines in good faith that Summit has received a “Superior Proposal” as defined in the merger agreement. This right is subject to the requirement that Summit may terminate the merger agreement only if, by no later than the sixteenth business day after its receipt of the proposal, Summit has received from the proposing party an executed definitive agreement with respect to such proposal, is prepared to enter into and announce such agreement, notifies UCBH of its intent to terminate the merger agreement and provides UCBH with an opportunity, during an additional five business day period, if UCBH so elects, to amend the terms of the merger agreement (as negotiated in good faith between UCBH and Summit) in such a manner as would enable Summit to proceed with the merger.

In addition, the merger agreement is terminable by UCBH if the Board of Directors of Summit does not publicly reaffirm in writing its adoption and recommendation of the merger agreement on or after the fifteenth day following the receipt of a Superior Proposal, if requested to do so in writing by UCBH.

Termination Fees

Subject to certain exceptions, one party will pay the other a termination fee of $50,000 if the merger agreement is terminated based on its material breach of its representations, warranties or covenants. If, within 18 months after such termination by UCBH, Summit enters into a definitive agreement pursuant to which it will be acquired, Summit will be required to pay the additional $8,735,827 break-up fee described below.

Break-Up Fee

Under the merger agreement, Summit must pay UCBH a break-up fee of $8,736,827: (i) if the merger agreement is terminated due to the receipt and acceptance by Summit of a Superior Proposal; (ii) if the Board of Directors of Summit does not publicly reaffirm in writing its adoption and recommendation of the merger agreement within a certain specified period following the receipt of a Superior Proposal, if requested to do so in writing by UCBH: (iii) if it enters into an acquisition agreement with another party within 18 months after termination of the merger agreement due to its material breach of the merger agreement; or (iv) if Summit’s shareholders fail to approve the merger agreement following a withdrawal or adverse qualification of the Board’s support for the merger in anticipation of accepting a competing acquisition proposal.

Allocation Of Costs Upon Termination

If the merger agreement is terminated (except under circumstances that would require the payment of a termination fee or break-up fee) UCBH and Summit will each pay their own out-of-pocket expenses incurred in connection with the transaction and, except for any applicable termination or break-up fees, will have no other liability to the other party.

Conduct Pending The Merger

The merger agreement provides that, until the merger is effective, Summit and Summit Bank will conduct their respective businesses only in the ordinary and usual course. It also provides that, unless UCBH otherwise consents in writing, and subject to certain exceptions identified in the merger agreement and the schedules thereto, Summit and Summit Bank will refrain from engaging in various activities such as:

•	issuing new securities (except for options granted pursuant to Summit’s option plans), effecting any stock split or other recapitalization with respect to Summit or the shares of Summit Bank, repurchasing or redeeming any such shares of such stock, or pledging or encumbering any shares of such stock or grant any options for such stock;

•	declaring or paying dividends or other distributions, except for Summit’s regular quarterly dividend in an amount not to exceed $0.10 per share;

•	acquiring, selling, transferring, assigning or encumbering or otherwise disposing of loans, loan pools, loan portfolios, participation or other interests in loans or any material assets or making any commitment to do so other than in the ordinary course of business;

•	amending its Articles of Incorporation, Bylaws or other similar governing documents;

•	acquiring, merging or consolidating with, or purchasing a substantial equity interest in another business or entity or otherwise acquiring any material assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business;

•	filing any application to establish, relocate or terminate the operations of any banking office of Summit Bank;

•	incurring any indebtedness for borrowed money or issuing any debt securities except in the ordinary course of business; provided, however, in no event shall such indebtedness or obligation (excluding deposits of Summit Bank) be for a period of more than six (6) months;

•	changing its methods of accounting in effect at December 31, 2005, except as may be required by Generally Accepted Accounting Principles or regulatory principles;

•	taking any action that is intended or may reasonably be expected to result in any of the conditions to the merger not being satisfied;

•	with specified exceptions, changing, adopting, amending, renewing or terminating any employee benefit plans or any agreements, arrangements, plans or policies with current or former officers, directors or employees

•	with specified exceptions, increase the compensation or fringe benefits of any director, officer or employee

•	make any equity or equity-based grants or allocations under Summit’s option plan;;

•	creating, renewing, amending, terminating or failing to perform any material obligations under any material contract or lease for office space;

•	with specified exceptions, making any loans or other extensions of credit or selling, transferring or leasing any assets to directors or officers or their immediate family members, affiliates or associates;

•	making any tax elections, filing any amended tax return, settling any tax claim or assessment, or taking other specified actions regarding tax;

•	entering into any new line of business;

•	disclosing the confidential information of Summit to a third party without requiring such third party to be bound by confidentiality obligations that are as least as restrictive upon such third party as the confidentiality agreement between Summit and UCBH;

•	taking any action that could reasonably be expected to prevent the merger from constituting a reorganization within the meaning of Section 368(a) of the Code;

•	paying, discharging, settling or compromising any claims, liabilities or obligations including in connection with any material litigation, other than in the ordinary course of business;

•	with specified exceptions, making capital expenditures in excess of $50,000 per project or $50,000 in the aggregate; and

•	entering into any transaction outside the ordinary course of business.

Summit Management And Operations After The Merger

Following the merger of Summit with a wholly owned subsidiary of UCBH, the Summit Board of Directors will be eliminated. Similarly, following the merger of the Summit National Bank with and into UCB, the Summit Bank Board of Directors will be eliminated. UCBH intends to operate the surviving entity resulting from this merger under the name “United Commercial Bank.”

Except for David Yu, Summit’s President, Summit’s executive officers immediately before the merger will not continue their employment with UCB immediately following the merger, except to the extent minimal transition services may be mutually agreed upon.

Employee Benefit Plans

Summit employees who maintain their employment with UCBH or UCB shall be eligible to participate in all of the benefit plans of UCBH or UCB that are generally available to similarly situated employee of UCBH and UCB. For purposes of participation in such plans, service with Summit or Summit Bank will constitute prior service with UCBH or UCB for purposes of determining eligibility and vesting. In addition, UCBH and/or UCB has entered into, or agreed to honor, the following agreements with three employees of Summit (two of whom are also directors of Summit): (i) Change in Control Agreements between Summit and Pin Pin Chau and David Yu, each dated August 25, 1995, and between Summit and Thomas J. Flournoy dated May 31, 2005; and (ii) Post-Retirement Compensation Agreement between Summit and Pin Pin Chau dated December 20, 2004.

Interests Of Certain Persons In The Merger

Certain members of the Summit Board of Directors and management may be deemed to have interests in the merger, in addition to their interests as shareholders of Summit generally. The Summit Board of Directors was aware of these factors and considered them, among other things, in approving the merger agreement.

Stock Ownership. The directors, executive officers and principal shareholders of Summit, together with their affiliates, beneficially owned, as of the record date for the special meeting, a total number of shares of Summit common stock representing approximately 22% of all outstanding Summit shares and options. The directors and executive officers of Summit will receive the same consideration in the merger for their shares as other shareholders of Summit.

Stock Options. The merger agreement provides that as a condition to the closing of the merger, all Summit stock options will either be exercised prior to the effective time or, if unexercised prior to the effective time, the unexercised options will be exchanged for cash in an amount determined by multiplying (x) the number of shares of Summit common stock underlying such option by (y) the amount by which $24.50 exceeds the exercise price per share of such option. It is expected that an aggregate amount of approximately $757,800 will be needed in order to make all payments required by the previous sentence in connection with the merger.

As of the date of this proxy statement, there are approximately 80,000 unexercised options, all of which are held by current executive officer and directors. The weighted average exercise price of such options is $15.03 per share.

Change in Control Agreements

Summit is a party to Change in Control Agreements with its Chief Executive Officer, Pin Pin Chau, its President, David Yu, and its Chief Financial Officer, Thomas J. Flournoy. The agreements generally provide that in the event of involuntary termination or resignation for specified reasons resulting from a change in control of Summit due to a merger or similar transaction, each executive would be entitled to receive an amount equal to 100% of his or her annual base salary and, in the case of Ms. Chau and Mr. Yu, an option to purchase 28,800 and 14,400 shares, respectively, of Summit’s stock at an exercise price of $2.78 per share (as adjusted to reflect reductions in the exercise price corresponding to stock splits occurring after the date of grant). The agreements have continuing three-year terms. Summit plans to amend these agreements before the effective time of the merger to change the option grants to cash payments with an equivalent value, to clarify the circumstances under which resignation would trigger a payment and make other technical revisions to conform to current federal income tax regulations. Under the agreement (as to the amended in the case of Ms. Chau and Mr. Yu), Ms. Chau would be entitled to receive $814,725 (representing her $189,189 base salary for 2006 plus $625,536 in lieu of the additional option grant), Mr. Yu would be entitled to receive $471,818 (representing his $159,050 base salary for 2006 plus $312,768 in lieu of the additional option grant) and Mr. Flournoy would be entitled to receive $131,250 (representing his base salary for 2006), provided the conditions requiring such payments are met.

Retirement Compensation

On December 20, 2004, Summit entered into a Post Retirement Compensation Agreement with its Chief Executive Officer, Pin Pin Chau. The agreement provides for fifteen annual payments of $24,000 each, beginning six months after her retirement, but no earlier than February 27, 2007.

Indemnification of Directors and Officers; Insurance. The merger agreement, provides that UCBH will indemnify the present and former directors and officers of Summit and its subsidiary bank against liabilities or costs that may arise in the future, incurred in connection with claims or actions arising out of or pertaining to matters that existed or occurred prior to the effective time or as a result of the merger agreement. The scope of this indemnification is to the same extent that such persons would have been entitled to indemnification under Georgia law or the articles of incorporation or bylaws of Summit and/or Summit Bank.

The merger agreement also provides that for a period of two years following the effective time, UCBH shall cause to be maintained in effect, director and officer liability insurance substantially similar to that maintained by Summit and Summit Bank with respect to claims arising from facts or events that occurred before the effective time.

Accounting Treatment Of The Merger

The acquisition of Summit will be accounted for using the purchase method of accounting by UCBH under generally accepted accounting principles. Accordingly, using the purchase method of accounting, the assets and liabilities of Summit will be recorded by UCBH at their respective estimated fair values at the time of the merger. The excess of UCBH’s purchase price over the net fair value of assets acquired including identifiable intangible assets and liabilities assumed is recorded as goodwill. Goodwill will be periodically assessed for impairment but no less frequently than on an annual basis. Prior period financial statements are not restated and results of operations of Summit will be included in UCBH’s consolidated statement of operations after the date of the merger. The identifiable intangible assets will be amortized against the combined company’s earnings following completion of the merger.

Stock Resales By Summit Affiliates

The UCBH common stock to be issued in the merger will be transferable free of restrictions under the Securities Act as amended, except for shares received by persons, including directors and executive officers of Summit, who may be deemed to be “affiliates” of Summit, as that term is defined in the rules under the Securities Act. Affiliates may not sell their shares of UCBH common stock acquired in the merger, except (a) pursuant to an effective registration statement under the Securities Act covering those shares, (b) in compliance with Rule 145 as confirmed by an opinion of counsel reasonably satisfactory to UCBH, or (c) in accordance with an opinion of counsel reasonably satisfactory to UCBH, under other applicable exemptions, if any, from the registration requirements of the Securities Act. UCBH will obtain customary agreements with all Summit directors, executive officers, and affiliates of Summit, under which such persons will represent that they will not dispose of their shares of UCBH received in the merger or the shares of capital stock of Summit or UCBH held by them before the merger, except in compliance with the Securities Act and the rules and regulations promulgated under the Securities Act. This proxy statement does not cover any resales of the UCBH common stock received by affiliates of Summit.

Security Ownership of Management and Certain Beneficial Owners

The following tables set forth information as of September 18, 2006, regarding the shares of Summit common stock beneficially owned by (i) each person (other than executive officers or directors whose stock ownership is listed below), known by Summit to own beneficially more than 5% of Summit’s common stock, (ii) each director of Summit (including two executive officers of Summit), (iii) each executive officer of Summit, and (iv) all directors and executive officers of Summit as a group. Except as noted below, each holder has sole voting and investment power with respect to shares of Summit common stock listed as owned by such person or entity. Except where otherwise indicated, each individual has sole voting and investment power over the common stock listed by his or her name.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
Directors
Aaron I. Alembik	105,010	(3)	1.51
Gerald L. Allison	35,966	(4)	*
Pin Pin Chau	90,200	(5)	1.30
Paul C.Y. Chu	413,275	(6)	5.95
Peter M. Cohen	60,953	(4)	*
Jose I. Gonzalez	9,659	(7)	*
Jack N. Halpern	149,000	(8)	2.14
Donald R. Harkleroad	101,480	(9)	1.46
Shafik H. Ladha	39,150	(10)	*
James S. Lai	77,000	(4)	1.11
Sion Nyen (Francis) Lai	68,000	(11)	*
Shih Chien (Raymond) Lo	16,247	(4)	*
Carl L. Patrick, Jr.	145,364	(12)	2.09
W. Clayton Sparrow, Jr.	47,000	(4)	*
Howard H.L. Tai	44,000	(4)	*
Ning Weng	0		*
David Yu	204,206	(13)	2.94

Non-Director Executive Officers
Thomas J. Flournoy	0		*

Other 5% Shareholders
Keefe Managers, LLC(14)	337,499		4.86

All directors and executive officers as a group (18 in total)	1,606,510	(15)	22.28

*	Represents less than one percent of the outstanding shares.
(1)	Information relating to beneficial ownership of common stock by directors is based upon information furnished by each person and upon “beneficial ownership” concepts set forth in rules under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days after September 18, 2006. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
(2)	Based on 7,132,104 shares outstanding as of September 18, 2006, and in the case of beneficial owners who hold options for shares exercisable within 60 days of September 18, 2006, includes as outstanding the number of shares subject to such options.

(3)	Includes 28,000 shares held by Mr. Alembik’s wife, 7,200 shares in a trust for which Mr. Alembik and his wife have voting power, and 5,000 shares subject to options received under our stock incentive plan.
(4)	Includes 5,000 shares subject to options received under our stock incentive plan.
(5)	Includes 26,760 shares held by Ms. Chau and her husband and 5,000 shares subject to options received under our stock incentive plan.
(6)	Includes 205,000 shares held by May Foong Corporation, of which Mr. Chu is President, and 5,000 shares subject to options received under our stock incentive plan. Mr. Chu’s address is 371 Knollwood Road Ext., Elmsford, New York.
(7)	Includes 3,290 shares held by Mr. Gonzalez’s wife and 5,000 options received under our stock incentive plan.
(8)	Includes 90,000 shares held by Halpern Enterprises of which Mr. Halpern is President, 18,000 shares held by children in Mr. Halpern’s household, 9,000 shares held in a Trust for a minor child, and 5,000 shares subject to options received under our stock incentive plan.
(9)	Includes 78,480 shares held in street name for the account of The Bristol Company and 18,000 shares held by Bristol Summit Company, both of which Mr. Harkleroad is President, as well as 5,000 shares subject to options received under our stock incentive plan.
(10)	Includes 34,150 shares held by Ladha Holdings Inc., of which Mr. Ladha is President and 5,000 shares subject to options received under our stock incentive plan.
(11)	Includes 36,000 shares held by U.S. Pacific Investment Group, of which Mr. Lai is President and 5,000 shares subject to options received under our stock incentive plan.
(12)	Includes 720 shares held by Mr. Patrick’s wife, 1,062 shares held by his child, and 5,000 shares subject to options received under our stock incentive plan.
(13)	Represents 171,066 shares held by Mr. Yu and his wife, 26,640 shares held by his children, and 5,000 shares subject to options received under our stock incentive plan.
(14)	The address for Keefe Managers, LLC is 375 Park Avenue, New York, New York 10152.
(15)	Includes 80,000 shares subject to options received under our stock incentive plan.

DESCRIPTION OF UCBH’S CAPITAL STOCK

UCBH’s authorized capital stock consists of: (a) 180,000,000 shares of common stock, par value $0.01 per share, of which 94,556,354 shares were issued and outstanding as of September 30, 2006; and (b) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Participating Preferred, but none of which shares of preferred stock are issued and outstanding. Please note that as described in the subsection titled, “UCBH has various anti-takeover measures that could impede a takeover of UCBH” in Risk Factors Section above, the UCBH Board of Directors declared a dividend distribution of one share purchase right for each share of common stock to purchase one one-thousandth of a share of Series A Preferred Stock, which will become exercisable on the tenth day after occurrence of certain events, such as a tender or exchange offer. The UCBH Board of Directors is authorized, without further shareholder action, to issue other shares of preferred stock with such designations, preferences and rights as the UCBH Board of Directors may determine.

The UCBH common stock is listed for trading on the Nasdaq Global Select Market under the symbol “UCBH.”

UCBH’s shareholders do not have preemptive rights to subscribe to any additional securities that may be issued by UCBH. Each share of UCBH common stock has the same relative rights and is identical in all respects to every other share of UCBH common stock. If UCBH is liquidated, the holders of UCBH common stock are entitled to share, on a pro rata basis, UCBH’s remaining assets after provision for liabilities and following the payment of the full amount of liquidation preference to the holders of any outstanding shares of Series A Participating Preferred.

For additional information concerning UCBH’s capital stock, see “Comparison Of Certain Rights Of Holders Of UCBH And Summit Common Stock,” immediately below.

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF

UCBH AND SUMMIT COMMON STOCK

Delaware law and UCBH’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws govern the rights of UCBH shareholders and will govern the rights of Summit shareholders who become shareholders of UCBH as a result of the merger. The rights of Summit shareholders are currently governed by Georgia law and by Summit’s Amended and Restated Articles of Incorporation and Bylaws. The following is a brief summary of certain differences between the rights of UCBH and Summit shareholders. The summary does not purport to be complete and is qualified by the documents and statutes referenced and by other applicable law.

General

Under its Second Amended and Restated Certificate of Incorporation, UCBH’s authorized capital stock consists of 180,000,000 of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Participating Preferred. No shares of preferred stock are currently outstanding.

Under its Articles of Incorporation, Summit’s authorized capital consists of 100,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, no par value per share. The following is a more detailed description of UCBH’s and Summit’s capital stock.

Common Stock

As of September 30, 2006, there were 94,556,354 shares of UCBH common stock issued and outstanding, and 915,014 shares of UCBH common stock were reserved for issuance under UCBH’s employee and director stock option plans. As of September 30, 2006, there were 7,137,104 shares of Summit common stock issued and outstanding. Additionally, 589,409 shares of Summit common stock were reserved for issuance under Summit’s stock incentive plan.

Preferred Stock

As of the date of this proxy statement, there are no outstanding shares of preferred stock of either UCBH or Summit. The UCBH Board of Directors is authorized, without further shareholder action, to issue shares of preferred stock with such designations, preferences and rights as the UCBH Board of Directors may determine. The Summit Board of Directors is similarly authorized to issue shares of preferred stock.

Dividend Rights

Dividends may be paid on UCBH common stock when, as, and if declared by the UCBH Board of Directors out of funds legally available for the payment of dividends. In addition, the UCBH Board of Directors may issue other preferred stock that is entitled to such dividend rights as the Board of Directors may determine, including priority over the common stock in the payment of dividends.

The ability of UCBH to pay dividends depends on its ability to receive dividends or other distributions from its subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. These limitations and restrictions imposed by statute or regulation may limit the amount of dividends UCBH can pay.

Dividends may be paid on Summit common stock as and when declared by the Summit Board of Directors out of funds legally available for the payment of dividends, and are payable in cash, in property, or in shares of Summit. The ability of Summit to pay dividends is essentially subject to the same factors applicable to UCBH, as discussed above.

Voting Rights

All voting rights are currently vested in the holders of UCBH common stock and Summit common stock, with each share being entitled to one vote. UCBH’s and Summit’s shareholders do not have cumulative voting rights for the election of directors.

Preemptive Rights

UCBH’s and Summit’s shareholders do not have preemptive rights to subscribe to any additional securities that may be issued by such companies.

Liquidation Rights

If UCBH is liquidated, the holders of UCBH common stock are entitled to share, on a pro rata basis, UCBH’s remaining assets after provision for liabilities and following payment of the full amount of liquidation preference to the holders of any outstanding shares of Series A Participating Preferred. The UCBH Board of Directors is authorized to determine the liquidation rights of any other preferred stock that may be issued.

If Summit is liquidated, the holders of Summit common stock are entitled to share, on a pro rata basis, Summit’s remaining assets after provision for liabilities.

All outstanding shares of both UCBH and Summit common stock are, and the UCBH shares to be issued in the merger of Summit with and into UCBH Merger Sub, Inc. will be, fully paid and nonassessable.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to make various changes of an administrative nature to its certificate of incorporation, including increasing the number of outstanding shares in proportion to a stock split or stock divided in the corporation’s own shares. Other amendments to a corporation’s certificate of incorporation must be recommended to the shareholders by the Board of Directors, unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation, and must be approved by a majority of all votes entitled to be cast by each class of shareholders that has a right to vote on the amendment.

UCBH’s Second Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of UCBH entitled to vote generally in the election of directors shall be required to alter, amend or repeal certain provisions in such certificate of incorporation, such as those regarding stockholders’ meeting or election of directors. The UCBH Board of Directors may, by a majority vote of the directors, amend UCBH’s Amended and Restated Bylaws. The stockholders of UCBH also have power to amend UCBH’s Amended and Restated Bylaws by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of UCBH entitled to vote generally in the election of directors.

The Georgia Business Corporation Code (“GBCC”) is similar to the DGCL with respect to provisions regarding the amendment of a corporation’s certificate of incorporation and bylaws.

The Amended and Restated Articles of Incorporation of Summit provide that an affirmative vote of at least two-thirds of the outstanding stock of Summit shall be required to amend such articles in the Amended and Restated Articles of Incorporation as relate to voting requirements for an acquisition by a related entity, nominations of directors by shareholders, voting requirements for the removal of directors, staggered election of directors, and the procedure for amendment of such amendment provision, provided however that if not less than 80% of the directors approve such amendment, the voting requirements otherwise set forth by the Amended and Restated Articles or Bylaws will apply. All other provisions of the Amended and restated Articles of Incorporation of Summit may be amended by a majority affirmative vote of at least a majority of all outstanding shares.

Approval of Certain Transactions

The DGCL does not contain any anti-takeover provisions imposing specific requirements or restrictions on transactions between a corporation and significant shareholders.

UCBH’s Second Amended and Restated Certificate of Incorporation contains a provision requiring that specified transactions with an “interested shareholder” be approved by 80% of the voting power of all of the then-outstanding shares of the capital stock of UCBH entitled to vote generally in the election of directors unless the transaction in question is (i) approved by UCBH’s Board of Directors, or (ii) certain price and procedural requirements are satisfied. An “interested shareholder” is broadly defined to include any person who has the right, directly or indirectly, to acquire or to control the voting or disposition of 10% or more of UCBH’s voting stock.

The GBCC contains provisions regulating business combinations involving a shareholder who is the beneficial owner of 10% or more of the voting power or outstanding voting shares of a corporation, or is an affiliate of a corporation and has been a beneficial owner of 10% or more shares of such corporation at any time within the two years immediately prior to the business combination transaction. Unless certain fair price provisions are met, such transactions will require either the unanimous approval of continuing directors, provided such continuing directors constitute at least three members of the board of directors at the time of such approval, or the recommendation of at least two-thirds of the continuing directors, and approval by no less than a majority of voting shares, other than those voting shares owned by an interested shareholder.

Summit’s Amended and Restated Articles of Incorporation require an affirmative vote of no less than two-thirds of the shares outstanding to approve a transaction involving a merger, consolidation, or sale of all or substantially all of the assets of Summit with any other entity, where such entity or an affiliate thereof is directly or indirectly a beneficial owner of more than 5% but less than 50% of all outstanding shares of Summit. However, approval of such a transaction by no less than 80% of the directors of Summit will cause an affirmative vote of no less than a majority of the shares outstanding to be sufficient to approve such a transaction.

Under Georgia corporate law, a merger in which the corporation will not be the surviving corporation, share exchange, or sale of substantially all of a corporation’s assets must be approved by a majority of the corporation’s shares entitled to vote, unless a greater vote is required under the company’s articles of incorporation.

Number of Directors and Staggered Board

UCBH’s Second Amended and Restated Certificate of Incorporation provides that the number of directors must be fixed from time to time exclusively by the board pursuant to a resolution adopted by a majority of the whole board. The certificate further provides that the board must be staggered, divided into three classes, as nearly equal in number as reasonably possible. UCBH’s board currently consists of eight (8) members, each of whom has a staggered three-year term.

Summit’s Bylaws permit the Board of Directors to set the number of directors, and its Amended and Restated Articles of Incorporation provide that the board must be staggered. The Board of Directors for Summit currently consists of seventeen (17) members, each of whom is currently serving a staggered three-year term.

Removal of Directors

UCBH’s Second Amended and Restated Certificate of Incorporation provides that any director, or the entire Board of Directors, may be removed at any time, but only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding stock entitled to vote for the election of directors.

Summit’s Bylaws provide that the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the holders of a majority of the shares entitled to vote at the election of directors.

Nomination of Directors

Only persons who are nominated in accordance with the procedures set forth in the UCBH bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of UCBH may be made at the direction of the Board of Directors or by the Nominating Committee thereof, or to the extent authorized by applicable law, by any stockholder of UCBH who is a stockholder of record at the time of notice provided for in the UCBH bylaws, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in the bylaws and with applicable law.

The Amended and Restated Articles of Incorporation of Summit provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors only by giving written notice to the secretary of Summit at least 30 days, but not more than 60 days prior to the annual meeting of shareholders at which directors are to be elected, unless such notice requirement is waived in advance of the meeting by the affirmative vote of 80% of the directors.

Indemnification and Limitation of Liability

Under the DGCL, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of actions where the director or officer acted in good faith and in, or not opposed to the best interests of, the corporation, and in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s certificate of incorporation, Delaware law requires indemnification if the director or officer is wholly successful on the merits of the action.

UCBH’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that UCBH shall indemnify its directors, officers, employees and its agents to the fullest extent authorized by law.

The provisions of the GBCC regarding indemnification and director liability are similar to those of the DGCL. The Amended and Restated Articles of Incorporation of Summit provide that the liability of a director of Summit for monetary damages for breach of the duty of care or any other duty as a director shall be limited to an amount not exceeding said director’s compensation for services as a director during the twelve-month period immediately preceding such breach, except that a director’s liability will not be limited for (i) any appropriation of business opportunity, (ii) acts not in good faith involving intentional misconduct or a knowing violation of the law, (iii) unlawful distributions under the GBCC, or (iv) any transaction from which the director receives improper benefit.

The Bylaws of Summit provide for indemnification to the fullest extent allowed by the GBCC, for certain expenses and costs in suits to which such person is made or threatened to be made a party because such person was a director of the corporation. The Bylaws of Summit also grant to the Board of Directors the discretionary power to indemnify officers, employees, and agents of the corporation to the greatest extent permissible under the GBCC.

Restriction of Transfer of Shares

UCBH’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide any specific limitations on UCBH’s ability to transfer shares, nor do they require that shares of capital stock of UCBH bear a restrictive legend.

Summit’s articles and bylaws do not provide any specific limitations on its ability to transfer shares, nor require the company’s shares to bear a restrictive legend.

Potential “Anti-Takeover” Provisions

UCBH’s certificate of incorporation includes certain provisions that could make more difficult the acquisition of UCBH by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (i) the “staggered board,” whereby only one third of the members of the Board of Directors are elected in any particular year; and (ii) a requirement that any “Business Combination” (as defined in the certificate of incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares unless such business combination is either approved by the Board of Directors or certain price and procedural requirements are satisfied.

As described above, certain holders of rights will be entitled to purchase Series A Preferred on the tenth day after occurrence of certain events, such as a tender or exchange offer to acquire 15% or more of the shares of common stock of UCBH. The holders of Series A Preferred will enjoy rights, privileges and preferences as set forth in UCBH’s certificate of incorporation, including special voting rights and special rights to receive consideration on a premium basis in any consolidation, merger, combination or other transaction in which the shares of common stock of UCBH are exchanged for or changed into other stock or securities, cash and/or any other property.

In addition, the authorization of preferred stock, which is intended primarily as a financing tool and not as a defensive measure against takeovers, may potentially be used by management to make more difficult uninvited attempts to acquire control of UCBH, e.g., by diluting the ownership interest of a substantial shareholder, increasing the amount of consideration necessary for shareholder to obtain control, or selling authorized but unissued shares to friendly third parties.

The staggered board structure of the Board of Directors, the “supermajority” approval requirement for certain business transactions, shareholders’ rights to purchase Series A Preferred, the special voting and consideration rights enjoyed by Series A Preferred, and the availability of UCBH’s preferred stock for issuance without shareholder approval, may have the effect of lengthening the time required for a person to acquire control of UCBH through a tender offer, proxy contest or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of UCBH. This could deprive UCBH’s shareholders of opportunities to realize a premium for their UCBH common stock, even in circumstances where such action was favored by a majority of UCBH’s shareholders.

Summit’s Amended and Restated Articles of Incorporation and Bylaws also contain provisions that could have the anti-takeover effects described above. These provisions include the supermajority vote requirements described in “—Approval of Certain Transactions,” the director nominations process described in “—Nomination of Directors,” the staggered board provisions described in “—Number of Directors and Staggered Board” and the availability of preferred stock for issuance without shareholder approval.

WHERE YOU CAN FIND MORE INFORMATION ABOUT UCBH AND SUMMIT

Both UCBH and Summit file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that UCBH and Summit file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. UCBH’s and Summit’s SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). As described below, you may also obtain the documents that UCBH is incorporating by reference into this proxy statement from UCBH.

UCBH has not filed a Registration Statement to register with the SEC the shares of UCBH common stock to be issued to Summit shareholders in the merger. Rather, UCBH is relying on an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

The SEC allows UCBH to “incorporate by reference” information into this proxy statement, which means that UCBH can disclose important information to you by referring you to another document filed separately by UCBH with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by any information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that UCBH has previously filed with the SEC (other than current reports furnished under Item 9 or Item 12 of Form 8-K). Each Form 10-Q and Form 8-K filed since December 31, 2005 are listed below. The following is a list of UCBH’s latest annual report on Form 10-K and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the previous fiscal year:

Form 8-K filed with SEC on January 4, 2006

Form 8-K filed with SEC on January 12, 2006

Form 8-K filed with SEC on January 27, 2006

Form 8-K filed with SEC on February 1, 2006

Form 8-K filed with SEC on February 21, 2006

Form 10-K filed with SEC on March 16, 2006

Form 8-K filed with SEC on April 28, 2006

Form 8-K filed with SEC on May 3, 2006

Form 10-Q filed with SEC on May 10, 2006

Form 8-K filed with SEC on May 11, 2006

Form 8-K filed with SEC on May 24, 2006

Form 8-K filed with SEC on July 28, 2006

Form 8-K filed with SEC on August 4, 2006

Form 10-Q filed with SEC on August 9, 2006

Form 8-K filed with SEC on September 20, 2006

Form 8-K filed with SEC on October 27, 2006

Form 8-K filed with the SEC on November 14, 2006

Form 10-Q filed with the SEC on November 14, 2006

All documents subsequently filed by UCBH pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date of the meeting of Summit’s shareholders, shall be deemed to be incorporated by reference into this prospectus.

You can obtain the documents that are incorporated by reference through UCBH or the SEC. You can obtain the documents from the SEC, as described above. These documents are also available from UCBH without charge, excluding exhibits unless UCBH has specifically incorporated such exhibits by reference in this proxy statement. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from UCBH at 555 Montgomery Street, San Francisco, California 94111, telephone number (888) 498-3899, ATTN: Jonathan Downing, Executive Vice-President, Director of Corporate Development and Investor Relations. If you would like to request documents from UCBH, please do so by                     , 2006 to receive them before the Summit special shareholders meeting. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC; the address of such site is http://www.sec.gov. Such reports, proxy and information can also be found at UCBH’s own website, http://www.ucbh.com. If you request any incorporated documents from UCBH, UCBH will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.

UCBH has supplied all of the information concerning it contained or incorporated by reference in this proxy statement, and Summit has supplied all of the information concerning it.

You should rely only on the information contained or incorporated by reference in this proxy statement in deciding how to vote on the merger. We have not authorized anyone to provide you with information other than what is contained in this proxy statement. This proxy statement is dated                     , 2006. You should not assume that information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to Summit shareholders nor the issuance of UCBH common stock in the merger will create any implication to the contrary.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for consideration at Summit’s next Annual Meeting of Shareholders must be received by Summit no later than December 2, 2006, to be included in the 2007 proxy materials. A shareholder must notify Summit’s Corporate Secretary before February 8, 2007 of a proposal for the 2007 Annual Meeting which the shareholder intends to present other than by inclusion in the Summit’s proxy material. If Summit does not receive such notice prior to February 8, 2007, proxies solicited by Summit’s management will confer discretionary authority upon management to vote upon any such matter.

APENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

among

UCBH HOLDINGS, INC.

UCB MERGER, LLC

AND

SUMMIT BANK CORPORATION

Dated as of September 18, 2006

i

(continued)

ii

(continued)

APPENDIX I	–	Definitions
APPENDIX II	–	Allocation Procedure

EXHIBIT A	–	Form of Share Transfer Agreement
EXHIBIT B	–	Form of Certificate of Ownership
EXHIBIT C	–	Form of Delaware Certificate of Merger
EXHIBIT D	–	Form of Georgia Certificate of Merger
EXHIBIT E	–	Form of Voting Agreement
EXHIBIT F	–	Form of Affiliate Agreement

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of September 18, 2006 (this “Agreement”), is entered into by and among UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“Buyer”), UCB Merger, LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer (“Merger Sub”), and Summit Bank Corporation, a Georgia corporation registered under the Bank Holding Company Act of 1956, as amended (the “Company”).

WHEREAS, the Boards of Directors of Buyer and the Company and the sole member of Merger Sub have determined that it is in the best interests of their respective companies and their shareholders or the sole member, as the case may be, to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, it is contemplated that the business combination contemplated herein shall be immediately followed by a merger or consolidation of the Company’s banking subsidiary, The Summit National Bank (the “Bank”), with and into Buyer’s banking subsidiary, United Commercial Bank (“UCB”), as provided for in agreements in substantially the forms attached hereto as Exhibits A and B;

WHEREAS, the parties intend for the Merger to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 Definitions. In addition to those terms defined throughout this Agreement, the defined terms used herein have the meanings set forth on Appendix I hereto.

1.2 The Merger. Subject to the terms and conditions of this Agreement, in accordance with applicable provisions of the Georgia Business Corporation Code (the “GBCC”), the Financial Institutions Code of Georgia, the CFC, the DLLC, the National Bank Act, and the federal Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, at the Effective Time, the Company shall merge with and into Merger Sub. Merger Sub shall be the surviving company (hereinafter sometimes called the “Surviving Company”) in the Merger. The name of the Surviving Company shall be “UCB Merger, LLC.” Upon consummation of the Merger, the separate legal existence of the Company shall terminate. The parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 368 of the Code and the regulations thereunder.

1.3 Closing; Effective Time.

(a) Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at the close of business or other agreed time on the fifth business day after the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) has been waived or satisfied (the “Closing Date”), at the offices of Squire, Sanders & Dempsey L.L.P., One Maritime Plaza, Suite 300, San Francisco, California 94111-3492 unless another time, date or place is agreed to in writing by the parties hereto.

(b) Effective Time. Subject to the provisions of this Agreement, a certificate of merger complying with the applicable provisions of Section 18-209(b) of the DLLC (the “Delaware Certificate of Merger”) and a certificate of merger complying with Section 14-2-1105 of the GBCC (the “Georgia Certificate of Merger”), in substantially the forms attached hereto as Exhibit C and Exhibit D, respectively, shall be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) and the Secretary of the State of the State of Georgia (the “Georgia Secretary”) on the Closing Date by Buyer and Merger Sub. The Merger shall become effective at such time as the filings with the Delaware Secretary and the Georgia Secretary of the Delaware Certificate of Merger and the Georgia Certificate of Merger become effective (the “Effective Time”).

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 18-209(g) of the DLLC and Section 14-2-1106 of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Company, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Company, and the Surviving Company shall be a wholly owned subsidiary of Buyer.

1.5 Conversion of Company Capital Stock.

(a) At the Effective Time, subject to the exceptions and limitations set forth in Article II hereof, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares shall, by virtue of this Agreement and without any action on the part of the holder thereof, be cancelled and cease to exist and converted into the right to receive, depending upon the election of the holder thereof as provided in Section 2.2 hereof, either (i) that number of shares of Buyer Common Stock equal to the Exchange Ratio (the “Per Share Stock Consideration”) or (ii) cash, without interest, in the amount of the Per Share Cash Consideration from UCB (collectively, the “Merger Consideration”), subject to the limitations set forth in Section 2.2(c); provided, however, that the number of shares of Company Capital Stock converted into Buyer Common Stock pursuant to section 2.2(c) hereof shall in no event be less than fifty (50%) of the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time (the “Stock Conversion Number”).

(b) Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock shall be issued to holders of Company Capital Stock. In lieu thereof, each such holder otherwise entitled to a fraction of a share of Buyer Common Stock shall receive, at the time of surrender of the Certificate or Certificates (as defined in Section 2.1(b)), an amount in cash equal to the product of (i) the Per Share Cash Consideration and (ii) the fraction of a share of Buyer Common Stock to which such holder otherwise would be entitled, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share, except as expressly provided herein.

(c) Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and with respect to (i) which the shareholders thereof have given notice of their intention to assert the right to dissent in accordance with Section 14-2-1321(1) of the GBCC, (ii) which the shareholders have not voted in favor of the Merger, and (iii) which the shareholders have demanded payment pursuant to Section 14-2-1323 of the GBCC (such shares being referred to herein as “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration but, instead, the holders thereof shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 14-2-1325 of the GBCC; provided, however, that (x) if any holder of Dissenting Shares shall subsequently withdraw, with the consent of Buyer, his demand for purchase of such shares, or (y) if any holder of Dissenting Shares fails to establish or otherwise loses his entitlement to payment of the fair value of such shares as provided in Section 14-2-1325 of the GBCC, such holder or holders (as the case may be) shall not be entitled to receive payment of the fair value of such shares of Company Capital Stock as contemplated by Section 14-2-1325 of the GBCC, and each of such shares shall thereupon cease to be Dissenting Shares and shall be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon, as provided in Section 1.5(a) and Article II hereof. Prior to the Effective Time, the Company shall give Buyer prompt notice of any demands for payment for shares of Company Capital Stock pursuant to Section 14-2-1323 of the GBCC received by the Company, withdrawals of any such demands and any other documents or instruments received by the Company in connection therewith. Buyer shall have the right to participate in and direct all negotiations and proceedings with respect to any such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Buyer, which consent shall not unreasonably be withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

1.6 Stock Options. At the Effective Time, each option (a “Company Option”) to purchase any shares of Company Capital Stock granted pursuant to any option plan, agreement or commitment maintained by the Company (“Company Option Plans”) then outstanding and unexercised, without any action on the part of the holder, shall become fully vested and exercisable (whether or not then currently exercisable) and shall be converted into the right to receive payment of an amount in cash equal to the product of (1) the excess of the Per Share Cash Consideration over the exercise price per share, if any, of such Company Option, and (2) the number of shares of Company Capital Stock subject to such Company Option immediately prior to the Effective Time, subject to any withholding obligations under applicable law. As a condition to the right to receive such payment, each holder shall deliver to Buyer an acknowledgement and waiver (in form and substance reasonably to be mutually agreed upon by Buyer and the Company prior to the Closing Date) that (i) confirms the cash amount to which such holder is entitled under such holder’s Company Options and (ii) releases the Company, Buyer and their respective affiliates, and the officers, directors and employees of the foregoing, from any and all claims relating to the Company Options upon payment of the cash amount due. Each Company Option to which this paragraph applies will be cancelled by the Company and shall cease to exist automatically as of the Effective Time. Prior to the Effective Time, the Company shall take all necessary actions, including adopting resolutions of the Company Board of Directors or a committee thereof, or obtaining the consent of the holders of the Company Options, if applicable, to effect the foregoing.

1.7 Buyer Capital Stock; Merger Sub Interests. Each share of Buyer Capital Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be converted or otherwise affected by the Merger. The membership interests of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding and shall not be converted or otherwise affected by the Merger.

1.8 Certificate of Formation. At the Effective Time, the Certificate of Formation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Formation of the Surviving Company.

1.9 Operating Agreement. At the Effective Time, the Operating Agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Operating Agreement of the Surviving Company until thereafter amended in accordance with applicable law.

1.10 Managers. The Managers of Merger Sub immediately prior to the Effective Time shall be the Managers of the Surviving Company, each to hold office in accordance with the Articles of Organization and Operating Agreement of Merger Sub until their respective successors are duly elected or appointed and qualified.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1 Surrender of Company Capital Stock.

(a) Prior to the Effective Time, Buyer shall appoint Mellon Investor Services LLC, or its successor, or any other bank or trust company mutually acceptable to Buyer and the Company, as exchange agent (the

“Exchange Agent”) for the purpose of exchanging Certificates representing shares of Company Capital Stock. At or prior to the Effective Time, Buyer shall deposit with the Exchange Agent such number of certificates of Buyer’s Common Stock representing the Aggregate Buyer Share Amount and have UCB deposit immediately available funds in an amount not less than the portion of the Aggregate Cash Value payable hereunder to holders of Company Capital Stock (other than Dissenting Shares) outstanding immediately prior to the Effective Time.

(b) Buyer shall direct the Exchange Agent to mail on the Mailing Date (as defined in Section 2.2(a)) to each holder of record of a certificate or certificates representing any such shares of Company Capital Stock (each, a “Certificate”): (i) a letter of transmittal to be completed, signed and returned to the Exchange Agent by each such holder, (ii) an Election Form (as defined in Section 2.2(a)) to be completed, signed and returned to the Exchange Agent by each such holder, (iii) appropriate and necessary documentation enabling such holder to establish, if applicable, an exemption from tax withholding in connection with payment of the Merger Consideration to each such holder, and (iv) instructions regarding the documentation described in clauses (i) through (iii) above for use in effecting the surrender of the Certificates. The instructions shall specify that (w) Election Forms, properly completed and duly executed, are required to be returned to the Exchange Agent by the Election Deadline (as defined in Section 2.2(b)), (x) the materials specified in clauses (i) and (iii) above, properly completed and duly executed, are required to be returned to the Exchange Agent, accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Capital Stock covered by the Election Form submitted by such holder, (y) delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (z) upon surrendering a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to the provisions of Section 2.2), and the Certificate so surrendered shall forthwith be canceled.

(c) If any payment of the Merger Consideration for shares of Company Capital Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate be presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer of ownership thereof, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer costs and expenses, including taxes, required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such transfer costs and expenses, have been paid or are not payable.

(d) Until surrendered as contemplated by this Section 2.1 and except as otherwise provided herein, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Company Capital Stock should be unable to surrender the Certificates representing such shares because the Certificates have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as may be determined to be adequate by Buyer as indemnity against any claim that may be made against it with respect to such Certificates, such holder shall be entitled to receive the Merger Consideration. No interest shall be paid on any of the Merger Consideration.

2.2 Election and Proration Procedures.

(a) In accordance with Section 2.1(b), an election form (“Election Form”) and the other materials specified in Section 2.1(b)(i)-(iv), as well as other appropriate and customary transmittal materials, in such form as Buyer and the Company shall mutually agree shall be mailed no less than thirty-five (35) days prior to the anticipated Effective Time or on such other date as the Company and Buyer shall mutually agree (“Mailing Date”) to each holder of record of Company Capital Stock as of five (5) business days prior to the

Mailing Date (“Election Form Record Date”). Buyer shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Capital Stock after the Election Form Record Date and prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an “Election”) to receive either (i) Buyer Common Stock (a “Stock Election”) with respect to all of such holder’s Company Capital Stock, (ii) cash (a “Cash Election”) with respect to all of such holder’s Company Capital Stock, or (iii) Buyer Common Stock with respect to a percentage of such holder’s Company Capital Stock (a “Combination Stock Election”) and cash with respect to the remainder of such holder’s Company Capital Stock (a “Combination Cash Election”), subject to the provisions contained in this Agreement. Any Company Capital Stock (other than Dissenting Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be “Undesignated Shares” hereunder.

(b) Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m. California time on or before the thirtieth (30th) day following the Mailing Date, or such other time and date as Buyer and the Company may mutually agree (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Company Capital Stock covered by such Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Capital Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly completed and made with respect to such shares on or before the Election Deadline, and, if such revoked Election Form was delivered to the Exchange Agent accompanied by Certificates represented by such Election Form, Buyer shall cause such Certificates to be promptly returned without charge to the person submitting the revoked Election Form upon written request from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Buyer and the Company required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(c) Buyer shall use commercially reasonable efforts to cause the Exchange Agent to effect the allocation among the holders of Company Capital Stock of rights to receive the Per Share Cash Consideration or the Per Share Stock Consideration in the Merger as follows:

(i) Number of Stock Elections is Less Than the Stock Conversion Number. If the aggregate number of Stock Election Shares (on the basis of valid Election Forms received by the Election Deadline) is less than the Stock Conversion Number, then

(A) each Stock Election Share will be, as of the Effective Time, converted into the Per Share Stock Consideration,

(B) the Exchange Agent will allocate from among the Undesignated Shares, pro rata to the holders of Undesignated Shares in accordance with their respective numbers of Undesignated Shares, a sufficient number of Undesignated Shares so that the sum of such number and the number of Stock Election Shares equals the Stock Conversion Number, and each such allocated Undesignated Share (each, a “Stock-Selected Undesignated Share”) will be, as of the Effective Time, converted into the Per Share Stock Consideration, provided that if the sum of all Undesignated Shares and Stock Election Shares is equal to or less than the Stock Conversion Number, all Undesignated Shares will be Stock-Selected Undesignated Shares,

(C) if the sum of Stock Election Shares and Undesignated Shares is less than the Stock Conversion Number, the Exchange Agent will allocate from among the Cash Election Shares, pro rata to the holders of Cash Election Shares in accordance with their respective numbers of Cash Election Shares, a sufficient number of Cash Election Shares so that the sum of such number, the number of all Stock Election Shares and the number of all Undesignated Shares equals the Stock Conversion Number, and each such allocated Cash Election Share (each, a “Converted Cash Election Share”) will be, as of the Effective Time, converted into the Per Share Stock Consideration, and

(D) each Undesignated Share that is not a Stock-Selected Undesignated Share and each Cash Election Share that is not a Converted Cash Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

(ii) Number of Stock Elections is Greater Than the Stock Conversion Number. If the aggregate number of Stock Election Shares (on the basis of valid Election Forms received by the Election Deadline) is greater than the Stock Conversion Number, then

(A) each Cash Election Share and Undesignated Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration,

(B) the Exchange Agent will allocate from among the Stock Election Shares, pro rata to the holders of Stock Election Shares in accordance with their respective numbers of Stock Election Shares, a sufficient number of Stock Election Shares (“Converted Stock Election Shares”) so that the difference of (x) the number of Stock Election Shares less (y) the number of Converted Stock Election Shares equals the Stock Conversion Number, and each Converted Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration, and

(C) each Stock Election Share that is not a Converted Stock Election Share will be, as of the Effective Time, converted into the Per Share Stock Consideration.

(iii) Number of Stock Elections is Equal to the Stock Conversion Number. If the aggregate number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is equal to the Stock Conversion Number, then

(A) each Stock Election Share will be, as of the Effective Time, converted into the Per Share Stock Consideration, and

(B) each Cash Election Share and Undesignated Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration.

(iv) Notwithstanding any other provision of this Agreement (but subject to the proviso contained in the last sentence of Section 1.5(a) hereof), after application of the allocation rules set forth in the preceding subsections of this Section 2.2(c), Buyer shall be authorized to reallocate cash and shares of Buyer Common Stock among the holders of the Company Capital Stock in good faith, and in such a manner as Buyer reasonably determines to be fair and equitable, or to vary the number of shares of Buyer Common Stock to be issued in the Merger, if and to the extent necessary in Buyer’s reasonable discretion to secure the tax opinions described in Section 8.2(g) and Section 8.3(e) below.

(v) Notwithstanding any other provision of this Agreement (other than Section 2.2(c)(iv) hereof), all shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and that were formerly, but have ceased to be, Dissenting Shares shall be deemed “Undesignated Shares.”

(d) Appendix II hereto contains illustration of allocations made under Section 2.2(c) hereof. Any information set forth in Appendix II is illustrative only. In the event of any inconsistency between Section 2.2(c) and Appendix II, Section 2.2(c) shall control.

(e) The calculations required by Section 2.2(c) above shall be prepared by Buyer prior to the Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of Buyer and furnished to the Company at least two (2) business days prior to the Effective Time showing the manner of calculation in reasonable detail. Any calculation of a portion of a share of Buyer Common Stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent.

(f) No dividends or other distributions of any kind that are declared payable to holders of record of Buyer Common Stock after the Effective Time will be paid to persons entitled to receive certificates representing such Buyer Common Stock until such persons surrender their Certificates. Upon surrender of such Certificates, the holders thereof shall be paid, without interest, any dividends or other distributions with respect to shares of Buyer Common Stock as to which the record date and payment date occurred after the Effective Time and on or before the date of surrender.

(g) All dividends or distributions, and any cash to be paid pursuant to Section 1.5(b) hereof in lieu of fractional shares, that are held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and are unclaimed at the end of one year from the date of the Effective Time, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Buyer, and after such time any holder of a Certificate who has not surrendered such Certificate to the Exchange Agent shall, subject to applicable law, only have the rights of a general creditor of Buyer for payment or delivery by Buyer of such dividends or distributions or cash, as the case may be.

Buyer, Merger Sub, the Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement such cash amounts as Buyer, Merger Sub, the Company or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign law with respect to the making of such payment. To the extent the amounts are so withheld by Buyer, Merger Sub, the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of the Company Capital Stock in respect of whom such deduction and withholding was made by Buyer, Merger Sub, the Company or the Exchange Agent.

2.3 Further Transfers of Company Capital Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock theretofore outstanding shall thereafter be made. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Surviving Company or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

2.4 Dissenting Shares. Any Dissenting Shares of Company Capital Stock held by persons who have perfected their rights with respect to such Dissenting Shares under Sections 14-2-1321 and 14-2-1323 of the GBCC shall not be converted pursuant to this Agreement, but the holders thereof shall be entitled to such rights as are granted them under Section 14-2-1325 of the GBCC. Each holder of Dissenting Shares who is entitled to payment for such holder’s shares of Company Capital Stock pursuant to Section 14-2-1325 of the GBCC shall only receive payment from Buyer in an amount as determined pursuant to the procedures set forth in Section 14-2-1325 of the GBCC.

2.5 Alternative Method. Notwithstanding any provision of this Agreement to the contrary, upon written notice to the Company, Buyer may, at any time prior to the Effective Time, to the extent permitted by law without a further vote of the shareholders of the Company, change the method of effecting the Merger or the making of Merger Consideration available to the Company’s shareholders if, and to the extent, it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall alter or reduce the type or amount of the Merger Consideration or the status of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code; and provided further that any such change shall be subject to the proviso contained in the last sentence of Section 1.5(a) hereof.

ARTICLE III

DISCLOSURE SCHEDULES; REPRESENTATIONS

AND WARRANTIES OF THE COMPANY AND BUYER

3.1 Disclosure Schedule. Prior to the execution and delivery of this Agreement, the Company has delivered to Buyer, and Buyer has delivered to the Company, a schedule (in the case of the Company, the “Company Disclosure Schedule,” and in the case of Buyer, the “Buyer Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party’s representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

4.1 Corporate Organization.

(a) The Company.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Articles of Incorporation and Bylaws of the Company, copies of which have previously been made available to Buyer, are true and correct and complete copies of such documents as in effect as of the date of this Agreement.

(ii) The Company (A) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, (B) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company, and (C) has all requisite legal authority and bank regulatory good standing to consummate the Merger, including, without limitation, as contemplated by Exhibits C and D to this Agreement.

(iii) The Company does not have, and except as set forth in Schedule 4.1(a)(iii) never has had, any direct or indirect Subsidiaries other than the Bank, Summit Bank Corporation Capital Trust I, SGBA California Investments, Inc., SBGA Investments, Inc., Newston Investments, Inc., SBC Properties, L.L.C., CashMart, Inc. and Summit Merchant Banking Corporation. Among the Company’s Subsidiaries, Summit Merchant Banking Corporation has never engaged in the active conduct of any trade or business, and CashMart, Inc. has not engaged in the active conduct of any trade or business since 2001.

(iv) The minute books of the Company contain true, correct, complete and accurate records of all meetings and other corporate actions held or taken since the Company’s incorporation of its shareholders and Board of Directors (including committees of its Boards of Directors).

(b) The Bank.

(i) The Bank is a national banking association duly organized, duly licensed, validly existing and in good standing under the laws of the United States. The Bank is a member of the FRB. The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Articles of

Association and Bylaws of the Bank, copies of which have previously been made available to Buyer, are true and correct and complete copies of such documents as in effect as of the date of this Agreement.

(ii) The Bank (A) has all requisite corporate power and authority to engage in the business of commercial banking and to own or lease all of its properties and assets and to carry on its business as it is now being conducted, (B) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Bank, and (C) has all requisite legal authority and bank regulatory good standing to consummate a merger or consolidation with and into UCB as contemplated by Exhibit B to this Agreement.

(iii) The Bank does not have any Subsidiaries other than SBGA California Investments, Inc., SBGA Investments, Inc. and Newston Investments, Inc.

(iv) The minute books of the Bank contain true, correct, complete and accurate records of all meetings and other corporate actions held or taken since the Bank’s incorporation of its shareholder and Board of Directors (including committees of its Boards of Directors).

(v) For purposes of assessment of FDIC premiums, the Bank’s category is 1A.

(c) Other Subsidiaries. Each of Summit Bank Corporation Capital Trust I, SBGA California Investments, Inc., SBGA Investments, Inc., Newston Investments, Inc., SBC Properties, L.L.C., CashMart, Inc. and Summit Merchant Banking Corporation (i) is duly incorporated or duly formed, as applicable to each such subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on such Subsidiary.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of a maximum of 100,000,000 shares of Company Common Stock, $0.01 par value per share and 20,000,000 shares of a special class of stock of no par value (the “Company Special Stock”). As of the date of this Agreement, there are (i) 7,132,104 shares of Company Common Stock issued and outstanding, (ii) no shares of the Company Special Stock issued and outstanding, and (iii) 85,000 shares of Company Capital Stock reserved for issuance upon exercise of outstanding stock options, and (iv) additional 594,409 shares of Company Capital Stock reserved for issuance upon future grants under the Company Option Plans. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth in Schedule 4.2(a), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock or any other equity security of the Company. The exercise price of each Company Option has been no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. All grants of Company Options were validly issued and properly approved by the Board of Directors of the Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable laws and recorded on the Company financial statements in accordance with GAAP, and no such grants involved any “back dating,” “forward dating,” or similar practices with respect to the effective date of grant.

(b) The authorized capital stock of the Bank consists of 100,000 shares of common stock, par value $100 per share (the “Bank Common Stock”). As of the date of this Agreement, there are (i) 15,000 shares of Bank Common Stock issued and outstanding, all of which are owned by the Company free and clear of any Liens, except as set forth in Schedule 4.2(b), and (ii) no shares of Bank Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bank Common Stock or any other equity security of the Bank or any securities representing the right to purchase or otherwise receive any shares of Bank Common Stock or any other equity security of the Bank. The share journal and stock transfer ledger of the Bank, a copy of which has previously been made available to Buyer, is a true and correct and complete copy of such document as of the date of this Agreement and accurately reflects the shareholder of record of the Bank.

(c) Except as set forth on Schedule 4.2(c), all of the issued and outstanding shares of capital stock or other equity ownership interests of each of SBGA California Investments, Inc., SBGA Investments, Inc., Summit Bank Corporation Capital Trust I, Newston Investments Inc. and Summit Merchant Banking Corporation are directly or indirectly owned by the Company, free and clear of any Liens, and all such shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No such Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares or any other equity security of such Subsidiary.

4.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. Except for the delivery by the Company of minutes of a Board of Directors meeting or an action by unanimous written consent of the Board of Directors, and approval of the shareholders of the Company at a meeting to be convened to consider and act upon this Agreement and the transactions contemplated hereby (collectively, the “Consents”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer and Merger Sub) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or to any of their properties or assets, including without limitation Consent Order #2006-2 issued by the Office of the Comptroller of Currency (the “OCC”) to the Bank on January 19, 2006 (the “Consent Order”) or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance (a “Lien”) upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties or assets may be bound or affected.

4.4 Consents and Approvals.

(a) Except for (i) the filing by Buyer of any necessary application with the FRB under the Bank Holding Company Act of 1956, as amended (the “FRB Application”) or confirmation by Buyer of a waiver of such FRB Application, and approval or waiver of such application, (ii) the filing by UCB, the Bank, the Company and Buyer of an application with the FDIC under the Bank Merger Act and the federal Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “FDIC Application”) and approval of such application, (iii) the filing by UCB of a merger application, and any other required filings, with the CADFI pursuant to the CFC, (iv) the filing by Buyer and the Company of an application for an interstate merger under Part 19 of Article 2 of Chapter 1 of Title 7 of the Official Code of Georgia, (v) the filing by UCB of a notice or application under Part 20 of Article 2 of Chapter 1 of Title 7 of the Official Code of Georgia, (vi) the filing by UCB of a courtesy copy of its FDIC application with the Texas Department of Banking in connection with UCB’s acquisition of Bank’s branch banking offices in Houston, Texas, (vii) the filing by UCB of appropriate notices and/or applications with the China Bank Regulatory Commission and with any other governmental agencies in the Peoples Republic of China for the acquisition of and change of name of Bank’s Shanghai Representative Office, (viii) the filing of a notice with the Atlanta District Office of the Comptroller of the Currency under 12 USC §§ 214(a), 214 a-c, 215a-1(a-c) and 12 CFR § 5.33(g)(3)(ii), and with any foreign, federal or state banking or other regulatory authorities and approval or acceptance of such applications, filings and notices (the “Other Regulatory Approvals”), (ix) the filing of the Delaware Certificate of Merger with the Delaware Secretary and the Georgia Certificate of Merger with the Georgia Secretary, (x) the filing in the office of the California Commissioner of Financial Institutions pursuant to California Financial Code Section 4887(b) of a Certificate of Ownership in substantially the form attached hereto as Exhibit B as filed with the Delaware Secretary of State, (xi) the Securities Laws Filings and Approvals and compliance with applicable blue sky laws, and (xii) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each, a “Governmental Entity”) or with any third party under any Company Contract are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated hereby.

(b) Except for the filings identified above in Section 4.4(a) above, the Company has taken all action required to be taken by it or the Bank in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any applicable “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover laws and regulations of any state (collectively, “Takeover Laws”). Each of the Company and the Bank has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements of any provision in its Articles of Incorporation or Bylaws concerning “business combination,” “fair price,” “voting requirement,” “constituency requirement” or other related provisions (collectively, “Takeover Provisions”).

4.5 Regulatory Reports.

(a) Except as set forth in Schedule 4.5(a), each of the Company and the Bank, as applicable, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2003 with (i) the FRB, (ii) the FDIC, (iii) the

OCC and any state banking commission or any other state regulatory authority, (iv) the NASDAQ, (v) the SEC, (vi) any foreign regulatory authority, and (vii) any other SRO (each a “Regulatory Agency”), and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company or the Bank, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, any investigation into the business or operations of the Company since December 31, 2003. Except as is set forth in Schedule 4.29, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company.

(b) Except for the Consent Order, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2003, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2003, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respects, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised since January 1, 2003, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering , or requesting any such Company Regulatory Agreement.

(c) The Company has previously made available to Buyer an accurate and complete copy of (i) each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company since January 1, 2003 pursuant to the Securities Act or the Exchange Act, and prior to the date of this Agreement (the “Company SEC Reports”) and (ii) each communication mailed by the Company to its shareholders, in each case since January 1, 2002. Neither the Company SEC Report nor communication, at the time filed, furnished or communicated (in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company has been and is in compliance in all material respects with the applicable listing requirements of the NASDAQ. The Company has an appropriate insider trading policy in place and has established and applied reasonable internal controls and procedures to ensure compliance with the insider trading policy.

4.6 Financial Statements.

(a) The Company has previously made available to Buyer copies of the consolidated balance sheets of the Company and the Bank as of December 31 for the fiscal years 2002 through 2005 and the related consolidated statements of income, consolidated statement of changes in shareholders’ equity and consolidated statements of cash flows for the fiscal years 2002 through 2005, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31 and filed with the SEC under the Exchange Act, in each case accompanied by the audit report of the Company’s independent registered public accountants. The December 31, 2005 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents the financial position of the Company as of the date thereof, the other consolidated financial statements referred to in this Section 4.6 (including the related notes, where applicable), the financial statements filed by the Company with the SEC after December 31, 2005, and the financial statements to be filed by the Company after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount) the results of the operations and financial position of the Company for the respective fiscal periods or as of the respective dates therein set forth; except as set forth in Schedule 4.6(a) each of such consolidated statements, (including the related notes, where applicable) complies with applicable accounting requirements; and each of such consolidated statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of the Company have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The unaudited Company-prepared consolidated financial statements of the Company as of July 31, 2006 fairly present the financial condition of the Company and the Bank on a consolidated basis as of that date. The Company has not changed its methods of accounting in effect at December 31, 2005 except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company’s independent registered accountants.

(b) All transaction and integration fees and expenses related to the Company’s acquisition of Concord Bank, including, but not limited to, legal, accounting, investment banking, data-processing conversion and service termination fees, have been fully expensed and accrued in the Company’s financial statements as of June 30, 2006 and there are no additional fees or expenses to be accrued.

4.7 Broker’s Fees. None of the Company or the Bank or any of their officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Keefe, Bruyette & Woods (“Company Advisor”) in accordance with the terms of an agreement dated September 5, 2006 between Company Advisor and the Company, a true and correct and complete copy of which has been previously delivered by the Company to Buyer.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2005, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(b) Since December 31, 2005, each of the Company and its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been any:

(i) change in its authorized or issued capital stock; grant by the Company or any of its Subsidiaries of any stock option or right to purchase shares of its capital stock; issuance of any security convertible into shares of any of its common stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company or any of its Subsidiaries of any shares of its capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock, except as set forth in Schedule 4.8(b)(i);

(ii) amendment to the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries;

(iii) increase in the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any employee, shareholder, officer or director of the Company or any of its Subsidiaries from the amount thereof in effect as of December 31, 2005 (which amounts have been previously disclosed to Buyer), grant of any severance or termination pay, entry into any contract to make or grant any severance or termination pay, or payment of bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practice);

(iv) adoption of, or increase in the payments to or benefits under, any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company or any of its Subsidiaries;

(v) damage to or destruction or loss of any asset or property of the Company or any of its Subsidiaries, whether or not covered by insurance, materially and adversely affecting the business, results of operations or financial condition of the Company or any of its Subsidiaries;

(vi) entry into, termination of, or receipt of notice of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit (except in the ordinary course of the Bank’s business), or similar agreement, or (B) any contract or transaction involving a total remaining commitment by or to the Company or any of its Subsidiaries of at least $50,000;

(vii) sale (other than sales of inventory or other real estate owned in the ordinary course of business consistent with past practice), lease, or other disposition of any asset or property of the Company or any of its Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company or any of its Subsidiaries;

(viii) cancellation or waiver of any claims or rights with a value to the Company or any of its Subsidiaries in excess of $50,000;

(ix) strike, work stoppage, slow-down, union organizing activities or other union-sponsored activities affecting or targeting the Company or any of its Subsidiaries;

(x) entry into a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization affecting the Company or any of its Subsidiaries; or

(xi) agreement, whether oral or written, by the Company or any of its Subsidiaries to do or assist with any of the foregoing.

4.9 Legal Proceedings.

(a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) Except for the Consent Order, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company or any of its Subsidiaries or any of their respective assets which are not of general application to companies like the Company.

4.10 Taxes.

(a) All Tax Returns that were required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company or any of its Subsidiaries have been duly and timely filed, and all such Tax Returns were complete and accurate in all material respects. All Taxes shown to be due on the foregoing Tax Returns or that were otherwise due and payable by the Company or any of its Subsidiaries have been timely paid in full. All Taxes that the Company or any of its Subsidiaries was obligated to withhold from amounts paid or owing to any employee, creditor, shareholder or third party have been paid over to the proper Governmental Entity in a timely manner, to the extent due and payable. No currently effective extensions or waivers of statutes of limitation have been given by or requested with respect to the filing of any Tax Returns by or with respect to the Company or any of its Subsidiaries or the assessment of any Taxes with respect to the Company or any of its Subsidiaries. No deficiencies or adjustments for any Taxes have been proposed or assessed in writing with respect to the Company or any of its Subsidiaries, and, to the knowledge of the Company, there is no factual or legal basis for the assessment of any deficiency or adjustment in Taxes with respect to the Company or any of its Subsidiaries. There is no audit, examination or other proceeding with respect to any Tax Return of the Company or any of its Subsidiaries in progress, and no Governmental Entity has notified the Company or any of its Subsidiaries that it intends to commence any audit, examination or other proceeding with respect to any Tax Return of the Company or any of its Subsidiaries. There are no matters under discussion with any Governmental Entity with respect to

Taxes that could result in an additional amount of Taxes, and, to the knowledge of the Company, there is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to Taxes. No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries except for statutory Liens for Taxes not yet due and payable. The Company and its Subsidiaries have disclosed on their Tax Returns all positions taken therein that could give rise to the accuracy-related penalties of Section 6662 or Section 6662A of the Code or to a similar penalty under the laws of any other taxing jurisdiction, and have otherwise properly disclosed to the appropriate Governmental Entity all positions or transactions relating to Taxes that are required to be disclosed under the laws of any jurisdiction to which the Company or any of its Subsidiaries is subject. The Company has heretofore delivered to Buyer true, correct and complete copies of all of the Company’s and its Subsidiaries’ federal and state Tax Returns for the respective tax years ended December 31, 2001 through December 31, 2005, and no amendments or other changes have been made thereto since the date of such delivery.

(b) The Company has made adequate provision in its consolidated financial statements (in accordance with GAAP) for all unpaid Taxes of the Company and any of its Subsidiaries, and the charges, accruals, and reserves with respect to unpaid Taxes on the books of the Company and its Subsidiaries are adequate (as determined in accordance with GAAP) and are at least equal to the Company’s and its Subsidiaries’ liabilities for unpaid Taxes. Since December 31, 2005, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business consistent with past practice. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. When required to do so, the Company and its Subsidiaries have properly withheld Taxes on all non-resident deposit accounts.

(c) The transaction contemplated herein, either by itself or in conjunction with any other transaction that the Company or any of its Subsidiaries may have entered into or agreed to, will not give rise to any liability for Taxes under Section 355(e) of the Code for which the Company or any of its Subsidiaries may in any way be held liable. Neither the Company nor any of its Subsidiaries has participated in any transaction that will make it in any way liable for any liability for Taxes under Section 355(e) of the Code.

(d) Neither the Company nor any of its Subsidiaries has made or become obligated to make, nor will Buyer, Merger Sub or the Company, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to such transaction, make or become obligated to make, any “excess parachute payment,” as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof) (or any corresponding provision of state, local or foreign law), or any amount that would not be fully deductible by reason of Section 162(m) of the Code (or any corresponding provision of state, local or foreign law).

(e) Neither the Company nor any of its Subsidiaries is now or has been a member of any affiliated, combined, unitary or similar group filing a consolidated, combined, unitary or similar federal or state income Tax Return (other than a group the common parent of which was the Company) and the Company has no liability for the Taxes of any person or entity (other than the Company or any of its Subsidiaries) under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), including as a transferee or successor, by contract, or otherwise. There exists no tax sharing or allocation agreement that will require any payment by the Company after the date of this Agreement.

(f) No claim has ever been made by an authority in a jurisdiction where either the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, nor, to the knowledge of the Company and any of its Subsidiaries, is there any factual or legal basis for any such claim.

(g) The Company has no excess loss account, as such term is used in Section 1.1502-19 of the Treasury Regulations, with respect to any capital stock of any Subsidiary. Neither the Company nor any of its Subsidiaries has outstanding any items that can give rise to taxable gain under Section 1.1502-13 of the Treasury Regulations.

(h) SBGA Investments, Inc. (the “Summit Investments”), (i) for all taxable years commencing with the Summit Investments’ taxable year ended December 31, 2002 through December 31, 2005, has been subject to taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 2005 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that will end with the Merger (and if the Merger is not consummated prior to January 1, 2007, for the taxable year that will end on December 31 2006). No challenge to Summit Investments’ status as a REIT pending or has been threatened in writing. No Subsidiary is a corporation for US federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or as a “taxable REIT subsidiary,” within the meaning of Section 856(1) of the Code. Since January 1, 2002, Summit Investments has not incurred any liability for material excise taxes under Sections 857(b), 860(c) or 4981 of the Code which have not been previously paid. Neither the Company nor any of its Subsidiaries (other than a “taxable REIT subsidiary” or any subsidiary of a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its Subsidiaries has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. As of the date hereof, Summit Investments does not have any earnings and profits attributable to any non-REIT year of Summit Investments or any other corporation within the meaning of Section 857 of the Code and the Treasury Regulations thereunder. Summit Investments expects that Summit Investments’ dividends paid deduction for the taxable year ending on the Closing Date will equal or exceed the sum of (x) the amount determined under Code Section 857(a)(1), but computed with the modifications described in the next sentence and (y) Summit Investments’ net capital gain for such taxable year. The amount described under clause (x) shall be computed by substituting “100% for “90%” in each place it appears in Code Section 857(a)(1).

4.11 Employee Benefit Plans.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct and complete list of (i) each incentive compensation plan, deferred compensation plan and equity compensation plan; (ii) each “welfare” plan, fund or program (within the meaning of Section 3(1) of ERISA); (iii) each “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); (iv) each employment, termination or severance agreement; and (v) each other employee benefit plan, fund, program, agreement or benefit arrangement that is sponsored or maintained, or to which contributions are made or required to be made, by the Company or any of the Company’s ERISA Affiliates for the benefit of any current or former employee, officer, director or consultant of the Company or any of their dependents or any of the Company’s ERISA Affiliates (the “Company Plans”).

(b) The Company has heretofore provided or made available to Buyer true and correct and complete copies of each of the Company Plans (or, with respect to any Company Plan that is unwritten, a detailed written description of such Company Plan) and each of the following documents, if applicable: (i) the actuarial report for each Company Plan for each of the last three (3) years, (ii) the most recent determination letter from the Internal Revenue Service for each Company Plan, (iii) a copy of the most recent summary plan description required for each Company Plan under ERISA, (iv) a copy of the Form 5500 (with attachments) filed with the Internal Revenue Service for each Company Plan for each of the last three (3) years, (v) the most recent summary annual report for each Company Plan, (vi) all trust agreements, insurance contracts, or funding instruments related to each Company Plan, (vii) all rulings, no-action letters, or advisory opinions from any governmental authority with respect to any Company Plan, and (viii) all summary material modifications and employee handbooks regarding Company Plans.

(c) Each of the Company Plans is in compliance in all material respects with the applicable provisions of the Code and ERISA (including, but not limited to the Health Insurance Portability and Accountability

Act of 1996, the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Uniformed Services Employment, Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, and the American Jobs Creation Act of 2004); each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, or the prototype plan on which any Company Plan is based, has received a favorable determination letter from the IRS; no Company Plan has a material accumulated or waived funding deficiency within the meaning of Section 412 of the Code; none of the Company, the Company’s Subsidiaries, or ERISA Affiliates has incurred, directly or indirectly, any liability to or on account of any Company Plan pursuant to Title IV of ERISA (other than Pension Benefit Guaranty Corporation premiums); no proceedings have been instituted by the Pension Benefit Guaranty Corporation to terminate any Company Plan that is subject to Title IV of ERISA; no “reportable event,” as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Company Plan (other than a reportable event with respect to which the thirty (30)-day notice period has been waived within the sixty (60)-month period preceding the date of this Agreement); and no condition exists that presents a risk to the Company or any of the Company’s Subsidiaries of incurring a liability to or on account of any Company Plan pursuant to Title IV of ERISA; no Company Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no Company Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending or, to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of Company Plans or any trusts related thereto. All contributions (including all employer contributions and employee contributions) that have been required to have been paid with respect to each Company Plan have been paid within the time required by the Company Plan or the Code. Except as required by the Code or as set forth in Schedule 4.15(a), the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any employee or director of the Company or of any of the Company’s Subsidiaries under any Company Plan. No Company Plan provides for any payment or funding for the continuation of medical, dental, life or disability coverage for any employee or former employee of the Company or any of the Company’s Subsidiaries for any period of time beyond the end of the current plan year (except to the extent of coverage required under the Comprehensive Omnibus Budget Reconciliation Act of 1986, as amended).

4.12 Disclosure Controls and Procedures. None of the records, systems, controls, data or information of the Company or any of its Subsidiaries are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or any of its Subsidiaries, except as would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls of the Company or any of its Subsidiaries described in the next sentence. The Company and its Subsidiaries have devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

4.13 Company Information. The information relating to the Company or any of its Subsidiaries that has been or will be provided to Buyer by the Company or any of its Subsidiaries or any of their representatives for inclusion in any document filed by Buyer with any Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.14 Compliance with Applicable Law. The Company and each of its Subsidiaries:

(a) is in compliance in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, if and to the extent applicable, the Sarbanes-Oxley Act of 2002, the Bank Holding Company Act of 1956, as amended, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Consent Order, except as set forth in Schedule 4.29;

(b) has all permits, licenses, franchises, certificates, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to carry on its business as currently conducted, including, without limitation those related to the Bank’s acquisition of Concord Bank and opening and maintaining the Company’s representative office in Shanghai, China;

(c) has, since December 31, 2003, received no notification or communication from any Governmental Entity (i) asserting that the Company or the Bank is not in material compliance with any statutes, regulations or ordinances, except for communications relating to the Consent Order (ii) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, the Bank’s FDIC deposit insurance; and

(d) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter, resolution of the Company’s Board of Directors, or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of deposits (including, the FDIC and the OCC or the supervision or regulation of the Company or the Bank) other than the Consent Order, and neither the Company nor the Bank has been advised in writing by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

4.15 Contracts.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in (x) any payment or benefits (whether of severance pay or otherwise) becoming due, or any increase in the amount of or acceleration or vesting of any rights to any payment or benefits, from Buyer, the Company, or any of their respective Subsidiaries to any director, officer, employee or consultant thereof or (y) the invalidity, unenforceability or discontinuation of any such contract, arrangement, commitment or understanding, whether in whole or in part, (iii) which is not terminable without cause on sixty (60) days or less notice or involves the payment of more than $25,000 per annum, (iv) which materially restricts the conduct of any line of business by the Company or the Bank, or (v) which provides recourse to the Company or any former or present Subsidiary of the Company in connection with the sale of any loan or other extension of credit (excluding customary short-term rights of recourse for fraudulent application statements in connection with the sale of conforming residential mortgage loans). Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a “Company Contract.” The Company has previously delivered or made available to Buyer true and correct and complete copies of each Company Contract.

(b) (i) Each Company Contract is a valid and binding obligation of each of the Company or its Subsidiaries, as the case may be, and is in full force and effect, (ii) each of the Company and its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (iii) no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of the Company or any of its Subsidiaries under any Company Contract, and (iv) no other party to such Company Contract is, to the knowledge of the Company or any of its Subsidiaries, in default in any respect thereunder.

(c) The Company has not entered into a confidentiality agreement or other similar agreement with any third party (other than Buyer) pursuant to which the Company has contemplated the disclosure of confidential information of the Company.

4.16 Environmental Matters.

(a) Each of the Company and its Subsidiaries, and to the actual knowledge of the Company and its Subsidiaries, their respective predecessors, all Company Real Property and Loan Property, are and have been in material compliance with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries has received any written notice of violation of any Environmental Laws in the past three (3) years.

(b) There is no suit, claim, action, proceeding, demand or investigation pending, or to the actual knowledge of the Company or its Subsidiaries, threatened against any of them or against any borrower of Company or its Subsidiaries or with respect to which any Company Real Property or Loan Property may be the subject involving (i) the actual or alleged violation of any Environmental Law, (ii) the actual or alleged release, discharge, spill, disposal or other presence of, or exposure to any Hazardous Material (including, without limitation, any toxic tort claims) on, from, into or under any Company Real Property or Loan Property, or (iii) the actual or alleged liability of the Company or its Subsidiaries relating to the offsite treatment, transport or disposal, or the arrangement for the offsite treatment, transport or disposal of any Hazardous Materials.

(c) To the actual knowledge of the Company and its Subsidiaries, no portion of any Company Real Property contains or has contained any underground storage tank for the storage of any Hazardous Materials, surface impoundment for the storage or disposal or any Hazardous Materials, or has been used as a landfill for the disposal of Hazardous Materials. To the knowledge of the Company and its Subsidiaries, none of the Company Real Properties has been the subject of a release, discharge, spill or disposal of any Hazardous Materials where such release, discharge, spill or disposal could reasonably be expected to result in a Material Adverse Effect on the business of the Company and its Subsidiaries. To the actual knowledge of the Company and its Subsidiaries, no asbestos, lead paint, radon or mold is present at any Company Real Property.

(d) The Company and its Subsidiaries have obtained and currently maintain all environmental permits, certificates, licenses, franchises, approvals, and authorizations, required under applicable Environmental Laws, for the ownership, operation and use of the Company Real Property (collectively, the “Environmental Permits”), and each of such Environmental Permits is listed on Section 4.16(d) of the Company Disclosure Schedule. The Company and its Subsidiaries have at all times operated in material compliance with the terms of the Environmental Permits and none of them has received any written notice of violation with respect thereto in the past three (3) years. The consummation of the transactions contemplated by this Agreement will not cause the revocation or cancellation of any material Environmental Permit, nor will it require the filing of any notification or application with any Governmental Entity, whose consent is a condition to the continued effectiveness of any Environmental Permit on and after the Effective Date.

(e) Neither the Company nor any of its Subsidiaries is a party to any contract or agreement of any kind whatsoever with regard to any Company Real Property or Loan Property pursuant to which any of them may be held to have assumed or agreed to be responsible for any current or contingent liabilities with respect to Hazardous Materials where such current or contingent liabilities could reasonably be expected to result in a Material Adverse Effect on the business of the Company and its Subsidiaries.

(f) All material environmental audit, inspection, remediation and closure reports in the possession or within the control of the Company or any of its Subsidiaries with respect to any Company Real Property or Loan Property are listed in Section 4.16(f) of the Company Disclosure Schedule and shall be made available to Buyer upon request, pursuant to Section 7.3 hereof.

(g) The representations and warranties in this Section 4.16 and elsewhere in this Article IV are the sole representations and warranties of the Company and its Subsidiaries with respect to any environmental matters, and no other representations and warranties shall be deemed to apply to such matters.

4.17 Derivative Transactions. As of the date hereof, and except as disclosed in the Company’s financial statements described in Section 4.6, neither the Company nor any of its Subsidiaries has any outstanding Derivative Transaction for its own account or for the account of any of its customers.

4.18 Opinion. Prior to the execution of this Agreement, the Company has received, and provided to Buyer a copy of, a written opinion from the Company Advisor to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.19 Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals applicable to it or to its Subsidiaries from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained.

4.20 Loans and Deposits.

(a) As of August 31, 2006, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) over ninety (90) days delinquent in payment of principal or interest or, to the knowledge of the Company, is in violation of a material non-monetary covenant or obligation, or (ii) as of August 31, 2006, Loan with any director, executive officer or five percent (5.0%) or greater shareholder of the Company, or, to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Schedule 4.20(a) sets forth (x) all of the Loans of the Company or any of its Subsidiaries that as of August 31, 2006 were classified by any internal or external examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (y) by category of Loan (i.e., commercial, consumer, etc.) all of the Loans of the Company or any of its Subsidiaries which were classified as of August 31, 2006, and (z) each asset of the Company or any of its Subsidiaries that as of August 31, 2006, was classified as “Other Real Estate Owned” and the book value thereof.

(b) Each Loan (i) is evidenced by notes, written agreements or other written evidences of indebtedness that are true, correct, complete and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Deposits in the Bank of shareholders of record or any shareholders of five percent (5%) or more of any class of Company Capital Stock, directors and executive officers of the Company and of its Subsidiaries amount to no more than an aggregate of $31.9 million as of August 31, 2006 and such deposits earn interest at rates comparable to those on other deposits of comparable size and maturity. Within seven (7) calendar days of the date of this Agreement, the Company will provide Buyer with verification of the accuracy of the foregoing figure as of the date of this Agreement, including a list of such accounts and deposits as of the date of this Agreement.

(d) Section 4.20(d)-1 of the Company Disclosure Schedule sets forth a true and accurate list as of August 31, 2006 of all of the Company’s Loans in excess of $3.0 million together with the principal amount of and accrued and unpaid interest on each such Loan, the identity of the borrower thereunder (including a brief description of the nature of the business conducted by such borrower), and the category of Loan (i.e., commercial, consumer, etc.). Schedule 4.20(d)-2 sets forth a true and correct and complete list as of August 31, 2006 of all of the Company’s depositors with deposits in excess of $500,000 together with the amount thereof and the identity of the depositor (including a brief description of the nature of the business conducted by such depositor).

4.21 Property. Each of the Company and it Subsidiaries owns, with good and marketable title in the case of real property, all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) located in the facilities owned or operated by it and reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the consolidated balance sheet of the Company as of December 31, 2005 and all of the properties and assets purchased or otherwise acquired by the Company or any of its Subsidiaries since December 31, 2005 (except for personal property acquired and sold since such date in the ordinary course of business of the Company and the Bank consistent with past practice), except (i) Liens for Taxes not yet due, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of business, (iii) mechanic’s, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carriers and other similar Liens arising in the ordinary course of business, and (iv) such other easements, covenants and restrictions and other title matters which do not have a Material Adverse Effect on the use or operation of such property. All leases pursuant to which the Company or any of its Subsidiaries, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms, and none of the Company or any of its Subsidiaries or, to the knowledge of the Company or any of its Subsidiaries, any other party thereto, is in default thereunder.

4.22 Labor Matters.

(a) There is no application or petition for certification of a collective bargaining agent or for union representation pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, and none of the Company’s or any of its Subsidiaries’ employees are or have been since December 31, 2005 represented by any union or other bargaining representative. To the knowledge of the Company, since December 31, 2005, no union has attempted to organize any group of the employees of the Company or any of its Subsidiaries, and no group of the Company’s or any of its Subsidiaries’ employees has sought at any time during the last three (3) years to organize themselves into a union or similar organization for the purpose of collective bargaining. To the knowledge of the Company, there are no pending or threatened strikes, slowdowns, pickets or work stoppage by any employees of the Company or any of its Subsidiaries.

(b) There are no pending or, to the knowledge of the Company, threatened material unfair labor practice charges or employee grievance charges with the National Labor Relations Board or any comparable state or local agency against the Company or any of its Subsidiaries.

(c) With respect to the businesses of the Company and its Subsidiaries, there have not been in the past five (5) years any investigations, inspections or material citations for violations of OSHA, any of the regulations promulgated pursuant to OSHA, or any other statute, ordinance, rule or regulations establishing standards of workplace safety, and no such investigations, inspections or citations are pending or, to the knowledge of the Company, threatened.

4.23 Insurance. Each of the Company and its Subsidiaries is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by bank holding companies, banks and bank subsidiaries, as applicable. Schedule 4.23 lists and describes each insurance policy maintained by or on behalf of the Company or any of its Subsidiaries with respect to their properties, assets and businesses, together with a claims history for the past two (2) years. In the best judgment of the management of the Company, such insurance coverage is adequate for the Company and its Subsidiaries, and all material claims under the policies listed on Schedule 4.23 have been filed in due and timely fashion. All of such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries has, since January 1, 2003, been (i) in default with respect to its obligations under any such insurance policies or (ii) denied insurance coverage. Since December 31, 2005, there has not been any damage to, destruction of, or loss of any assets of the Company or any of its Subsidiaries not covered by insurance that could have a Material Adverse Effect on the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any self-insurance or co-insurance programs, and the reserves set forth on the consolidated balance sheet of the Company as of December 31, 2005 are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

4.24 Absence of Undisclosed Liabilities. Except for items for which reserves have been established in the Company’s and its Subsidiaries’ most recent audited consolidated balance sheet and interim unaudited consolidated balance sheets, which have been delivered to Buyer and which do not reflect any overstated assets, and except as set forth in Schedule 4.24, neither the Company nor any of its Subsidiaries has incurred or discharged, or is legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the ordinary course of business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by the Company or any of its Subsidiaries entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by the Company or any of its Subsidiaries, as the case may be, to cause the Company or any of its Subsidiaries to repurchase such loan or other asset or to pursue any other form of recourse against the Company or any of its Subsidiaries (other than customary short term rights of recourse for fraudulent application statements in connection with the sale of conforming residential mortgage loans). Neither the Company nor any of its Subsidiaries has knowingly made nor shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Other than any regular quarterly dividend by the Company, no cash, stock or other dividend or any other distribution with respect to Company Capital Stock has been declared, set aside or paid, nor has any of the Company Capital Stock been repurchased, redeemed or otherwise acquired, directly or indirectly, by the Company since December 31, 2004.

4.25 Qualification as Reorganization. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or failed to take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor any of its Subsidiaries is aware of any fact, condition or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

4.26 Voting Agreement. On or prior to the date of this Agreement, the Company has delivered to Buyer fully executed copies of voting and proxy agreements substantially in the form attached hereto as Exhibit E (the “Voting Agreement”) from certain shareholders of the Company who are executive officers, directors, affiliates and founders of the Company and their family members, and holders of five percent (5.0%) or more of any class of Company Capital Stock. Collectively, 1,606,510 shares of the Company Capital Stock (including currently exercisable options) are subject to the Voting Agreements, representing approximately 22% (on a fully diluted basis) of the Company Capital Stock entitled to vote upon the approval of this Agreement and any other matters required to be approved by the Company’s shareholders for consummation of the Merger. The Voting Agreements constitute the valid and legally binding obligations of the shareholders who executed the Voting Agreements.

4.27 Offices and ATMs. Set forth in Schedule 4.27 is a list of the headquarters of the Company and the Bank (identified as such) and each of the offices and automated teller machines (“ATMs”) maintained and operated (or to be maintained and operated) by the Company or the Bank (including, without limitation, representative and loan production offices and operations centers, if any) and the location thereof. Except as set forth in the Company Disclosure Schedule, neither the Company nor the Bank maintains any other office or ATM or conducts business at any other location, and neither the Company nor the Bank has applied for or received permission to open any additional branch or operate at any other location. Each ATM maintained and operated by the Bank is compliant with current industry standards.

4.28 Community Reinvestment Act. The Bank received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither the Company nor the Bank has been advised of any concerns regarding its compliance with the Community Reinvestment Act by any Governmental Entity.

4.29 Bank Secrecy Act. Except as set forth in Schedule 4.29, neither the Company nor the Bank has been advised of any current or pending supervisory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. 5322, et seq.) or related state or federal anti-money laundering laws, regulations and guidelines, including, without limitation, those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

4.30 Trust Administration. The Bank does not presently exercise trust powers, including, but not limited to, trust administration, and has never in the past exercised such trust powers. The term “trust” as used in this Section 4.30 includes (i) any and all common law or other trusts between an individual, corporation or other entities and the Bank, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation testamentary, inter vivos, charitable trust indentures; (ii) any and all decedents’ estates where the Bank is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where the Bank is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which the bank is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

4.31 Investment Management and Related Activities. None of the Company or its Subsidiaries or their respective directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Entity, as an investment adviser, a broker, dealer, an insurance salesperson or agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Entity.

4.32 Full Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Buyer Disclosure Schedule, Buyer hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

5.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Merger Sub (a) has all requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (b) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not (i) prevent or delay Buyer or Merger Sub from performing its obligations hereunder or (ii) adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby. Buyer is supervised by the FRB as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Certificate of Incorporation of Buyer, the Certificate of Formation of Merger Sub, the Bylaws of Buyer and the Operating Agreement of Merger Sub, copies of all of which have previously been made available to the Company, are true and correct and complete copies of such documents as in effect as of the date of this Agreement.

5.2 Authority; No Violation.

(a) Each of Buyer and Merger Sub has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer and by Buyer in its capacity as the sole member of Merger Sub pursuant to applicable law, and no other corporate proceedings on the part of Buyer or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Merger Sub and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by Buyer and Merger Sub nor the consummation by Buyer and Merger Sub of the transactions contemplated hereby, nor compliance by Buyer and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Buyer or the organizational documents of any of Buyer’s Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or Merger Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon, any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not (i) prevent or delay Buyer or Merger Sub from performing its obligations hereunder or (ii) adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby.

5.3 Consents and Approvals. Except for (i) the filing by Buyer of the FRB Application or confirmation by Buyer of a waiver of such FRB Application, and approval or waiver of such application, (ii) the filing by UCB, the Bank, the Company and Buyer of the FDIC Application and approval of such application, (iii) the filing by UCB of a merger application, and any other required filings, with the CADFI pursuant to the CFC, (iv) the filing by Buyer and the Company of an application for an interstate merger under Part 19 of Article 2 of Chapter 1 of Title 7 of the Official Code of Georgia, (v) the filing by UCB of a notice or application under Part 20 of Article 2 of Chapter 1 of Title 7 of the Official Code of Georgia, (vi) the filing by UCB of a courtesy copy of its FDIC application with the Texas Department of Banking in connection with UCB’s acquisition of Bank’s branch banking offices in Houston, Texas, (vii) the filing by UCB of appropriate notices and/or applications with the China Bank Regulatory Commission and with any other governmental agencies in the Peoples Republic of China for the acquisition of and change of name of Bank’s Shanghai Representative Office, (viii) the filing of a notice with the Atlanta District Office of the Comptroller of the Currency under 12 USC §§ 214(a), 214 a-c, 215a-1(a-c) and 12 CFR § 5.33(g)(3)(ii), and with any the Other Regulatory Approvals, (ix) the filing of the Delaware Certificate of Merger with the Delaware Secretary and the Georgia Certificate of Merger with the Georgia Secretary, (x) the filing in the office of the California Commissioner of Financial Institutions pursuant to California Financial Code Section 4887(b) of a Certificate of Ownership in substantially the form attached hereto as Exhibit B as filed with the Delaware Secretary of State, (xi) the Securities Laws Filings and Approvals and compliance with applicable blue sky laws, and (xii) such filings, authorizations or approvals as may be set forth in Section 5.3 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Buyer or the Merger Sub of this Agreement or the consummation by the Merger Sub of the Merger and the other transactions contemplated hereby. No vote of any stockholders of Buyer is required to approve this Agreement or to consummate the transactions contemplated hereby.

5.4 Broker’s Fees. Neither Buyer nor any of Buyer’s Subsidiaries or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Buyer has engaged, and will pay a fee or commission to, Howe Barnes Hoefer & Arnett (“Buyer Advisor”) for a written opinion by Buyer Advisor to the effect that, subject to the matters set forth therein, the terms and conditions of the Merger are fair to Buyer’s shareholders from a financial point of view.

5.5 Buyer Information. The information relating to Buyer and its Subsidiaries, including Merger Sub, to be contained in any document filed with any other Governmental Entity, including but not limited to the SEC, or provided to the Company’s shareholders in connection herewith (including, without limitation, the Proxy Statement) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.6 Ownership of Company Capital Stock. Neither Buyer nor any of its Subsidiaries, including Merger Sub, or affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Company Capital Stock.

5.7 Access to Funds. Buyer has, and on the Closing Date will have, available shares of Buyer Common Stock authorized to enable it to consummate the Merger. Buyer will cause UCB to have sufficient funds on the Closing Date to pay the aggregate Merger Consideration pursuant to the terms of this Agreement.

5.8 Approvals. As of the date of this Agreement, Buyer knows of no reason why all regulatory approvals applicable to it from any Governmental Entity required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained on a timely basis.

5.9 Legal Proceedings. Neither Buyer nor Merger Sub is a party to any, and there are no pending or, to Buyer’s knowledge, threatened, legal, administrative, or arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that, individually or in the aggregate, would (i) delay or prevent Buyer or Merger Sub from performing their respective obligations hereunder or (ii) adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby.

5.10 Compliance with Applicable Law.

(a) Buyer and each of its Subsidiaries, including Merger Sub is in compliance in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, if and to the extent applicable, the Sarbanes-Oxley Act, the Bank Holding Company Act of 1956, as amended, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, and all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act, and, as of the date hereof, UCB has a Community Reinvestment Act rating of “satisfactory” or better;

(b) Buyer and each of its Subsidiaries, including Merger Sub has all permits, licenses, franchises, certificates, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit Buyer and each of Buyer’s Subsidiaries to carry on its business as currently conducted;

(c) Buyer and each of its Subsidiaries, including Merger Sub has, since December 31, 2003, received no notification or communication from any Governmental Entity (i) asserting that Buyer or any of Buyer’s Subsidiaries, including UCB, is not in compliance with any statutes, regulations or ordinances, (ii) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, UCB’s FDIC deposit insurance; and

(d) Buyer and each of its Subsidiaries, including Merger Sub is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter, resolution of the Company’s Board of Directors, or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, the FDIC) or the supervision or regulation of Buyer or any of Buyer’s Subsidiaries, including UCB, and neither Buyer nor any of Buyer’s Subsidiaries has been advised in writing by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

5.11 Regulatory Reports. Buyer and each of Buyer’s Subsidiaries, including UCB, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2003 with any Regulatory Agency (collectively, the “Buyer Reports”) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Buyer and Buyer’s Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Buyer, investigation into the business or operations of Buyer or any of Buyer’s Subsidiaries, including Merger Sub, since December 31, 2003. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of Buyer’s Subsidiaries. The Buyer has been and is in compliance in all material respects with the applicable listing requirements of the NASDAQ. The Buyer has an appropriate insider trading policy in place and has established and applied reasonable internal controls and procedures to ensure compliance with the insider trading policy.

5.12 Full Disclosure. The representations and warranties contained in this Article V do not contain any untrue statement of any fact or omit to state any fact necessary in order to make the statements and information contained in this Article V not misleading.

5.13 Capitalization.

(a) The authorized capital stock of Buyer consists of 180,000,000 shares of Buyer Common Stock and 10,000,000 shares of Buyer Preferred Stock. As of July 31, 2006, there were (i) 94,508,837 shares of Buyer Common Stock issued and outstanding, (ii) no shares of Buyer Preferred Stock outstanding, and (iii) 989,573 shares of Buyer Common Stock reserved for issuance pursuant to the option plans described in Section 5.13 of the Buyer Disclosure Schedule (“Buyer Option Plans”). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. All of the issued and outstanding shares of Buyer Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The exercise price of each option issued under the Buyer Option Plan (a “Buyer Option”) has been no less than the fair market value of a share of Buyer Common Stock as determined on the date of grant of such Buyer Option. All grants of Buyer Options were validly issued and properly approved by the Board of Directors of Buyer (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable laws and recorded on the Buyer’s financial statements in accordance with GAAP, and no such grants involved any “back dating,” “forward dating,” or similar practices with respect to the effective date of grant. Except as disclosed in Buyer’s Annual Report for the fiscal year ending December 31, 2005 on Form 10-K (including the Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock and the Rights Agreement dated as of January 28, 2003, both of which are listed as exhibits thereto, and exercise rights disclosed therein), Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Capital Stock or any other equity security of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Capital Stock or any other equity security of Buyer.

(b) The authorized capital stock of UCB consists of 150,000 shares of common stock, of which all such shares are outstanding on the date hereof. All of the issued and outstanding shares of UCB are owned by Buyer. All of the issued and outstanding shares of UCB have been duly authorized and validly issued and are fully paid and nonassessable. UCB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock of UCB or any other equity security of UCB or any securities representing the right to purchase or otherwise receive any shares of capital stock of UCB or any other equity security of UCB.

(c) Buyer holds 100.0% of the membership interests of Merger Sub. Merger Sub does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any ownership interest of Merger Sub or any securities representing the right to purchase or otherwise receive any ownership interest of Merger Sub. Merger Sub is now and has at all times been classified as a “disregarded entity” for federal income tax purposes.

5.14 Financial Statements. Buyer has previously made available to Company copies of the consolidated balance sheets of Buyer as of December 31 for the fiscal years 2002 through 2005, inclusive, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income and cash flows for the fiscal years 2002 through 2005, inclusive, as reported in Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Buyer’s independent public accountants. The December 31, 2005 balance sheet of Buyer (including the related notes, where applicable) fairly presents the financial position of Buyer as of the date thereof, the other previously-delivered financial statements referred to in this Section 5.14 (including the related notes, where applicable) fairly present, the financial statements filed by Buyer with the SEC after December 31, 2005 fairly present, and the financial statements to be filed by Buyer with the SEC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount), the results of the operations and financial position of Buyer for the respective fiscal periods or as of the respective dates therein set forth, other than as may be affected by such relevant items as have been disclosed in any Buyer Report.

5.15 Absence of Certain Changes or Events.

(a) Except as disclosed in any Buyer Reports filed prior to the date of this Agreement, since December 31, 2005, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Buyer or UCB.

(b) Except as disclosed in any Buyer Report, since December 31, 2005, each of Buyer and UCB has carried on its business only in the ordinary and usual course consistent with its past practice.

5.16 Disclosure Controls and Procedures. None of Buyer’s or UCB’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Buyer or UCB or their accountants, except as would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the next sentence. Buyer and UCB have devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

5.17 Absence of Undisclosed Liabilities. Except for items for which reserves have been established in Buyer’s and UCB’s most recent audited balance sheets and interim unaudited balance sheets, which have been delivered to the Company and which do not reflect any overstated assets, neither Buyer nor UCB has incurred or discharged, or is legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the ordinary course of business after such date. Neither Buyer nor UCB has knowingly made nor shall make any representation or covenant in any agreement pursuant to which any loans or other assets have been or will be sold by Buyer or UCB that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Other than any regular quarterly dividend by Buyer, no cash, stock or other dividend or any other distribution with respect to Buyer Capital Stock has been declared, set aside or paid, nor has any of the Buyer Capital Stock been repurchased, redeemed or otherwise acquired, directly or indirectly, by Buyer since March 31, 2005.

5.18 Qualification as Reorganization. Neither Buyer nor any of Buyer’s Subsidiaries has taken or agreed to take any action or failed to take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Buyer nor any of its Subsidiaries is aware of any fact, condition or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, each of the Company and the Bank will use its reasonable efforts to (w) preserve intact the business organizations of the Company and its Subsidiaries, (x) keep available to itself and Buyer the present services of the current officers and employees of the Company and its Subsidiaries, (y) preserve for itself and Buyer the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist, and (z) maintain and expand the deposits and loan portfolio assets of the Company consistent with the stated budget and forecast of the Company. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or consented to in writing by Buyer, neither the Company nor any of its Subsidiaries shall:

(a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock; provided, however, that the Company may declare and pay its regular quarterly cash dividend in an amount not to exceed $0.10 per share;

(b) (i) except for the cancellation of outstanding Company Options and the related issuance of shares of Company Capital Stock pursuant to the exercise of Company Options outstanding on the date of this Agreement, split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities (including, without limitation, stock options) in respect of, in lieu of or in substitution for shares of its capital stock; (ii) repurchase, redeem or otherwise acquire any shares of its capital stock, or any securities convertible into or exercisable for any shares of its capital stock; or (iii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien or authorize or propose the issuance, delivery, sale, pledge or encumbrance of or the imposition of any Lien on, any shares of its capital stock or any securities (including, without limitation, any Company Option) convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

(c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

(d) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $50,000 individually or $50,000 in the aggregate;

(e) enter into any new line of business;

(f) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, including, without limitation, any loan portfolios or pools, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice; or (ii) open, close, sell or acquire any branches, except as set forth on Schedule 6.1(f);

(g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or pledge or otherwise encumber or dispose of any assets of the Company, except in the ordinary course of business consistent with past practice; provided, however, that in no event shall any such indebtedness or obligations (excluding, however, Company deposits) be for a period exceeding six (6) months;

(h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII being satisfied, including without limitation a failure to comply with the Consent Order;

(i) change its methods of accounting in effect at December 31, 2005, including, without limitation, its acquisition purchase accounting, stock option accounting or its methods of accounting for any expense, asset, transaction, gain income, tax, loss, deposits or any other item that may be properly taken into account in calculating Company net worth, loan and lease losses and core deposits, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company’s independent registered accountants;

(j) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, and except as set forth in Schedule 6.1(j), adopt, amend, renew or terminate any employee benefit plan (including, without limitation, any Company Plan) or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and any of their respective current or former directors, officers or employees; (ii) except for normal increases in the ordinary course of business consistent with past practice, except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof, and in any event, the Company will not pay more than an aggregate amount representing a five percent (5.0%) increase in the collective annual compensation of such personnel as of the date of this Agreement; provided, however, that notwithstanding the foregoing, the Company shall be entitled to pay such bonuses as have been accrued to date under its existing bonus plans and will be accrued prior to the Effective Time pursuant to the existing provisions of such plans; or (iii) make any equity or equity-based grants or allocations under any Company Plan (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(k) purchase, acquire, sell, license, lease, encumber, assign or otherwise dispose of, or agree to sell, license, lease, encumber, assign or otherwise dispose of, or abandon or fail to maintain, any loans, loan pools, loan portfolios, participation or other interests in loans, or any of its material assets, properties or other material rights or agreements other than in the ordinary course of business consistent with past practice;

(l) file any application to establish, relocate or terminate the operations of any banking office of the Company or any of its Subsidiaries, except to the extent such application may be required to terminate the operations of the loan production office described in Schedule 6.1(f);

(m) other than in the ordinary course of business and consistent with past practice, and except as set forth in Schedule 6.1(m), create, renew, amend or terminate, fail to perform any material obligations under, waive or release any material rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease for office space to which it is a party or by which it or its properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

(n) except pursuant to written agreements in effect on the date hereof and previously provided to Buyer, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

(o) make or change any election concerning Taxes, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, obtain any Tax ruling, or consent to any waiver or extension of the statute of limitations for the assessment or payment of Taxes;

(p) take any action, or omit to take any action, the taking or omission of which could reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code;

(q) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any material litigation, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, its most recent consolidated financial statements (or the notes thereto), or incurred since December 31, 2005 in the ordinary course of business consistent with past practice;

(r) enter into any transaction outside the ordinary course of business consistent with past practice, including (i) the purchase of certificates of deposit from brokers or other third parties amounting, in the aggregate to more than $30,000,000, (ii) the offering or payment of rates of interest on deposit accounts materially different than the Bank’s past practice or current market rates, (iii) the entry into any material contracts, and (vi) the purchase or sale of investment securities unless such transaction (A) is prudent, necessary, consistent with the written investment policies of the Company or any of its Subsidiaries, as the case may be, and their respective 2006 budgets, duly approved by senior management of the Company or any of its Subsidiaries, as the case may be, and, if involving a purchase, is limited to investment-grade securities, (B) does not cause the weighted average duration of the Company’s or any of its Subsidiaries’ investment securities portfolio to exceed that portfolio’s weighted average duration as of December 31, 2005, and (C) will not cause the balance of the Company’s or any of its Subsidiaries’ investment securities portfolio to vary from the Company’s or any of its Subsidiaries’ (as the case may be) budget;

(s) except as required by law, disclose confidential information of the Company to a third party without requiring such third party to be bound by confidentiality obligations that are at least as restrictive upon such third party as the confidentiality obligations binding Buyer under the Confidentiality Agreement; or

(t) authorize, commit or agree to do any of the foregoing actions.

6.2 Covenants of Buyer. Except as otherwise contemplated by this Agreement or consented to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Buyer shall not, and shall not permit Merger Sub or any of Buyer’s other Subsidiaries to:

(a) take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approvals or the consummation of the Merger;

(c) take any action, or omit to take any action, the taking or omission of which could reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code; or

(d) authorize, or commit or agree to do any of the foregoing.

6.3 Covenants of Buyer and the Company. No party will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. No party will take any action that would cause the transactions contemplated by this Agreement not to comply with any Takeover Provisions and each of them will take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Regulatory Matters.

(a) Buyer shall prepare and file as promptly as practicable such regulatory filings as are applicable to the Merger and the merger of the Bank with and into UCB. The Company shall take, in accordance with applicable law, applicable stock exchange rules and its Articles of Incorporation and Bylaws, all action necessary to convene an appropriate meeting of shareholders of the Company to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company’s shareholders for consummation of the Merger (including any adjournment or postponement, the “Company Meeting”), as promptly as practicable after the date hereof. The Company’s Board of Directors shall recommend such approval, subject to their fiduciary duties, and the Company shall take all reasonable lawful action to solicit such approval by its shareholders.

(b) Each of the Company and Buyer shall cooperate and shall instruct their respective agents, attorneys and accountants to cooperate in the preparation and filing of an application for a permit (the “California Permit”) from the California Commissioner of Corporations (the “California Commissioner”) pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended (the “California Securities Law”) and all other necessary documents and forms required to be filed with the California Department of Corporations (the “DOC”) in order to notify interested parties as required by California law of, and to hold a fairness hearing conducted before the California Commissioner in accordance with, Section 25142 of the California Securities Law (“Section 25142”) and related authorities with respect to the Merger and the shares of Buyer Common Stock to be issued in the Merger (the “California Fairness Hearing”) in order to establish that the issuance of Buyer Common Stock in the Merger is exempt from Securities Act registration under Section 3(a)(10) of the Securities Act (the “Section 3(a)(10) Exemption”) (the “DOC Application”). Buyer shall use its best efforts to submit the DOC Application to the DOC within twenty-one (21) calendar days after the later of (i) the date of this Agreement, or (ii) the date on which the Company has furnished to Buyer materials and information in conformity with the requirements of the DOC, including, but not limited to, the Company’s draft Proxy Statement (as defined in Section 7.1(e)); provided, however, that such twenty-one (21) calendar day period shall be extended for the minimum period necessary to obtain any indispensable information or data from third party sources. The Company and Buyer shall make their respective appropriate representatives available to prepare and provide such testimony as is necessary or appropriate to present at the California Fairness Hearing and to support Buyer’s and the Company’s appearances at the California Fairness Hearing.

(c) Each of the Company and Buyer shall cooperate and shall instruct their respective agents, attorneys and accountants to cooperate in the preparation and filing by Buyer with the SEC of a registration statement on Form S-4 in order to register under the Securities Act the shares of Buyer Common Stock to be issued in the Merger (the “S-4 Registration Statement”) if any of the following occurs: (i) the DOC informs Buyer that the DOC will not accept jurisdiction to hold the California Fairness Hearing after Buyer submits the DOC Application; (ii) after commencement of the California Fairness Hearing proceedings, the DOC informs Buyer that the DOC will not issue such approval and make such findings with respect to the Merger and the issuance of Buyer Common Stock in the Merger as are required for the Section (3)(a)(10) Exemption; or (iii) Buyer determines in its reasonable discretion that such registration is necessary or appropriate.

(d) The Company and Buyer shall use reasonable efforts to cooperate in Buyer’s obtaining all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(e) The Company shall prepare and file with the SEC, and Buyer shall reasonably assist in such preparation of, a proxy statement of the Company for the purposes of submitting to the Company’s shareholders the principal terms of the Merger and this Agreement and any other matters required to be approved by the Company’s shareholders for consummation of the Merger and soliciting such approval at the Company Meeting (together with other proxy solicitation materials of the Company constituting a part thereof, the “Proxy Statement”). The description of Buyer and of the terms and conditions of this Agreement contained in such Proxy Statement shall be subject to consultation with Buyer. The Company shall use its best efforts to prepare and provide to Buyer for inclusion in the DOC Application within twenty-one (21) calendar days a draft Proxy Statement. The Company shall file in preliminary form with the SEC a draft of the Proxy Statement promptly after the date of this Agreement. The Company shall use its best efforts to distribute to the Company’s shareholders the final version of the Proxy Statement within five (5) business days after the later of the date on which the California Permit is issued or the date on which it receives confirmation that the SEC has no comments on the Proxy Statement or, as the case may be, within five (5) business days after the date on which the S-4 Registration Statement becomes effective and file definitive copies of the Proxy Statement with the SEC.

(f) Each of the Company and Buyer agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the DOC Application, any S-4 Registration Statement, and the Proxy Statement will, at the time the DOC Application, any S-4 Registration Statement, and the Proxy Statement and each amendment or supplement thereto, if any, is submitted to or approved by the California Department of Corporations or the SEC or is provided to Company’s shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Company’s shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and Buyer further agrees that if it shall become aware prior to the Effective Time of any information that would cause any of the statements in the DOC Application, any S-4 Registration Statement, or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the DOC Application, any S-4 Registration Statement, or the Proxy Statement.

(g) Buyer will advise the Company, promptly after Buyer receives notice thereof, of the time when a California Permit has been issued to qualify the issuance of the shares of Buyer Common Stock in the Merger, of the issuance of any stop order or the suspension of the qualification of the Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the California Department of Corporations for the amendment or supplement of the DOC Application or for additional information.

(h) Without limiting the foregoing, the parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties or Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions thereof. Each of the Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information and the right of each party to withhold information its Board of Directors reasonably determines in good faith should be withheld for reasons of privacy, confidentiality or fiduciary duty, all the information relating to the Company, its Subsidiaries, Buyer or Buyer’s Subsidiaries, including Merger Sub, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties or Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated hereby.

(i) Buyer and the Company shall, upon request, subject to applicable laws relating to the exchange of information and the right of each party to withhold information its Board of Directors reasonably determines in good faith should be withheld for reasons of privacy, confidentiality or fiduciary duty, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the DOC Application, any S-4 Registration Statement, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall from time to time make available to Buyer, upon reasonable request, a list of the Company’s shareholders and their addresses and such other information as Buyer shall reasonably request regarding the ownership of Company Capital Stock.

(j) Buyer and the Company shall promptly furnish to each other copies of non-confidential written communications received by Buyer or the Company, as the case may be, or by any of their respective Subsidiaries, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(k) Buyer shall not be required to file a registration statement with the SEC with respect to the shares of Buyer Common Stock to be issued hereunder for the purpose of sale or resale of such shares by any person.

(l) Not later than the tenth (10th) business day after the date of this Agreement, the Company shall deliver to Buyer a schedule of each person that, to the best of the Company’s knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an “affiliate” of it (each, a “Company Affiliate”) as that term is used in Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each Company Affiliate to execute and deliver to Buyer and the Company on or before the Effective Time an affiliate agreement in substantially the form attached hereto as Exhibit F. It is acknowledged and agreed that as a condition precedent to Buyer’s issuance of any Buyer Common Stock to any Company Affiliate such Company Affiliate shall have executed and delivered to Buyer an affiliate agreement in substantially the form attached hereto as Exhibit F.

(m) Certificates representing shares of Buyer Common Stock to be issued to Company Affiliates pursuant to this Agreement shall have printed on them a restrictive legend indicating that such shares are securities issued to the registered holder in a transaction to which Rule 145 under the Securities Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the Securities Act, (ii) in a transaction permitted by Rule 145 as to which Buyer has received an opinion of counsel, in form and substance reasonably satisfactory to Buyer, in support of which such holder provides in advance holder and broker’s representations the form and content of which are approved by Buyer’s counsel, of compliance with the provisions of Rule 145, or (iii) as described in a “no action” or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act.

7.2 No Solicitation.

(a) The Company shall, and the Company shall direct and use its reasonable efforts to cause the Company’s affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by the Company) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal. From the date of this Agreement through the Effective Time or the earlier termination of this Agreement, the Company shall not, nor shall it authorize or permit any of the Company’s directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) except in accordance with Section 9.1(f) hereof, enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal. The foregoing notwithstanding, if, and only to the extent that, the Board of Directors of the Company determines in good faith, after consultation with its outside legal and financial advisors, that the failure to do so would reasonably be expected to breach the Board’s fiduciary duties under applicable law, the Company may, in response to a bona fide written Acquisition Proposal not solicited in violation of this Section 7.2(a) that the Board of Directors of the Company determines in good faith to constitute a Superior Proposal, (1) furnish information with respect to the Company to any person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) on terms at least as restrictive upon such person as the terms binding Buyer under the Confidentiality Agreement, and (2) participate in discussions or negotiations regarding such a Superior Proposal for a period not to exceed fifteen (15) business days from the receipt of the Superior Proposal (the “Superior Proposal Period”); provided, however, that before doing so, the Company shall provide forty-eight (48) hours prior written notice to Buyer of the Board’s decision to take such action, identifying the person making the proposal and all the material terms and conditions of such proposal (the “Company Notice”) and shall in all respects comply with Section 7.2(b) hereof.

(b) In addition to the obligations of the Company set forth in Section 7.2(a) hereof, the Company shall promptly advise Buyer orally and in writing of any Acquisition Proposal (or any inquiry which could lead to an Acquisition Proposal) and keep Buyer informed, on a current basis, of the continuing status thereof and shall contemporaneously provide to Buyer all materials provided to or made available to any third party that were not previously provided to Buyer.

7.3 Access to Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all of the Company’s and its Subsidiaries’ properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives, and, during such period, the Company shall make available to Buyer all information concerning the Company’s and its Subsidiaries’ businesses, properties and personnel as Buyer may reasonably request. The Company shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the customers of the Company or its Subsidiaries, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, provided that the Company delivers to Buyer a written log notifying Buyer of the existence of, and the basis for the Company’s withholding of, such information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) From and after the date hereof until the Effective Time or the earlier termination of this Agreement, the Company shall (i) invite a suitable representative of Buyer, at Buyer’s sole expense, to observe all non-confidential portions of the Company’s Board of Directors (and audit committee thereof) and shareholders meetings (and shall provide such representative notice of such meetings and, subject to the restrictions set forth in Section 7.3(a), copies of any materials distributed to directors, committee members and shareholders relating to non-confidential portions of such meetings) and, subject to the prior written consent of any applicable regulatory authority, any regulatory examination exit briefings, and (ii) cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Buyer and to report the general status of the ongoing operations of the Company. In connection therewith, Buyer shall have the right of full review on any new loan extended by the Company in a principal amount in excess of $3,000,000. The Company will promptly notify Buyer of any material change in the normal course of business of the Company or any the Company’s Subsidiaries or in the operation of their respective properties and of the existence or progress in resolution of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving any of them, and will keep Buyer fully informed of such events, including, without limitation and with the consent of the applicable regulatory authority, the exit briefing at the conclusion of any regulatory examination.

(c) No investigation by Buyer or its representatives shall affect the representations, warranties, covenants or agreements of the Company set forth herein.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Company and Buyer (and each of their respective employees, representatives, or other agents) may disclose to any and all persons, without limitation, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement; provided, however, that neither the Company nor Buyer (nor any of their respective employees, representatives or other agents thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement, or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

7.4 Confidentiality. All confidential information furnished to a party, Company Advisor or Buyer Advisor by a party, Company Advisor or Buyer Advisor in connection with the transactions contemplated hereby shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

7.5 Notification of Certain Matters. Each of Buyer and the Company shall give prompt notice to the other (and subsequently keep the other party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available to any such party hereunder.

7.6 Employee Benefit Plans. As soon as practicable after the Closing, employees of the Company and its Subsidiaries shall become eligible to participate in Buyer Plans. Buyer will:

(a) waive all pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any Buyer Plan (which is a welfare plan under ERISA Section 3(1)) for such employees after the Closing Date to the extent such employees would not have been subject to such requirements or provisions under Company Plans;

(b) use commercially reasonable efforts to cause its insurers to apply toward any deductible requirements and out-of-pocket maximum limits under Buyer Plans any similar amounts paid (or accrued) by each employee under Company Plans during the current plan year;

(c) recognize for purpose of participation, eligibility and vesting (but not for purposes of benefit accrual) under Buyer Plans the service of any employee with the Company prior to the Closing Date; and

(d) be responsible for satisfying obligations under ERISA Section 601 et seq. and Section 4980B of the Code to provide continuation coverage to any employee or former employee of the Company or any of its Subsidiaries, and their eligible dependents, with respect to qualifying events occurring before, on or after the Closing Date.

7.7 Indemnification.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company or any of their predecessors or affiliates, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer; provided, however, that (1) Buyer shall have the right to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises Buyer that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall advance funds and in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Buyer thereof, provided that the failure to so notify shall not affect the obligations of Buyer under this Section 7.7 except to the extent such failure to notify prejudices Buyer. Buyer’s obligations under this Section 7.7 shall continue in full force and effect for an unlimited period of time following the Effective Time.

(b) Buyer shall cause the persons serving as officers and directors of the Company and its Subsidiaries immediately prior to the Effective Time to be covered for a period of two (2) years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by the Company or its Subsidiaries, as the case may be, with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy); provided, however, that in no event shall Buyer be required to expend on an annual basis more than two hundred percent (200.0%) of the amount currently expended by the Company (the “Insurance Amount”) to maintain or procure insurance coverage, and provided further that if Buyer is unable to maintain or obtain the insurance called for by this Section 7.7(b), Buyer shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(c) In the event Buyer or UCB or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or Surviving Company or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 7.7.

(d) The provisions of this Section 7.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.8 Termination of Company Option Plan. Prior to the Effective Time, the Company shall and will terminate the Company’s Option Plan without liability other than for liabilities attributable to awards issued and outstanding prior to the date of its termination.

7.9 Section 16 Matters. Prior to the Effective Time, Buyer and the Company shall take all such steps as may be required (to the extent permitted under applicable laws) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, and the acquisition of Buyer Common Stock (including derivative securities with respect to Buyer Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

7.10 NASDAQ Listing. Buyer shall use its best efforts to have the shares of Buyer Common Stock to be issued in the Merger listed on The NASDAQ Global Market as of the Effective Time.

7.11 Participation in Subsequent Transactions. From the date of this Agreement through the Effective Time or the earlier termination of this Agreement, Buyer shall not enter into any agreement with any unaffiliated third party concerning any purchase or acquisition of Buyer or UCB or substantially all of their respective assets by any unaffiliated third party through any type of corporate reorganization, stock acquisition or exchange, asset purchase or other similar transaction (a “Buyer Transaction”) unless such Buyer Transaction expressly provides (i) for the acquisition of the Company by Buyer or a successor entity on the same terms and conditions as are provided for in this Agreement and (ii) that if such Buyer Transaction is completed before the Effective Time, the shareholders of the Company will be entitled to receive consideration in such transaction as if the Merger had been consummated immediately prior to the consummation of the Buyer Transaction.

7.12 Reasonable Efforts; Additional Agreements.

(a) Subject to the terms and conditions of this Agreement, each of Buyer and the Company agrees to cooperate fully with each other and to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement.

(b) The Company agrees to use its reasonable efforts from the date of this Agreement to the Closing to assist Buyer and UCB in retaining all employees and customers of the Company.

(c) The Company shall continue to make its best efforts to complete all of the actions called for by Articles I-VIII of, and comply with, the Consent Order, and further improve compliance with the Bank Secrecy Act according to the plan adopted by the Board of Directors of the Company.

(d) Prior to Closing, the Company shall accrue any unrecorded items identified by Buyer’s due diligence; provided that such adjustment shall not be counted when determining whether any of the closing conditions as set forth in Section 8.2 below are met.

(e) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company of the Merger with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. This Agreement shall have been approved and adopted by no less than a majority of the votes entitled to be cast on the Merger.

(b) Regulatory Approvals. All regulatory approvals and waivers and the Securities Laws Filings and Approvals required to consummate the Merger or other transactions contemplated hereby, including, without limitation, the merger of the Bank with and into UCB, shall have been obtained and shall remain in full force and effect without the imposition of any conditions reasonably unsatisfactory to Buyer, all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”), and the merger of the Bank with and into UCB can be consummated immediately following consummation of the Merger.

(c) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or other transactions contemplated hereby, including, without limitation, the merger of the Bank with and into UCB, shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal the consummation of the Merger or the other transactions contemplated hereby, including, without limitation, the merger of the Bank into UCB.

8.2 Conditions to Obligations of Buyer and Merger Sub. The obligation of Buyer and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date), and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(c) Consents Under Agreements. All consents and approvals of all persons (other than the Governmental Entities) required for consummation of the Merger and the other transactions contemplated hereby shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Buyer.

(d) Material Adverse Effect. After the date hereof, there shall have been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(e) List of Properties. The Company shall have delivered to Buyer separate lists of all of Company’s properties and assets, real and personal, tangible or intangible, which are reflected on a consolidated balance sheet of the Company as of the end of the month preceding the Closing Date, prepared in accordance with GAAP.

(f) Dissenting Shares. Not more than five percent (5.0%) of the shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

(g) Tax Opinion. Buyer shall have received from its counsel, Squire, Sanders & Dempsey L.L.P. a written opinion dated as of the Closing Date and addressed to Buyer’s Board of Directors, in form and substance reasonably satisfactory to Buyer, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and each of Buyer and the Company will be a “party to a reorganization” within the meaning of 368(b) of the Code. The parties to this Agreement agree to execute and deliver to such counsel representation letters containing such reasonable representations as may be requested by such counsel for the purpose of rendering such opinion, and the receipt of such representation letters by such counsel shall be a condition to the issuance of its opinion.

(h) Company Net Worth. At the Closing, the net worth of the Company shall be not less than the Company Closing Net Worth. For purposes of this condition, the Company Closing Net Worth shall be $59,000,000 plus $250,000 for each full calendar month in 2007 preceding the Closing Date, as adjusted to give effect to:

(i) the after-tax effect of any expense related to this Agreement and the transactions contemplated hereby, including payments to the Company Advisor under Section 4.7 hereof , payments to the Company’s attorneys and accountants and change of control payments,

(ii) the after-tax effect of any gain or loss from the sale of assets by the Company after June 30, 2006 in the ordinary course of business consistent with its past practice,

(iii) any change in the “Accumulated Other Comprehensive Loss” line on the Company’s consolidated statement of financial condition after June 30, 2006, all as set forth in a consolidated statement of financial condition of the Company as of the end of the month preceding the Closing Date, prepared in accordance with GAAP, and

(iv) the total amount of quarterly cash dividends paid by the Company from July 1, 2006 to the Closing Date, provided that quarterly cash dividends shall not exceed $0.10 per share.

(i) Allowance for Loan Loss. At the Closing, the Bank’s allowance for loan and lease losses shall be not less than $5,962,000, and the ratio of the Bank’s allowance for loan and lease losses to the aggregate amount of loans in the Bank’s portfolio of loan assets shall have been calculated in accordance with the Company’s existing methodology for such calculations as of the date of this Agreement and in accordance with GAAP.

(j) Core Deposits. The balance of core deposits with the Bank shall be not less than (i) $100,000,000 for non-interest bearing deposits and (iii) $185,000,000 of all core deposits in the aggregate. For this purpose, core deposits equal the Bank’s total deposits (other than those of the Company) less all time deposits.

(k) Opinion from Buyer Advisor. The Board of Directors of Buyer shall have received from Buyer Advisor within fourteen (14) calendar days of this Agreement a written opinion to the effect that, subject to the matters set forth therein, terms and conditions of the Merger are fair to Buyer’s shareholders form a financial point of view.

(l) Termination of the Company Option Plans. The Company shall have terminated the Company Option Plans without liability.

(m) Release of Pledged Shares. The Company shall have paid off any amounts owed under a credit facility arrangement with Sun Trust Bank and Sun Trust Bank shall have released any security interests Sun Trust Bank has with respect to the Bank’s stock pledged by the Company.

(n) Bank Owned Property and Other Real Estate Owned. Buyer shall have been satisfied with title reports, title insurance policies and environmental conditions of all Bank owned property and the Bank’s other real estate owned.

(o) CashMart, Inc. The Company shall have dissolved CashMart, Inc.

(p) Due Diligence Memos. Buyer shall have completed satisfactory review of due diligence memos prepared by the underwriter and the legal counsel, respectively, in connection with the Company’s securities offering in March 2006.

8.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

(c) Consents Under Agreements. All consents and approvals of all persons (other than the Governmental Entities) required for consummation of the Merger and the other transactions contemplated hereby shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Buyer.

(d) Opinion from Company Advisor. The Board of Directors of Company shall have received from Company Advisor within fourteen (14) calendar days of the date of this Agreement a written opinion to the effect that, subject to the matters set forth therein, terms and conditions of the Merger are fair to the Company’s shareholders from a financial point of view.

(e) Tax Opinion. The Company shall have received from its counsel Powell Goldstein LLP, an opinion dated as of the Closing Date and addressed to the Company’s Board of Directors, in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and each of Buyer, Merger Sub and the Company will be a “party to a reorganization” within the meaning of 368(b) of the Code. The parties to this Agreement agree to execute and deliver to such counsel representation letters containing such reasonable representations as may be requested by such counsel for the purpose of rendering such opinion, and the receipt of such representation letters by such counsel shall be a condition to the issuance of its opinion.

(f) NASDAQ Listing. The shares of Buyer Common Stock to be issued in the Merger and the transactions contemplated hereby shall have been authorized for listing on NASDAQ Global Market, other than any notice of issuance that may be provided after Closing.

8.4 Frustration of Closing Conditions. Neither Buyer nor the Company may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3 to which their obligations are subject, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable efforts to consummate the Merger or the other transactions contemplated by this Agreement, as required by and subject to Section 7.8(a).

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company of the matters presented in connection with the Merger:

(a) by mutual consent of Buyer and the Company;

(b) by either Buyer or the Company upon written notice to the other party (i) thirty (30) days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or approved on conditions reasonably unsatisfactory to Buyer or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the thirty (30) -day period following such denial, approval with reasonably unsatisfactory conditions to Buyer or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, (ii) after Buyer and the Company have performed their respective obligations under Section 7.1 of this Agreement with respect to the Securities Laws Filings and Approvals, both of the following occur: (x) the DOC either does not accept jurisdiction of the California Fairness Hearing or, after commencement of the California Fairness Hearing proceedings, informs Buyer that the DOC will not issue the California Permit or make such findings as are required for the Section 3(a)(10) Exemption; and (y) the SEC informs Buyer that the SEC will not declare effective the S-4 Registration Statement, or (iii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b) if such denial, approval with unsatisfactory conditions to Buyer, request, recommendation for withdrawal, DOC or SEC position, order, injunction or prohibition shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c) by either Buyer or the Company if the Merger shall not have been consummated on or before April 30, 2007 (the “Final Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither Buyer nor the Company shall have the right to terminate this Agreement pursuant to this Section 9.1(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of a representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of a representation or warranty by Buyer);

(e) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the non-terminating party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

(f) by the Company in the event that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal with respect to which Company has provided to Buyer a Company Notice in accordance with Section 7.2 of this Agreement, it is necessary to terminate this Agreement in order to comply with its fiduciary duties to the Company and to the Company’s shareholders under applicable law, subject to and provided that Company complies with each of the following requirements in effecting such termination:

(i) By no later than one (1) business day after the last day of the Superior Proposal Period for such Superior Proposal, the Company shall have received an executed definitive acquisition agreement or other similar agreement from the person making the Superior Proposal and be prepared to enter into and publicly announce such agreement in connection with such Superior Proposal, subject to Buyer’s negotiation rights under Section 9.1(f)(iii) below and Buyer’s termination fee rights under Sections 9.1(f)(iv) and 9.2(b)(i) below;

(ii) The Company shall provide written notice to Buyer of Company’s Board of Directors’ determination to terminate this Agreement pursuant to this Section 9.1(f) by no later than one (1) business day after the last day of the Superior Proposal Period for such Superior Proposal (the “Section 9.1(f) Termination Notice”);

(iii) During the period of five (5) business days following Buyer’s receipt of the Section 9.1(f) Termination Notice (the “Negotiation Period”), Buyer has the right, but not the obligation, to elect to negotiate in good faith with Company with respect to proposed modifications of the terms and conditions of this Agreement so as to enable Buyer to proceed with the transactions contemplated herein on such proposed modified terms and conditions, and if Buyer so elects Company shall negotiate in good faith with Buyer with respect to such proposed modifications; and

(iv) Unless Buyer and the Company agree in writing otherwise, this Agreement shall be terminated effective at 5:00 p.m. (Pacific Time) on the last day of the Negotiation Period (the “Termination Time”), provided that prior to or concurrently with the Termination Time, the Company has paid to Buyer by wire transfer in immediately available funds and Buyer has received the termination fee amount specified in Section 9.2(b)(i) of this Agreement; or

(g) by Buyer if the Board of Directors of the Company fails to reaffirm in writing publicly its adoption and recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within two (2) business days after Company’s receipt of a written request to provide such reaffirmation from Buyer on or after the last day of any Superior Proposal Period.

(h) by the Company at its election, only if:

(1)	the Average Closing Price is less than eighty percent (80%) of the Agreement Price, and

(2)	x is greater than y, where “x” equals:

            Agreement Price – Average Closing Price

Agreement Price

and “y” equals:

Agreement NASDAQ Bank Index – Average Closing NASDAQ Bank Index	+ 0.20
Agreement NASDAQ Bank Index

If the conditions described in Sections 9.1(h)(1) and 9.1(h)(2) above are satisfied, then Company may elect to terminate this Agreement by providing a written termination notice (a “9.1(h) Termination Notice”) to Buyer at any time during the five business days following the Determination Date (the “9.1(h) Termination Period”), subject to Buyer’s right to avoid such termination of this Agreement by electing to adjust the Exchange Ratio as described below.

Upon receipt from Company of a 9.1(h) Termination Notice, Buyer may elect to adjust the Exchange Ratio, provided that such adjustment does not negate or adversely impact the conclusions reflected in the tax opinions to be delivered pursuant to Sections 8.2(g) and 8.3(e) of this Agreement (a “9.1(h) Adjustment Election”). To make a 9.1(h) Adjustment Election, Buyer shall provide to Company written notice of the same (a “9.1(h) Adjustment Notice”) at any time during the five business days following the date of receipt of 9.1(h) Termination Notice. Upon a 9.1(h) Adjustment Election, (i) the Exchange Ratio shall be automatically adjusted and amended for all purposes under this Agreement by multiplying the pre-9.1(h) Adjustment Election Exchange Ratio by a fraction, the numerator of which is the product of the Agreement Price multiplied by 0.80 and the denominator of which is the Average Closing Price; and (ii) the 9.1(h) Termination Notice shall be void and this Agreement, as amended by such Exchange Ratio adjustment, shall continue in full force and effect.

Notwithstanding any other provision contained in this Agreement, Buyer shall have no obligation to consummate the Merger until the earlier to occur of (i) lapse of the 9.1(h) Termination Period without Company providing a 9.1(h) Termination Notice, or (ii) delivery to Buyer of Company’s written waiver of its right to elect termination of this Agreement under this Section 9.1(h).

The Company and its Subsidiaries shall not, and shall use their best efforts to ensure that their respective executive officers, directors, and stockholders who may be deemed an “affiliate” (as defined in SEC Rules 145 and 405) of Seller do not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of Buyer Common Stock or any options, rights or other securities convertible into shares of Buyer Common Stock during the determination period for the Average Closing Price.

9.2 Effect of Termination.

(a) In the event of termination of this Agreement by any party as provided in Section 9.1, this Agreement shall forthwith become null and void and have no effect except that (i) Sections 7.4, 9.2 and 10.2 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

(b) Notwithstanding anything herein to the contrary, if termination of this Agreement requires payment of a “termination fee” pursuant to any provision of this Agreement, including, without limitation, any of the following subsections, such termination shall become effective only upon receipt of the applicable termination fee by the party entitled to such payment:

(i) If the Company intends to terminate this Agreement pursuant to Section 9.1(f) hereof, the Company shall pay to Buyer a termination fee of $8,736,827 by wire transfer of same day immediately available funds on the date of termination. The Company and Buyer agree that the agreement contained in this Section 9.2(b)(i) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

(ii) If Buyer intends to terminates this Agreement pursuant to Section 9.1(g) hereof, the Company shall pay to Buyer a termination fee of $8,736,827 by the wire transfer of same day immediately available funds on the first business day following the date of the notice. The Company and Buyer agree that the agreement contained in this Section 9.2(b)(ii) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

(iii) If the Company or Buyer intends to terminate this Agreement pursuant to Section 9.1(d) or 9.1(e) hereof for material breach of this Agreement by the other, and the terminating party is not itself in material breach of this Agreement, the breaching party shall pay the terminating party a termination fee of $50,000 by wire transfer of immediately available funds on the date of termination; provided, however, that if this Agreement is terminated by Buyer under Section 9.1(d) or 9.1(e) hereof for material breach of this Agreement by the Company, and Buyer is not itself in material breach of this Agreement, and the Company, within eighteen (18) months after the effective date of termination of this Agreement, shall have entered into an agreement to engage in or there has otherwise occurred an

Acquisition Transaction with any person other than Buyer of any affiliate (as such term is defined in Rule 405 promulgated by the SEC under Regulation C) of Buyer, then the Company shall pay Buyer an additional fee of $8,736,827 by wire transfer of immediately available funds on the earlier of the date of such agreement or the date of consummation of such Acquisition Transaction. The Company and Buyer agree that the agreement contained in this Section 9.2(b)(iii) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

(iv) If this Agreement shall not have been approved and adopted by at least a majority of the votes entitled to be cast following the Company’s Board of Directors’ withdrawal, modification or qualification in any manner adverse to Buyer of its recommendation for the Company shareholder approval of the transactions contemplated by this Agreement in anticipation of engaging in a transaction pursuant to an Acquisition Proposal, the Company shall pay to Buyer a termination fee of $8,736,827 by wire transfer of same day immediately available funds on the Final Date. The Company and Buyer agree that the agreement contained in this Section 9.2(b)(iv) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed by duly authorized representatives on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of its agreements contained herein, or waive compliance with any of the conditions to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by duly authorized representatives on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X

GENERAL PROVISIONS

10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations and warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Buyer, to:

UCBH Holdings, Inc.

555 Montgomery Street

San Francisco, CA 94111

Attention:	Jonathan H. Downing, Executive Vice President, Director of
Corporate Development and Investor Relations

with copies (which shall not constitute notice to Buyer) to:

Squire, Sanders & Dempsey L.L.P.

One Maritime Plaza, Suite 300

San Francisco, CA 94111-3492

Attention:	Nicholas Unkovic, Esq.
David Kenny, Esq.

(b)	if to the Company, to:

Summit Bank Corporation

4360 Chamblee-Dunwoody Road, Suite 300

Atlanta, GA 30341

Attention: Pin Pin Chau, Chief Executive Officer

with copies (which shall not constitute notice to the Company) to:

Powell Goldstein LLP

One Atlantic Center—Fourteenth Floor

1201 West Peachtree Street, NW

Atlanta, Georgia 30309-3488

Attention: Katherine M. Koops, Esq.

and

Keefe, Bruyette & Woods

Three James Center

1051 East Cary Street

Suite 1415

Richmond, Virginia 23219

Attention: Jim Mabry

10.4 Interpretation. Whenever the term “person” is used in this Agreement, it shall be construed broadly to include any person or entity of any kind. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Wherever the term “knowledge” is used in this Agreement, it means the knowledge of such party after diligent inquiry. Unless specified otherwise herein, the terms “Section,” “Schedule,” “Exhibit” and “Appendix” refer to sections, schedules, exhibits and appendices attached to this Agreement, respectively. The terms “hereof,” “herein,” “hereby” and “hereunder” and words of similar import refer to this Agreement as a whole, including all exhibits and schedules hereto. The phrases “the date of this Agreement,” “the date hereof’ and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the introductory paragraph of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.6 Entire Agreement. This Agreement, together with all exhibits, schedules and other attachments hereto (including the documents and the instruments referred to herein and therein, including, without limitation, the Confidentiality Agreement), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, any provision of the Confidentiality Agreement or any other document or instrument referred to herein that conflicts with any provision of this Agreement shall be superseded by the provisions hereof.

10.7 Governing Law. The formation, construction, and performance of this Agreement, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of California applicable to agreements entered into and performed entirely in the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. Each of the parties consents that all such service of process may be made by delivery of the summons and complaint by certified or registered mail, return receipt requested, or by messenger, directed to it at the address of its agent set forth herein, and that service so made shall be deemed to have been made as of the date of the receipt indicated in the certification, signed and returned postal receipt, or other proof of service applicable to the method of service employed.

10.8 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Section 7.4 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.4 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.10 Publicity. Except as otherwise required by law or by the rules of The NASDAQ, so long as this Agreement is in effect, neither Buyer nor the Company shall, nor shall Buyer or the Company permit any of their respective Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned.

10.11 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.12 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

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IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

UCBH HOLDINGS, INC.

By:	/S/ THOMAS S. WU
Name:	Thomas S. Wu
Title:	Chairman, President and CEO

UCB MERGER, LLC

By:	/S/ THOMAS S. WU
Name:	Thomas S. Wu
Title:	Chairman, President and Chief Executive Officer

SUMMIT BANK CORPORATION

By:	/S/ PIN PIN CHAU
Name:	Pin Pin Chau
Title:	Chief Executive Officer

By:	/S/ THOMAS FLOURNOY
Name:	Thomas Flournoy
Title:	Executive Vice President and Chief Financial Officer

APPENDIX I

DEFINITIONS

In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:

1. “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the Company, (ii) direct or indirect acquisition or purchase of any class of equity securities representing ten percent (10.0%) or more of the voting power of the Company, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning a substantial interest in any class of equity securities of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

2. “Acquisition Transaction” means a (i) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the Company, (ii) direct or indirect acquisition or purchase of any class of equity securities representing ten percent (10.0%) or more of the voting power of the Company, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning a substantial interest in any class of equity securities of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

3. “Aggregate Buyer Share Amount” means the number of shares of Buyer Common stock equal to the product (rounded to the nearest whole number) of the Exchange Ratio and the Stock Conversion Number.

4. “Aggregate Cash Value” means the aggregate amount of cash paid by UCB on behalf of Buyer as Merger Consideration hereunder and any cash paid or payable in lieu of fractional shares and any cash paid or payable in respect of Dissenting Shares.

5. “Agreement NASDAQ Bank Index” means 3283.84, which was the NASDAQ Bank Index closing price as reported on Bloomberg LP on September 13, 2006.

6. “Agreement Price” means $18.12, which was the closing sale price of one share of Buyer Common Stock as reported on the NASDAQ Global Market on September 13, 2006; provided that if Buyer declares or effects a stock split, stock dividend or similar recapitalization between September 13, 2006 and the fifth business days prior to the Effective Time, the prices for the Buyer Common Stock shall be appropriately adjusted for the purposes of applying Section 9(h).

7. “Average Closing NASDAQ Bank Index” means the average daily closing price of the NASDAQ Bank Index as reported on Bloomberg LP for the twenty (20) consecutive trading days preceding the fifth (5th) business days prior to the Effective Time.

8. “Average Closing Price” means the average of the daily closing price of a share of Buyer Common Stock as reported on the NASDAQ Global Market for the twenty (20) consecutive trading days preceding the fifth (5th) business days prior to the Effective Time.

9. “Buyer Capital Stock” means Buyer Common Stock and Buyer Preferred Stock, collectively.

10. “Buyer Common Stock” means common stock of Buyer, par value $0.01 per share.

11. “Buyer Plans” means the incentive compensation plans, deferred compensation plans and equity compensation plans; “welfare” plans, funds or programs (within the meaning of Section 3(1) of ERISA); “pension” plans, funds or programs (within the meaning of Section 3(2) of ERISA); employment, termination or severance agreements; and other employee benefit plans, funds, programs, agreements and benefit arrangements that are sponsored or maintained, or to which contributions are made or required to be made, by Buyer, any of Buyer’s Subsidiaries or any of Buyer’s ERISA Affiliates for the benefit of any current or former employee, director or consultant of Buyer or any of Buyer’s Subsidiaries or any of Buyer’s ERISA Affiliates.

12. “Buyer Preferred Stock” means preferred stock of Buyer, par value $0.01 per share.

13. “CADFI” means the California Department of Financial Institutions.

14. “Cash Election Shares” means shares of Company Capital Stock with respect to which a Cash Election or Combination Cash Election has been made.

15. “CFC” means the California Financial Code.

16. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

17. “Company Capital Stock” means “Company Common Stock” and “Company Special Stock,” collectively.

18. “Company Common Stock” means common stock of the Company, par value $0.01 per share.

19. “Company Option” means an option to purchase any shares of Company Capital Stock granted by the Company pursuant to any of the Company Option Plans.

20. “Company Real Property” means any real property and any improvements thereon which (i) is currently owned or leased by the Company or any of the Company’s Subsidiaries, or (ii) with respect to which the Company or any of the Company’s Subsidiaries is under contract to purchase or lease as of the date hereof.

21. “Confidentiality Agreement” means the confidentiality letter agreement, dated August 31, 2006, between the Company and Buyer.

22. “Derivative Transaction” means any transaction involving a derivative instrument within the scope of Financial Accounting Standards Board Statement 133, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

23. “Determination Date” means the fifth business day prior to the Effective Time.

24. “DLLC” means the Delaware Limited Liability Company Act.

25. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

26. “ERISA Affiliate” of a party to this Agreement means a trade or business (whether incorporated or not) that is a member of a controlled group of corporations of such party as defined in Section 414(b) or (c) of the Code, or an affiliated service group with such party as defined in Section 414(m) or (o) of the Code.

27. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

28. “Exchange Ratio” means the quotient (to the nearest ten-thousandth) obtained by dividing $24.50 by the Agreement Price which quotient equals 1.3521, subject, however, to the adjustment, if any, of such quotient under Section 9.1(h).

29. “FDIC” means the Federal Deposit Insurance Corporation.

30. “Federal Interstate Banking Act” means the Riegle Neal Interstate Banking and Branching Efficiency Act of 1994.

31. “Final Date” means April 30, 2007.

32. “FRB” means the Federal Reserve Board.

33. “GAAP” means generally accepted accounting principles.

34. “Hazardous Materials” means any chemical, compound, material, mixture, organism or substance that is now or hereafter defined or listed in, or otherwise classified or regulated in any way pursuant to any Environmental Law as a “hazardous waste,” “hazardous substance,” “hazardous material,” “infectious waste,” “toxic substance,” “pollutant” or other formation intended to define, list or classify substances by reason of deleterious properties, including, without limitation, ignitability, corrosivity, reactivity, carcinogenicity, or toxicity, the foregoing definition to include, without limitation, oil or petroleum products or constituents of any kind whatsoever, and friable asbestos and lead paint, provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Materials” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, groundwater, land surface or subsurface strata.

35. “Loan Property” means any property in which the Company or its Subsidiaries holds a security interest.

36. “Material Adverse Effect” means with respect to a person, an effect which (i) is materially adverse to the business, results of operations or financial condition of such person and its Subsidiaries (if any) taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules, regulations or policies of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles, in each case which affects banks, thrifts or their holding companies generally, (C) events, conditions or trends in economic, business or financial conditions generally or affecting banks, thrifts or their holding companies specifically (including changes in the prevailing level of interest rates), (D) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States or any of its territories, possession or diplomatic or consular offices or upon any military installation, equipment or personnel of the United Stated, or (E) in the case of the Company, any action or omission of the Company taken with the prior written consent of Buyer, and in the case of Buyer, any action or omission of Buyer taken with the prior written consent of the Company; or (ii) materially impairs the ability of such person to consummate the transactions contemplated hereby.

37. “OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.

38. “Per Share Cash Consideration” means $24.50.

39. “SEC” means the U.S. Securities and Exchange Commission.

40. “Securities Act” means the Securities Act of 1933, as amended.

41. “Securities Laws Filing and Approvals” means all filings to be made with, hearings to be conducted before, approvals to be provided by, permits to be issued by, and/or registrations to be made with, as the case may be, the California Department of Corporations or the Commission in accordance with and pursuant to the provisions of Section 7.1 of this Agreement.

42. “SRO” means self-regulatory organization.

43. “Stock Election Shares” means shares of Company Capital Stock with respect to which a Stock Election or Combination Stock Election has been made.

44. “Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time, directly or indirectly, owned by such party.

45. “Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, one hundred percent (100.0%) of the combined voting power of the shares of capital stock of the Company then outstanding or all or substantially all of the assets of the Company and otherwise (i) on terms and conditions that the Board of Directors of the Company determines in its good faith judgment to be more favorable from a financial point of view to the Company’s shareholders than the Merger and which transaction, according to a written fairness opinion provided to the Company’s Board of Directors by Company Advisor, would result in the receipt by the Company’s shareholders of merger consideration with an aggregate value that is materially higher than such shareholders are to receive in the Merger, (ii) that constitutes a transaction that, in such Board of Directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is highly likely to be obtained by such third party.

46. “Tax Return” means any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

47. “Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

APPENDIX II

ALLOCATION PROCEDURE

1.	§ 2.2(c)(i) Scenario (Stock Election Shares < Stock Conversion Number)

Election	Actual consideration to be received
Stock	As elected
Undesignated	Prorated so that the sum of Stock-Selected Undesignated Shares and the number of Stock Election Shares equal to the Stock Conversion Number.
Cash	Prorated if Stock Election Shares and Undesignated Shares is less than the Stock Conversion Number.

2.	§ 2.2(c)(ii) Scenario (Stock Election Shares > Stock Conversion Number

Election	Actual consideration to be received
Cash	As elected
Undesignated	Cash
Stock	Prorated so that the difference of the number of Stock Election shares less the number of Converted Stock Election Shares equals the Stock Conversion Number.

3.	§ 2.2(c)(iii) Scenario. (Stock Election Shares = Stock Conversion Number)

Election	Actual consideration to be received
Stock	As elected
Cash	As elected
Undesignated	Cash

EXHIBIT A

AGREEMENT

THIS AGREEMENT is entered into as of                          (this “Agreement”), by and between UCB Merger, LLC, a Delaware limited liability company (“UM”), and United Commercial Bank, a California banking corporation (“UCB”).

A. UM has acquired all of the outstanding shares (the “Shares”) of Summit National Bank (“SNB”) pursuant to that certain Agreement and Plan of Merger by and among UCBH Holdings, Inc., UM, and Summit Bank Corporation (the “Merger Agreement”).

B. UM desires to transfer and assign the Shares to UCB.

C. UCB desires to receive the Shares from UM and merge SNB into UCB.

In consideration of the premises and the mutual covenants and agreements herein set forth, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

I.	TRANSFER AND ASSIGNMENT OF SHARES

1.1 Purchase of Shares. Upon the terms and subject to the conditions set forth herein, UCB shall receive from UM, and UM shall transfer and assign to UCB, the Shares.

1.2 Transfer of Shares. Upon the Closing (defined below), UM shall assign and transfer to UCB all of the stock certificates representing the Shares as set forth on Exhibit A attached hereto.

II.	CLOSING; DELIVERIES PRIOR TO CLOSING

2.1 Closing. The transfer and assignment of the Shares shall take place immediately after the time when UM acquires the Shares pursuant to the Merger Agreement (the “Closing”).

2.2 Deliveries at the Closing. At the Closing, UM will deliver to UCB the certificate or certificates representing the Shares as set forth on Exhibit A.

III.	MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

3.2 Entire Agreement; Severability. This Agreement and the documents, certificates, agreements, letters, and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

3.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, each of which shall be enforceable against the parties actually executing such counterparts, and with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

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IN WITNESS WHEREOF, each of UM and UCB, by its duly authorized officers, has executed this Agreement as of the first date written above.

UCB MERGER, LLC	UNITED COMMERCIAL BANK

By:	By:
Name: Title:	Name: Title:

2

EXHIBIT B

CERTIFICATE OF OWNERSHIP

of

UNITED COMMERCIAL BANK

Thomas S. Wu and Eileen Romero certify that:

1. They are the President and the Secretary, respectively, of United Commercial Bank, a California banking corporation (“UCB”).

2. United Commercial Bank is the parent corporation of Summit National Bank, a national banking association under the laws of the United States (“SNB”), the subsidiary corporation.

3 UCB owns one hundred percent (100%) of the outstanding shares of SNB.

4. Plan of Merger pursuant to which SNB is merged with and into UCB and UCB assumes all of the obligations of SNB pursuant to Section 1110 of the California Corporations Code was duly approved by the board of directors of UCB by the following resolutions:

RESOLVED, that the Plan of Merger is hereby approved and adopted; and

RESOLVED FURTHER, that pursuant to Section 1110 of the California Corporations Code and the Plan of Merger, UCB shall merge SNB, its wholly owned subsidiary corporation, into itself and assume all of SNB’s liabilities.

We further declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct to our knowledge.

Date:
Thomas S. Wu, President

Eileen Romero, Secretary

EXHIBIT C

Certificate of Merger

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is UCB Merger, LLC, a Delaware Limited Liability Company.

Second: The name of the corporation being merged into this surviving Limited Liability Company is Summit Bank Corporation. The jurisdiction in which this corporation was formed is Georgia.

Third: The Agreement of Merger has been approved and executed by each of the business entities which is to merger or consolidate.

Fourth: The name of the surviving Limited Liability Company is UCB Merger, LLC.

Fifth: The executed agreement of merger is on file at 555 Montgomery Street, San Francisco, CA 94111, the principal place of business of the surviving Limited Liability Company.

Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

Seventh: The merger shall be effective at             , 200_.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this             day of             , A.D.,             .

By:
Authorized Person

By:
Name: Print or Type

EXHIBIT D

CERTIFICATE OF MERGER

OF

SUMMIT BANK CORPORATION

WITH AND INTO

UCB MERGER, LLC

Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporation Code, UCB MERGER, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“UM”), hereby executes the following Certificate of Merger:

1. Pursuant to an Agreement and Plan of Merger, dated as of September 18, 2006 (the “Agreement”), at the effective time set forth in Paragraph 9 of this Certificate of Merger, SUMMIT BANK CORPORATION, a corporation organized and existing under the laws of the State of Georgia (“Summit”), will merge with and into UM (the “Merger”).

2. UM will be the surviving limited liability company from the Merger and will continue to operate under the name “UCB MERGER, LLC”

3. UM will not amend its certificate of formation as a result of the Merger.

4. The executed Agreement is on file at UM’s principal place of business located at 555 Montgomery Street, San Francisco, California 94111. A copy of the Agreement will be furnished by UM, on request and without cost, to the shareholders of Summit and the members of UM.

5. The Agreement was required to be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the $0.01 par value common stock of Summit (“Summit Common Stock”) entitled to vote on the Agreement. At the close of business on the record date for determining the holders of Summit Common Stock entitled to vote with respect to the Agreement, there were             shares of Summit Common Stock issued and outstanding. Accordingly, the affirmative vote of             shares of Summit Common Stock was required to adopt the Agreement. The Agreement was adopted by the affirmative vote of the holders of [            ] shares of Summit Common Stock. Summit has no other classes of capital stock entitled to vote on the Agreement.

6. The approval of the Agreement by the members of UM was not required under the Georgia Business Corporation Code.

7. UM and Summit have complied with all provisions of the laws of the State of Georgia applicable to the Merger.

8. The undersigned hereby certifies that UM, as the surviving limited liability company of the Merger, will deliver the request for publication of a notice of filing of this Certificate of Merger, together with payment therefor, as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

9. The Merger shall be effective at             , 200__.

IN WITNESS WHEREOF, the surviving limited liability company from the Merger has caused this Certificate of Merger to be executed in its name by its             and attested by its Secretary as of the             day of             , 200_.

UCB MERGER, LLC

By:
Authorized Person

EXHIBIT E

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Voting Agreement”) is made and entered into as of September 18, 2006, by and among UCBH Holdings, Inc., a Delaware corporation that is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (“UCBH”), UCB Merger, LLC, a California limited liability company and a wholly owned subsidiary of UCBH (“Merger Sub”), and the undersigned stockholder (“Stockholder”) of Summit Bank Corporation, a Georgia corporation registered under the Bank Holding Company Act of 1956, as amended (“Summit”).

RECITALS

A.	Concurrently with the execution of this Voting Agreement, UCBH, Merger Sub and Summit are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for, among other things, as part of the business combination of UCBH and Summit, a merger (the “Merger”) of Summit with and into Merger Sub, with Merger Sub being the surviving company in the Merger.

B.	It is contemplated that the business combination contemplated in the Merger Agreement shall be immediately followed by a merger of Summit’s banking subsidiary, The Summit National Bank, with and into UCBH’s banking subsidiary, UCBH Bank.

C.	UCBH and Merger Sub are willing to enter into the Merger Agreement in consideration of, among other things, the beneficial holders of not fewer than 22% of the outstanding shares of Summit capital stock agreeing to enter into this Voting Agreement.

D.	Pursuant to and as a condition precedent to UCBH’s and Merger Sub’s obligations under the Merger Agreement, UCBH, Merger Sub and Stockholder wish to enter into this Voting Agreement to provide for the voting of Stockholder’s shares of capital stock of Summit, on the terms and subject to the conditions set forth in this Voting Agreement.

AGREEMENT

In consideration of the above recitals and the promises set forth in this Voting Agreement, the parties agree as follows:

1.	Agreement to Retain Shares.

1.1	Transfer and Encumbrance. Stockholder agrees not to transfer, sell, exchange, pledge (except pursuant to pledge arrangements existing on the date hereof as set forth in Schedule 1) or otherwise dispose of or encumber any and all shares of capital stock of Summit (i) owned or (ii) beneficially held by Stockholder (the latter to the fullest extent within the control of Stockholder), as of the date first written above (the “Shares”), or any New Shares (as defined in Section 1.2 below), except (a) transfers by will or by operation of law, in which case this Voting Agreement shall bind the transferee, and (b) transfers in connection with estate and tax planning purposes, including transfers to relatives, trust and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Voting Agreement, and Stockholder further agrees not to make any offer or agreement relating to either the Shares or any New Shares, at any time prior to the Expiration Date. As used in this Voting Agreement, the term “Expiration Date” means the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement), or (b) the date on which the Merger Agreement is terminated in accordance with the terms and conditions of the Merger Agreement, but in no event later than April 30, 2007 except to the extent such date is extended by mutual consent of the parties to the Merger Agreement.

1.2

New Shares. Stockholder agrees that the terms and conditions of this Voting Agreement shall apply to, and Stockholder agrees to be bound by the terms and conditions of this Voting Agreement with respect to Stockholder’s interest in (a) the Shares; and (b) any and all shares of capital stock of Summit that (i) Stockholder purchases or acquires, or (ii) with respect to which Stockholder otherwise acquires

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beneficial ownership (the latter to the fullest extent within the control of the Stockholder) after the date first written above and prior to the Expiration Date (“New Shares”).

2.	Agreement to Vote Shares. Until the Expiration Date, at every meeting of the stockholders of Summit (or holders of any series or class of stock of Summit) called with respect to any of the following, and on every action or approval by written consent of the stockholders of Summit (or holders of any series or class of stock of Summit) with respect to any of the following, Stockholder agrees to vote the Shares and any New Shares (a) in favor of approval of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, and any matter that could reasonably be expected to facilitate the Merger, (b) against approval of any proposal made in opposition to or competition with consummation of the Merger, (c) against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with UCBH, Merger Sub and their affiliates, and (d) against any liquidation or winding up of Summit (each of Sections 2(b), 2(c) and 2(d), an “Opposing Proposal”). Stockholder further agrees that prior to the Expiration Date Stockholder will not, directly or indirectly, solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Summit’s business, assets or capital stock. In the event Summit’s board of directors does not call a stockholders meeting (or a meeting of the holders of any series or class of stock of Summit) to approve the Merger, Stockholder agrees to take all action necessary within Stockholder’s control and to cooperate with other Stockholders of Summit, as necessary, to call a stockholder meeting (or a meeting of the holders of any series or class of stock of Summit) to approve the Merger or to approve the Merger by written consent. Stockholder shall retain the right to vote the Shares and any New Shares on any matter not related to the Merger, the Merger Agreement or the transactions contemplated by the Merger Agreement, and to make any Election (as defined in the Merger Agreement) with respect to the Shares and any New Shares, in each case in Stockholder’s sole discretion.

3.	Appointment of Proxy. To secure Stockholder’s obligation to vote Stockholder’s Shares and any New Shares in accordance with the provisions of Section 2 of this Voting Agreement, Stockholder does hereby constitute and appoint UCBH, or any nominee of UCBH, with full power of substitution, from the date of this Voting Agreement until the Expiration Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Summit that applicable law may permit or require, to cause the Shares and any New Shares to be voted in the manner contemplated by Section 2 of this Voting Agreement (the “Proxy”). The Proxy may be revoked at any time by Stockholder by delivering written notice of such revocation to UCBH five (5) business days prior to the effectiveness of such revocation. Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and any New Shares that Stockholder may have appointed or granted. Stockholder will not give a subsequent proxy or power of attorney (and if given, any such subsequent proxy or power of attorney will not be effective) or enter into any other voting agreement with respect to the Shares and any New Shares prior to the Expiration Date. UCBH agrees that it will not exercise its right to act as Stockholder’s proxy unless and until UCBH has requested that Stockholder vote the Share and any New Shares in the manner contemplated by Section 2 of this Voting Agreement and Stockholder has failed to do so.

4.	No Proxy Solicitations. Stockholder will not, and will not permit any entity under such Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation,” as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (b) initiate a stockholder’s vote or action by consent of Summit stockholders with respect to an Opposing Proposal; or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Summit with respect to an Opposing Proposal.

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5.	Representations and Warranties of Stockholder. Stockholder represents and warrants to UCBH as follows:

5.1	Stockholder is the sole beneficial and record owner and holder of the Shares and will be the sole and beneficial owner of any New Shares, which at the date of this Voting Agreement are, and at all times through the Expiration Date will be, free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances, except as provided for in this Voting Agreement (including Schedule 1 hereto) and the Merger Agreement.

5.2	Stockholder either has been fully involved with the negotiations among UCBH, Merger Sub and Summit with respect to the Merger Agreement as a member of Summit’s board of directors or as an executive officer of Summit or is an accredited investor (as defined in Regulation D promulgated by the Securities and Exchange Commission) and a sophisticated investor aware of and familiar with Summit’s business affairs and financial condition, and has acquired sufficient information with respect to the Merger and the Merger Agreement to reach a knowledgeable and informed decision to enter into this Voting Agreement. Stockholder has independently concluded in Stockholder’s capacity as an individual stockholder of Summit that it is in Stockholder’s best interest to execute, deliver and perform Stockholder’s obligations under this Voting Agreement.

5.3	Stockholder has full power, authority and legal capacity to make, enter into and carry out the terms of this Voting Agreement and has duly executed and delivered this Voting Agreement. This Voting Agreement constitutes a valid and binding obligation of Stockholder.

5.4	Except as set forth on Schedule 1, the Stockholder represents that Stockholder beneficially owns the number of shares indicated opposite such Stockholder’s name on said Schedule 1, and has sole and unrestricted voting power with respect to such Shares.

6.	Termination. This Voting Agreement will terminate and will have no further force or effect as of the Expiration Date.

7.	No Liability for Votes Made. Stockholder acknowledges and agrees that each of UCBH and Merger Sub and each of their respective directors, officers and managers, as applicable, shall not be liable to Stockholder with respect to or in connection with any and all voting decision(s) made in accordance with this Voting Agreement during the term of this Voting Agreement.

8.	Miscellaneous.

8.1	Severability. If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

8.2	Binding Effect and Assignment. This Voting Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Voting Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the others, except that each of UCBH and Merger Sub may assign its rights and obligations under this Voting Agreement to an affiliate of UCBH or of Merger Sub, as the case may be, without the written consent of Stockholder.

8.3	Amendments and Modification. This Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties to this Voting Agreement.

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8.4	Specific Performance; Injunctive Relief. Stockholder acknowledges that each of UCBH and Merger Sub will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder contained in this Voting Agreement. Therefore, it is agreed that, in addition to any other remedies that may be available to UCBH and Merger Sub upon any such violation, each of UCBH and Merger Sub will have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

8.5	Governing Law. This Voting Agreement will be governed by, construed and enforced in accordance with, the internal laws of the State of Georgia as such laws are applied to contracts entered into and to be performed entirely within the State of Georgia.

8.6	Entire Agreement. This Voting Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

8.7	Counterparts. This Voting Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

8.8	Effect of Headings. The section headings contained in this Voting Agreement are for convenience only and will not affect the construction or interpretation of this Voting Agreement.

8.9	Delays or Omissions. No waiver by any party of any right, power, default, misrepresentation or breach under this Voting Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent right, power, default, misrepresentation or breach under this Voting Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Voting Agreement, or any waiver on the part of any party of any provisions or conditions of this Voting Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing.

8.10	Enforcement Fees and Costs. In the event legal action is required to be taken or commenced by any of the parties hereto against another party hereto for the enforcement of any of the covenants, terms or conditions of this Voting Agreement, the prevailing party or parties will be entitled to be reimbursed by the other party or parties for all of its or their reasonable attorneys’ fees and costs incurred in connection with such legal action.

8.11	Representation. Stockholder represents and acknowledges that Stockholder has had the opportunity to seek and obtain the advice of legal counsel with respect to this Voting Agreement.

8.12	Legend. As soon as practicable after the execution of this Voting Agreement, Stockholder shall cause, or cooperate with Summit in causing, the following legend to be placed on all certificates representing the Shares, including certificates evidencing any New Shares:

“The shares of common stock represented by this certificate are subject to the terms of a Voting Agreement, dated as of September 18, 2006, by and between the registered owner and the parties thereto (the “Voting Agreement”), and are held and may not be transferred, sold, exchanged, pledged or otherwise disposed of or encumbered, except in accordance therewith. The Voting Agreement contains a proxy authorized under Georgia law that shall not be valid after eleven (11) months from the date of its execution. No registration or transfer will be recorded on the books of Summit Bank Corporation unless the transfer is made to a transferee who agrees to be bound by the Voting Agreement.”

[remainder of page intentionally left blank]

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The Parties have executed this Voting Agreement on the date first above written.

UCBH Holdings, Inc.

By:

Name:

Title:

UCB Merger, LLC

By:

Name:

Title:

Stockholder

Print Name:

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EXHIBIT F

SUMMIT BANK CORPORATION

AFFILIATE AGREEMENT

Ladies and Gentlemen:

The undersigned, a holder of                          shares of common stock (“Company Common Stock”) of Summit Bank Corporation, a Georgia corporation registered under the Bank Holding Company Act of 1956, as amended (the “Company”), is entitled to receive                          shares of common stock, par value $0.01 per share (“UCBH Common Stock”), of UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“UCBH”), in connection with the merger (the “Merger”) of the Company with and into UCBH’s wholly owned subsidiary, UCB Merger, LLC (“Merger Sub”) pursuant to and in compliance with that certain Agreement and Plan of Merger by and among UCBH, Merger Sub and the Company dated as of September 18, 2006 (the “Merger Agreement”). The undersigned acknowledges that the undersigned may be deemed an “affiliate” of the Company within the meaning of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Securities and Exchange Commission (the “SEC”), although nothing contained herein should be construed as an admission of such fact, nor as a waiver of any right the undersigned may have to object to any claim that the undersigned is such an affiliate on or after date of this letter agreement.

If, in fact, the undersigned were such an affiliate under the Securities Act, the undersigned’s ability to sell, assign or transfer the shares of UCBH Common Stock received by the undersigned in the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and, to the extent the undersigned felt or feels it necessary, the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

The undersigned hereby represents to and covenants with UCBH that the undersigned will not sell, assign, transfer or otherwise dispose of publicly or privately any of the shares of UCBH Common Stock received by the undersigned in the Merger pursuant to the Merger Agreement except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of the general counsel of UCBH, or other counsel reasonably satisfactory to UCBH, or as described in a “no-action” or interpretive letter from the staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

In the event of a sale or other disposition by the undersigned of shares of UCBH Common Stock pursuant to Rule 145(d), the undersigned will supply UCBH with evidence of compliance with such rule, in the form of a letter in form and substance reasonably satisfactory to UCBH and, to the extent required by the preceding paragraph, the opinion of counsel or no-action letter referred to in such paragraph. The undersigned understands that if UCBH has reason to believe that the undersigned has not complied with Rule 145(d), it may instruct its transfer agent to withhold the transfer of any shares of UCBH Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance, of which a legal opinion from legal counsel of UCBH or other counsel reasonably satisfactory to UCBH shall be conclusive, UCBH shall cause the transfer agent to effectuate the transfer of shares of UCBH Common Stock sold as indicated in such letter. Notwithstanding the foregoing, UCBH shall revoke the stop transfer instructions with respect to any shares of UCBH Common Stock held by the undersigned or a transferee of the undersigned as to which the legend referred to below has been removed.

The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing any shares of UCBH Common Stock received by the undersigned in connection with the Merger pursuant to the Merger Agreement or held by a transferee thereof, which legend will be removed by delivery of

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substitute certificates (i) upon the transfer by the undersigned of shares of UCBH Common Stock in a sale made in conformity within the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act, or (ii) upon receipt of an opinion in form and substance reasonably satisfactory to UCBH from independent counsel reasonably satisfactory to UCBH to the effect that such legends are no longer required for purposes of the Securities Act.

There will be placed on certificates for shares of UCBH Common Stock issued to the undersigned, or, except as otherwise provided herein, any substitutions therefore, a legend stating in substance:

The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the “Act”), applies. The shares may not be sold, pledged or otherwise disposed of except pursuant to a registration statement under, or in accordance with an exemption from the registration requirements of, the Act.

It is understood and agreed that certificates with the legend set forth in the preceding paragraph will be substituted by delivery of certificates without such legend if:

(i) One (1) year shall have elapsed from the date the undersigned acquired the shares of UCBH Common stock received in the Merger pursuant to the Merger Agreement and the provisions of Rule 145(d)(2) are then available to the undersigned;

(ii) Two (2) years shall have elapsed from the date the undersigned acquired the shares of UCBH Common Stock received in the Merger pursuant to the Merger Agreement and the provisions of Rule 145(d)(3) are then applicable to the undersigned;

(iii) UCBH has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to UCBH, or a “no action” letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned; or

(iv) Any registration statement registering the resale of the shares of UCBH Common Stock issued to the undersigned is declared effective by the SEC or automatically becomes effective.

For so long as and to the extent necessary to permit the undersigned to sell its shares of UCBH Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, UCBH shall take all such actions as reasonably available to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), referred to in paragraph (c)(1) of Rule 144 (or, if applicable, UCBH shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), furnish to the undersigned upon request a written statement as to whether UCBH has complied with such reporting requirements during the twelve (12) months preceding any proposed sale under Rule 145, and otherwise take all such actions as reasonably available to permit such sales pursuant to Rule 145 and Rule 144. UCBH has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve (12) months.

The undersigned acknowledges that the undersigned has carefully read this letter agreement and understands and agrees to the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of UCBH Common Stock.

Very truly yours,

Signature: _________________________________

Dated: , 2006	Print Name: _______________________________

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APENDIX B

GEORGIA DISSENTERS’ RIGHTS STATUTE

GEORGIA BUSINESS CORPORATION CODE

ARTICLE 13.

DISSENTERS’ RIGHTS

PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301 Definitions.—As used in this article, the term:

(1)	“Beneficial Shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3)	“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)	“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)	“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)	“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)	“Shareholder” means the record shareholder or the beneficial shareholder.

14-2-1302 Right To Dissent.—(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1)	Consummation of a plan of merger to which the corporation is a party:

(A)	If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)	The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)	Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii)	The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)	If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)	Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)	An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)	Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)	In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2)	The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303 Dissent By Nominees And Beneficial Owners.—A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

14-2-1320 Notice Of Dissenters’ Rights.—(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321 Notice Of Intent To Demand Payment.—(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)	Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322 Dissenters’ Notice.—(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)	Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)	Be accompanied by a copy of this article.

14-2-1323 Duty To Demand Payment.—(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

14-2-1324 Share Restrictions.—(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325 Offer Of Payment.—(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1)	The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)	A statement of the corporation’s estimate of the fair value of the shares;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)	A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326 Failure To Take Action.—(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327 Procedure If Shareholder Dissatisfied With Payment Or Offer.—(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)	The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)	The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)	The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)	The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3. JUDICIAL APPRAISAL OF SHARES

14-2-1330 Court Action.—(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331 Court Costs And Counsel Fees.—(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)	Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332 Limitation Of Actions.—No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

APPENDIX C

OPINION OF FINANCIAL ADVISOR

[Letterhead of Keefe, Bruyette & Woods, Inc.]

September 18, 2006

The Board of Directors

Summit Bank Corporation

4360 Chamblee-Dunwoody Road

Atlanta, Georgia 30341

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Summit Bank Corporation (“SBGA”) of the terms and conditions of the proposed merger (the “Merger”) of SBGA into UCBH Holdings, Inc. (“UCBH”), pursuant to the Agreement and Plan of Merger, dated as of September 18, 2006, between SBGA and UCBH (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock of SBGA, par value $0.01 per share, (the “Company Common Stock”) will be converted into the right to receive, at the election of a SBGA shareholder, (a) 1.3521 shares of UCBH common stock, par value $0.01 per share (the “Exchange Ratio”) or (b) cash in the amount of $24.50 (the “Per Share Cash Consideration”); in each case, subject to the formulas and certain adjustments as set forth in the Agreement.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, SBGA and UCBH, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of SBGA and UCBH for our own account and for the accounts of our customers. We have acted exclusively for the Board of Directors of SBGA in rendering this fairness opinion and will receive a fee from SBGA for our services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of SBGA and UCBH and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 2005, 2004 and 2003 of SBGA; (iii) the Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 2005, 2004 and 2003 of UCBH; (iv) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of SBGA and certain other communications from SBGA to its respective shareholders; (v) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of UCBH and certain other communications from UCBH to its respective shareholders; and (vi) other financial information concerning the businesses and operations of SBGA and UCBH furnished to us by SBGA and UCBH for purposes of our analysis. We have also held discussions with senior management of SBGA and UCBH regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for SBGA and UCBH with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have

C-1

assumed, with your consent, that the aggregate allowances for loan and lease losses for SBGA and UCBH are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of SBGA or UCBH, nor have we examined any individual credit files.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of SBGA and UCBH; (ii) the assets and liabilities of SBGA and UCBH; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof, and does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for SBGA or any other business combination in which SBGA might engage.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the terms and conditions of the Merger are fair, from a financial point of view, to the Company’s shareholders.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

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APPENDIX D

ELECTION FORM

SUMMIT BANK CORPORATION ELECTION FORM

ELECTION FORM SUMMIT BANK CORPORATION AND UCBH HOLDINGS, INC.			2. SUBSTITUTE FORM W-9
Please certify your taxpayer ID or Social Security Number by signing below.

If the Taxpayer ID Number printed above is INCORRECT or if the space is BLANK write in the CORRECT number here.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number

(or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue

Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

1. Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.			Signature:			Date:
PLACE AN X IN ONE ELECTION BOX ONLY

X	/	/	3. ☐ All Cash Election Only	4. ☐ All Stock Election Only
Signature of Stockholder	Date	Daytime Telephone #		(PERCENTAGE OF SHARES ELECTED FOR CASH OR STOCK)
			5. ☐ Mixed Election	☐	☐%	☐ ☐%
X	/	/
Signature of Stockholder	Date	Daytime Telephone #		CASH		STOCK
Note: Percentage must equal 100%

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

DO NOT MAIL THIS ELECTION FORM TO SUMMIT OR UCBH.

(1)	Sign, date and include your daytime telephone number in this Election Form in Box 1 and after completing all other applicable sections return this form in the enclosed green envelope.

2.	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Wilmington Trust Company may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3.	If you are electing to receive all your shares in cash, please check this box only.

4.	If you are electing to receive all your shares in stock, please check this box only.

5.	If you are electing to receive your shares in both cash and stock, please check this box and indicate the percentage of shares you would like to elect for cash and stock. Percentage must equal 100%.

You MUST return this form in the enclosed green envelope to Wilmington Trust Company to be received prior to                     , 200_ at 5:00 p.m.                      Time (the election deadline).

HOW TO CONTACT WILMINGTON TRUST COMPANY

By Telephone – 9 a.m. to 6 p.m.                      Time, Monday through Friday, except for bank holidays:

From within the U.S. Canada or Puerto Rico:

                     (Toll Free)

From outside the U.S.

                     (Collect)

WHERE TO FORWARD YOUR ELECTION FORM

By Mail:	By Overnight Delivery:	By Hand:

Wilmington Trust Company	Wilmington Trust Company	Wilmington Trust Company

APPENDIX E

LETTER OF TRANSMITTAL

SUMMIT BANK CORPORATION TRANSMITTAL FORM

Summit Bank Corporation will be merged with and into UCB Merger, LLC in a transaction scheduled to close on or before                     , 200    . This Transmittal Form must accompany your certificate(s) representing shares of Summit Bank Corporation stock in order to exchange those shares for new UCBH Holdings, Inc. stock in connection with the merger. See instructions on the reverse side.

I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Summit Bank Corporation stock represented by the enclosed certificates on the effective date of the merger, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

2. SUBSTITUTE FORM W-9
Please certify your taxpayer ID or Social Security Number by signing below.

If the Taxpayer ID Number printed above is INCORRECT or if the space is BLANK write in the CORRECT number here.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

1. Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.			Signature:		Date:
PLACE AN X IN ONE ELECTION BOX ONLY

X	/	/	3. List only certificate(s) surrendering here.	Certificate No(s).	Number of Shares
Signature of Stockholder	Date	Daytime Telephone #

X	/	/
Signature of Stockholder	Date	Daytime Telephone #		TOTAL CERTIFICATED SHARES
4. Certificated Shares Presented

INSTRUCTIONS FOR COMPLETING THE TRANSMITTAL FORM

DO NOT MAIL THIS TRANSMITTAL FORM TO SUMMIT OR UCBH.

1.	Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

2.	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Wilmington Trust Company may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3.	Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

4.	Please indicate the total number of certificated share(s) of Summit Bank Corporation stock you are presenting in Box 4.

5.	If you want your UCBH Holdings, Inc. stock and any payment representing shares to be issued in another name, complete the Special Transfer instructions in Box 5. Signature(s) in Box 6 must be medallion guaranteed.

6.	Fill in Box 6 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

•                 In the event that you are unable to produce your stock certificate(s) you will be required to complete, sign and send to Wilmington Trust Company an Affidavit of Loss in addition to this Letter of Transmittal. You will be charged a lost certificate-related service fee and may be charged a Surety Premium equal to 1% of the market value of the securities represented by the lost certificate(s) if applicable. To obtain the Affidavit of Loss and to make arrangements for your payment of the lost certificate-related service fee and any Surety Premium, please contact Wilmington Trust Company at                     .

You MUST return this form with your Summit Bank Corporation stock certificate(s) within one year after the effective time of the merger to Wilmington Trust Company.

THE METHOD OF DELIVERY OF STOCK CERTIFICATE(S), THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENT IS AT YOUR OWN RISK. ANY DELIVERIES BY REGISTERED MAIL WITH REQUEST RECEIPT, BY HAND OR BY OVERNIGHT DELIVERY SHOULD BE MADE TO THE FOLLOWING RESPECTIVE STREET ADDRESSES BELOW.

HOW TO CONTACT WILMINGTON TRUST COMPANY

By Telephone – 9 a.m. to 6 p.m.                      Time, Monday through Friday, except for bank holidays:

From within the U.S. Canada or Puerto Rico:

                     (Toll Free)

From outside the U.S.

                     (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Delivery:	By Hand:

Wilmington Trust Company	Wilmington Trust Company	Wilmington Trust Company

5. Special Transfer Instructions		6. Special Mailing Instructions

If you want your UCBH Holdings, Inc. stock and any payment representing fractional shares to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)
Address (Number of Street)	(Name of Guarantor – Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

(City, State & Zip Code)

(Tax identification or Social Security Number)

PROXY

SUMMIT BANK CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints Pin Pin Chau and David Yu, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Summit Bank Corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Special Meeting”) to be held on __________, 2006, at __________, at ______ a.m.[p.m.] local time, and at any adjournment or postponement thereof upon the proposals described in the Proxy Statement and the Notice of Special Meeting, dated __________, 2006, the receipt of which is acknowledged in the manner specified below.

1.	To approve the Agreement and Plan of Merger dated as of September 18, 2006 (the “Merger Agreement”), among UCBH Holdings, Inc., UCB Merger, LLC (“UCB Merger”), and the Company, pursuant to which the Company will merge with and into UCB Merger as described in the proxy statement accompanying this proxy.

☐ FOR Proposal 1             ☐ AGAINST Proposal 1             ☐ ABSTAIN

2.	To consider and act upon a proposal to adjourn the Special Meeting in order to permit the Company to solicit additional proxies in the event the Company does not have sufficient votes to approve the Merger Agreement as of the date of the Special Meeting.

☐ FOR Proposal 2             ☐ AGAINST Proposal 2             ☐ ABSTAIN

3.	In the discretion of the proxies on such other matters that are unknown to the Company’s Board of Directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO THE COMPANY’S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2006
Signature

Signature if held jointly

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND

MAY BE REVOKED PRIOR TO ITS EXERCISE.

Optional: I             do            do not plan to attend the Special Meeting.